QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §14a-12
NEW SKIES SATELLITES HOLDINGS LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials: $81,368.44
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

January 17, 2006

To our Shareholders:

        On behalf of our board of directors, I cordially invite you to a special general meeting of shareholders of New Skies Satellites Holdings Ltd., to be held at the offices of Appleby Spurling Hunter, located at Canon's Court, 22 Victoria Street, Hamilton, Bermuda, on February 10, 2006 at 10:00 a.m. The formal notice of the special general meeting, proxy statement and a proxy card are enclosed with this letter. All holders of our outstanding common shares as of the close of business on January 13, 2006 will be entitled to notice of and to vote at the special general meeting. You may vote your shares at the special general meeting only if you are present in person or represented by proxy.

        At the special general meeting, we will ask you to consider and vote upon a proposal to approve and adopt (i) the transaction agreement and plan of amalgamation, dated as of December 14, 2005, between us, SES Global S.A. and SES Holdings (Bermuda) Limited, a wholly-owned subsidiary of SES Global S.A., (ii) the amalgamation agreement, dated as of December 14, 2005, between us and SES Holdings (Bermuda) Limited and (iii) the amalgamation of New Skies and SES Holdings (Bermuda) Limited on the terms and conditions set forth in the transaction agreement and the amalgamation agreement. If the amalgamation is completed, you will be entitled to receive $22.52 in cash, without interest and subject to any applicable withholding taxes, for each of our common shares that you own. We have attached a copy of the transaction agreement as Appendix A and the amalgamation agreement as Appendix B to the accompanying proxy statement, and we encourage you to read them in their entirety. You should be aware that the receipt of cash in exchange for our common shares in the amalgamation will be a taxable transaction to U.S. shareholders for U.S. federal income tax purposes and may be taxable for state and local income tax purposes. We urge you to consult your own tax advisor regarding the specific tax consequences that may result from your individual circumstances.

        Our board of directors has considered and evaluated the transaction agreement and the amalgamation agreement and has determined that the transaction agreement, the amalgamation agreement and the amalgamation are fair to, advisable and in the best interests of New Skies and our shareholders. Accordingly, our board of directors has unanimously approved the transaction agreement, the amalgamation agreement and the amalgamation and unanimously recommends that you vote "FOR" the approval and adoption of the transaction agreement, the amalgamation agreement and the amalgamation.

        Approval and adoption of the transaction agreement, the amalgamation agreement and the amalgamation requires the affirmative vote of the holders of a majority of all of our outstanding common shares. Investment funds affiliated with The Blackstone Group own approximately 55.3% of our outstanding common shares. These investment funds have entered into a voting agreement with SES Global S.A. and SES Holdings (Bermuda) Limited, whereby they have agreed to vote in favor of the approval of the transaction agreement, the amalgamation agreement and the amalgamation at the special general meeting and against any proposal in opposition to the transaction agreement, the amalgamation agreement or the amalgamation. We encourage you to read the accompanying proxy statement carefully as it sets forth details of the proposed amalgamation and other important information related to the amalgamation.

        Whether or not you plan to attend the special general meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. By doing so, you will ensure that your shares are represented and voted at the special general meeting. If you attend the special general meeting, you may revoke your proxy and vote your shares in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

        On behalf of the board of directors, I thank you for your cooperation and look forward to seeing you on February 10, 2006.

Very truly yours,

Daniel S. Goldberg President

        The transaction agreement and the amalgamation agreement have not been approved or disapproved by the Securities and Exchange Commission or any state securities regulator nor has the Securities and Exchange Commission or any state securities regulator passed upon the merits of the transaction agreement or the amalgamation agreement or upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

        This proxy statement is dated January 17, 2006 and is first being mailed to our shareholders on or about January 18, 2006.

NEW SKIES SATELLITES HOLDINGS LTD.
Canon's Court
22 Victoria Street
Hamilton HM12, Bermuda

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 10, 2006

DATE AND TIME	February 10, 2006, at 10:00 a.m., Atlantic Standard Time.
PLACE	The offices of Appleby Spurling Hunter, located at Canon's Court, 22 Victoria Street, Hamilton, Bermuda.
ITEMS OF BUSINESS
(1) Approval and adoption of (i) the Transaction Agreement and Plan of Amalgamation, dated as of December 14, 2005, between us, SES Global S.A. and SES Holdings (Bermuda) Limited, a wholly-owned subsidiary of SES Global S.A., (ii) the Amalgamation Agreement, dated as of December 14, 2005, between us and SES Holdings (Bermuda) Limited and (iii) the amalgamation of New Skies and SES Holdings (Bermuda) Limited on the terms and conditions set forth in the transaction agreement and the amalgamation agreement; and
(2) Approval of other matters that may properly come before the special general meeting or any adjournment or postponement of the special general meeting.
RECORD DATE
Our board of directors has fixed the close of business on January 13, 2006 as the record date for determining the shareholders entitled to notice of, and to vote at, the special general meeting and at any adjournment or postponement thereof. A list of the shareholders entitled to vote at the special general meeting will be available for examination by any shareholder for any purposes germane to the special general meeting during ordinary business hours during the ten days prior to the special general meeting at our registered office, Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda.

        Please carefully read the proxy statement and other materials concerning our company and the amalgamation enclosed with this notice for a more complete statement regarding the matters to be acted upon at the special general meeting. This notice also constitutes notice of appraisal rights under the laws of Bermuda in connection with the amalgamation, as described in the accompanying proxy statement and Appendix D to the proxy statement.

                      By Order of the Board of Directors

                      Thai E. Rubin
                       Secretary

Dated: January 17, 2006

Whether or not you plan to attend the special general meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. By doing so, you will ensure that your shares are represented and voted at the special general meeting. If you attend the special general meeting, you may revoke your proxy and vote your shares in person if you wish, even if you have previously returned your proxy card.

i

Additional Agreements	46
Access to Information; Confidentiality	47
No Solicitation of Transactions	47
Conditions to the Amalgamation	49
Termination of the Transaction Agreement	51
Fees and Expenses	52
Effect of Termination	53
Amendment	53
Extension and Waiver	53
Summary of Certain Terms of Voting Agreement	53
Summary of Certain Terms of Amalgamation Agreement	54
Recent Transactions	54
The Initial Public Offering	54
Investment Funds Acquisition	55
Market Price of Our Shares	55
Ownership by Certain Beneficial Owners	56
Appraisal Rights	57
Multiple Shareholders Sharing One Address	58
Submission of Shareholder Proposals	58
Where You Can Find More Information	58

APPENDIX A—Transaction Agreement and Plan of Amalgamation
APPENDIX B—Amalgamation Agreement
APPENDIX C—Opinion of Goldman, Sachs & Co.
APPENDIX D—Section 106 of the Companies Act 1981 of Bermuda
APPENDIX E—Voting Agreement

ii

NEW SKIES SATELLITES HOLDINGS LTD.
Canon's Court
22 Victoria Street
Hamilton HM12, Bermuda
(441) 295-9216

PROXY STATEMENT
Special General Meeting of Shareholders
To be held February 10, 2006

        We are furnishing this proxy statement to shareholders of New Skies Satellites Holdings Ltd., a Bermuda company ("we," "us," the "company" or "New Skies"), in connection with the solicitation of proxies by our board of directors for use at a special general meeting of shareholders to be held at the offices of Appleby Spurling Hunter, located at Canon's Court, 22 Victoria Street, Hamilton, Bermuda, on February 10, 2006, at 10:00 a.m., and any adjournments or postponements of the special general meeting.

INFORMATION CONCERNING VOTING OF PROXIES

Record Date

        Common shareholders of record as of the close of business on January 13, 2006 will be entitled to vote at the special general meeting or any adjournments or postponements of the special general meeting. As of the record date, we had 32,491,235 outstanding common shares, par value $0.01 per share (the "common shares"), each entitled to one vote on all matters to be voted on at the special general meeting. This proxy statement and the accompanying proxy card are intended to be mailed to each shareholder entitled to vote at the special general meeting on or about January 18, 2006.

Voting

        The affirmative vote of the holders of a majority of our outstanding common shares will be required to approve and adopt (i) the Transaction Agreement and Plan of Amalgamation (the "transaction agreement"), dated as of December 14, 2005, between us, SES Global S.A., or SES Global, and SES Holdings (Bermuda) Limited, or Amalgamation Sub, (ii) the Amalgamation Agreement, dated as of December 14, 2005, between us and Amalgamation Sub (the "amalgamation agreement") and (iii) the amalgamation of New Skies and Amalgamation Sub on the terms and conditions set forth in the transaction agreement and the amalgamation agreement. If the amalgamation is completed, you will be entitled to receive $22.52 in cash, without interest and subject to any applicable withholding taxes, for each of our common shares that you own. We have attached a copy of the transaction agreement as Appendix A and the amalgamation agreement as Appendix B to the accompanying proxy statement, and we encourage you to read them in their entirety. We refer to the transaction agreement and the amalgamation agreement collectively as the "transaction documents" in this proxy statement.

        The following investment funds affiliated with The Blackstone Group collectively own approximately 55.3% of our outstanding common shares: Blackstone Capital Partners (Cayman) IV L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone NSS Communications Partners (Cayman) L.P. and Blackstone Family Communications Partnership (Cayman) L.P. We refer to these investment funds affiliated with The Blackstone Group collectively as the "investment funds" in this proxy statement. The investment funds have entered into a voting agreement with SES Global and Amalgamation Sub, whereby they have agreed to vote in favor of the transaction documents and the amalgamation at the special general meeting and against any proposal in opposition to the transaction documents or the amalgamation unless the transaction agreement is terminated.

        As of the record date, our directors and executive officers owned, in the aggregate, 780,613 common shares, or approximately 2.4% of our outstanding common shares.

        If you execute the enclosed proxy and we receive it at least 24 hours prior to the start of the special general meeting and you do not revoke it, all shares represented by the proxy will be voted. Each proxy will be voted in accordance with the shareholder's instructions. If you do not specify instructions, your proxy will be voted "FOR" the approval and adoption of the transaction documents and the amalgamation.

Abstentions

        Abstentions from voting in respect of the transaction documents and the amalgamation will be counted in the determination of a quorum and will have the same effect as votes "AGAINST" that proposal.

Revocation of Proxies

        You may revoke your proxy before it is voted by delivering to us a subsequently executed proxy or a written notice of revocation, which must be delivered at least 24 hours before the start of the special general meeting. In addition, returning your completed proxy will not prevent you from voting in person at the special general meeting should you be present and wish to do so.

Solicitation Fees and Expenses

        We will pay the cost of soliciting proxies. We have also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specially compensated for such services.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL GENERAL MEETING AND THE AMALGAMATION

        The information provided in this question-and-answer format below is for your convenience and is merely a summary of other information contained in this proxy statement. You should carefully read this entire proxy statement, including each of the appendices attached to this proxy statement.

  Q1:
  What is the date, time and place of the special general meeting?

  A1:
  The special general meeting of our shareholders will be held at the offices of Appleby Spurling Hunter, located at Canon's Court, 22 Victoria Street, Hamilton, Bermuda, on February 10, 2006, at 10:00 a.m., local time.

  Q2:
  What am I being asked to vote on?

  A2:
  You are being asked to consider and vote on a proposal to approve and adopt the transaction documents and the amalgamation of Amalgamation Sub and New Skies under the laws of Bermuda, with the amalgamated company to continue as a wholly-owned subsidiary of SES Global after the amalgamation.

  For more information, see "Terms of the Transaction Agreement and Plan of Amalgamation."

  Q3:
  What will I be entitled to receive in the amalgamation?

  A3:
  If the amalgamation is completed, each of your common shares will be converted into the right to receive $22.52 per share in cash, without interest and subject to any applicable withholding taxes (unless you validly exercise appraisal rights under the laws of Bermuda). If the amalgamation is completed, you will not have any continuing interest in New Skies and will have no interest in SES Global or Amalgamation Sub.

  For more information, see "Terms of the Transaction Agreement and Plan of Amalgamation."

  Q4:
  What will the investment funds receive in the amalgamation?

  A4:
  The investment funds will receive the same per share consideration as every other shareholder. They will receive no additional fees or consideration.

  Q5:
  Why are we proposing the amalgamation?

  A5:
  We believe that the amalgamation offers an attractive opportunity to provide value to our shareholders. The $22.52 per share price being offered by SES Global represents an approximately 10% premium above the undisturbed trading price of our shares on August 18, 2005, the last trading day before published reports of a proposed sale of New Skies, and an approximately 36% premium above our initial public offering price in May 2005.

  For more information, see "The Amalgamation—Reasons for the Amalgamation."

  Q6:
  What vote is required to approve and adopt the transaction documents?

  A6:
  Approval of the transaction documents and the amalgamation requires the affirmative vote of the holders of a simple majority of New Skies' issued and outstanding common shares entitled to vote and voting at the special general meeting at which there is a quorum. A quorum will be present if at least two shareholders present in person or by proxy and entitled to vote representing the holders of more than 50% of the issued and outstanding New Skies common shares entitled to vote at such meeting, as of the date of the special general meeting, are present at the special general meeting. The investment funds beneficially own approximately 55.3% of our outstanding common shares as of the record date. The investment funds have entered into a voting agreement with SES Global and Amalgamation Sub, whereby they have agreed to vote in favor of the transaction documents and the amalgamation at the special general meeting and against any proposal in opposition to the transaction documents or the amalgamation unless the transaction agreement is terminated.

  For more information, see "Terms of the Transaction Agreement and Plan of Amalgamation" and "Summary of Certain Terms of Voting Agreement."

  Q7:
  What does our board of directors recommend?

  A7:
  Our board of directors recommends that you vote "FOR" approval and adoption of the transaction documents and the amalgamation. In considering the recommendation of our board of directors, you should be aware that certain of our directors and executive officers have interests in the transaction documents and the amalgamation that are different from yours.

  For more information, see "The Amalgamation—Recommendation of Our Board of Directors" and "The Amalgamation—Interests of Our Directors and Executive Officers in the Amalgamation."

  Q8:
  When do you expect the amalgamation to be completed?

  A8:
  We are working to complete the amalgamation as quickly as possible. In addition to the approval and adoption of the transaction documents by our shareholders, we must also obtain various regulatory approvals and satisfy other conditions to the amalgamation. If the conditions to the amalgamation are satisfied or waived (to the extent permitted by applicable law), we expect to consummate the amalgamation in mid-2006.

  Q9:
  What are the tax consequences of the amalgamation to me?

  A9:
  The receipt of cash in exchange for our common shares in the amalgamation will be a taxable transaction to U.S. shareholders for U.S. federal income tax purposes and may be taxable for state and local income tax purposes. For U.S. federal income tax purposes, if you are a U.S. shareholder and you receive cash in exchange for our common shares in the amalgamation, you will recognize gain or loss equal to the difference, if any, between the cash consideration received and your adjusted tax basis in the common shares surrendered. We urge you to consult your own tax advisor regarding the specific tax consequences that may result from your individual circumstances, as well as the foreign, state and local tax consequences of the disposition of shares in the amalgamation.

  For more information, see "The Amalgamation—Material U.S. Federal Income Tax Consequences of the Amalgamation."

  Q10:
  What if I oppose the amalgamation? Do I have appraisal rights as a dissenting shareholder?

  A10:
  Yes. New Skies shareholders who do not vote in favor of the transaction documents and the amalgamation have the opportunity to assert appraisal rights in connection with the amalgamation. If you want to assert these rights, you must comply with the special requirements of Section 106 of the Bermuda Companies Act of 1981, a copy of which is included as Appendix D to the proxy statement. These requirements are summarized in the sections of the proxy statement called "Special General Meeting of Shareholders—Dissenting Shareholders" beginning on page 15 and "Appraisal Rights", beginning on page 57.

  Q11:
  What should I do now? How do I vote?

  A11:
  After you read and consider carefully the information contained in this proxy statement, please fill out, sign and date your proxy card and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special general meeting. Failure to return your proxy card or vote in person at the special general meeting will have the same effect as a vote against the approval and adoption of the transaction documents and the amalgamation.

  Q12:
  Can I vote in person?

  A12:
  Yes. You may attend the special general meeting and vote your shares in person whether or not you sign and return a proxy card or otherwise vote by proxy.

  Q13:
  If my shares are held in "street name" by my broker, will my broker vote my shares for me?

  A13:
  Yes, but only if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

  Q14:
  Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

  A14:
  Yes. A proxy that is properly submitted to New Skies may be revoked as follows. For a shareholder "of record," meaning one whose common shares are registered in his, her or its own name, to revoke a proxy, the shareholder may:

  •
  send another signed proxy card with a later date to the address indicated on the proxy card, which must be received no less than 24 hours prior to the start of the special general meeting, unless otherwise permitted by the board of directors;

  •
  send a letter revoking your proxy to the address indicated on the proxy card, which must be received no less than 24 hours prior to the start of the special general meeting, unless otherwise permitted by the board of directors; or

    •
    attend the special general meeting and vote in person. Your attendance alone will not revoke your proxy. To revoke your proxy, you must vote at the special general meeting. If you have appointed a standing proxy or authorization, its operation shall be deemed to have been suspended at the special general meeting at which you are present or in respect to which you have specifically appointed a proxy or representative.

  A "beneficial holder" whose common shares are registered in another name, for example in "street name," must follow the procedures required by the holder of record of the common shares, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record of your shares directly for more information on these procedures.

  For more information, see "Special General Meeting of Shareholders."

  Q15:
  Should I send in my share certificates now?

  A15:
  No. If the amalgamation is completed, shortly thereafter you will receive a letter of transmittal with instructions informing you how to send in your share certificates to our paying agent. You should use the letter of transmittal to exchange your share certificates for the amalgamation consideration of $22.52 per share to which you will be entitled as a result of the amalgamation. You should not send any share certificates with your proxy cards. You should follow the procedures described in "Terms of the Transaction Agreement and Plan of Amalgamation—Exchange and Payment Procedures."

SUMMARY

        This summary highlights important information in this proxy statement relating to the proposed amalgamation and does not contain all of the information that may be important to you. You should carefully read this entire proxy statement and the other documents to which we refer you for a more complete understanding of the matters being considered at the special general meeting.

The Amalgamation (see page 39)

        Subject to the terms and conditions of the transaction agreement and the amalgamation agreement, both of which have been approved by the board of directors of each party, New Skies and Amalgamation Sub will amalgamate under Bermuda law. The consummation of the amalgamation will result in:

  •
  the conversion of each of our common shares issued and outstanding immediately prior to the effective time of the amalgamation into the right to receive $22.52 per share in cash, without interest and subject to applicable withholding taxes, other than our common shares:

  •
  held by dissenting shareholders who exercise their appraisal rights under the laws of Bermuda;

  •
  held by SES Global, Amalgamation Sub or any subsidiaries of SES Global; or

  •
  held by any of our subsidiaries;

  •
  all outstanding options being cashed-out for an amount equal to the excess, if any, of $22.52 over the exercise price per common share subject to the option for each share subject to such option; and

  •
  our existence as a separate company ceasing and the amalgamated company becoming a wholly-owned subsidiary of SES Global.

        Upon completion of the amalgamation, we will remove our common shares from listing on the New York Stock Exchange, and our common shares will no longer be publicly traded.

Recommendation of our Board of Directors (see page 26)

        At the meeting of our board of directors on December 13, 2005, our board of directors, by unanimous vote:

  •
  determined that the transaction documents and the amalgamation are fair to, advisable and in the best interests of New Skies and our shareholders;

  •
  approved the transaction documents and the amalgamation;

  •
  resolved to submit the transaction documents and the amalgamation to our shareholders for approval and adoption; and

  •
  resolved to recommend that our shareholders vote "FOR" approval and adoption of the transaction documents and the amalgamation.

Fairness Opinion of Goldman, Sachs & Co. (see page 26 and Appendix C)

        Goldman Sachs delivered its opinion to New Skies' board of directors, subsequently confirmed in writing, that, as of December 14, 2005 and based upon and subject to the factors, limitations and assumptions set forth therein, the $22.52 per share in cash to be received by the holders of our common shares pursuant to the transaction documents was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated December 14, 2005, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C. Goldman Sachs provided its opinion for the information and assistance of New Skies' board of directors in connection with its consideration of the amalgamation. The Goldman Sachs opinion is not a recommendation as to how any holder of common shares should vote with respect to the amalgamation. Pursuant to an engagement letter between New Skies and Goldman Sachs, New Skies has agreed to pay Goldman Sachs a transaction fee of $10.75 million, all of which is payable upon consummation of the amalgamation.

Interests of the Directors and Executive Officers (see page 32)

        In considering the recommendation of our board of directors, you should be aware that some of our directors and certain of our officers may have interests in the amalgamation that are different from, or in addition to, your interests as a shareholder generally and may create conflicts of interests. These include but are not limited to rights under equity incentive plans of New Skies, rights to continued indemnification and insurance coverage by SES Global and the amalgamated company after the amalgamation for acts or omissions occurring before the amalgamation and the relationship of certain of our directors to the investment funds, which control approximately 55.3% of our shares.

        The board of directors was aware of these differing interests and considered them, among other matters, in evaluating the transaction documents and in recommending that the transaction documents be approved and adopted by our shareholders.

Material U.S. Federal Income Tax Consequences of the Amalgamation (see page 36)

        For U.S. federal income tax purposes, the amalgamation will be treated as a taxable sale by our shareholders of their common shares in which case U.S. shareholders will recognize gain or loss equal to the difference between (1) the amount of the cash consideration received in the amalgamation and (2) their adjusted tax basis in the common shares surrendered in the amalgamation.

Dividend Policy (see page 43)

        The transaction agreement permits us to declare a regular quarterly cash dividend of up to $0.463125 per share in respect of the fourth quarter of fiscal year 2005, which we declared on December 19, 2005. Pursuant to the transaction agreement, we have agreed to terminate our quarterly dividend program effective January 1, 2006. For more information about our dividend policy and the restrictions on dividends set forth in the transaction agreement, see "Market Price of Our Shares" and "Terms of the Transaction Agreement and Plan of Amalgamation—Conduct of Our Business Pending the Amalgamation."

Regulatory Approvals (see page 37)

        The completion of the transactions depends on the following regulatory approvals:

  •
  receipt of all approvals of the Federal Communications Commission, or FCC, required in connection with the amalgamation;

  •
  receipt of the determination not to take action (or expiration of the applicable period for review) by the Committee on Foreign Investment in the United States pursuant to a filing under Section 721 of the Defense Production Act of 1950;

  •
  the expiration or termination of all waiting periods applicable to the consummation of the transactions contemplated by the transaction documents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

  •
  completion of all requisite filings and receipt of any necessary consents from the U.S. Department of State pursuant to the International Traffic in Arms Regulations in connection with the amalgamation; and

  •
  receipt of all approvals required by regulatory bodies in the Netherlands and Germany in connection with the amalgamation.

Procedure for Receiving Amalgamation Consideration (Page 40)

        As soon as practicable after the effective time of the amalgamation, a paying agent will mail a letter of transmittal and instructions to you and the other New Skies shareholders. The letter of transmittal and instructions will tell you how to surrender your shares in exchange for the amalgamation consideration. You should not return your share certificates with the enclosed proxy card or voting instruction card, and you should not forward your share certificates to the exchange agent without a letter of transmittal.

No Solicitation of Transactions (Page 47)

        The transaction agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding specified business combination transactions involving New Skies and our subsidiaries. However, our board of directors may respond to an unsolicited bona fide written proposal from a third party for an alternative business combination transaction that our board determines is reasonably likely to lead to a superior proposal (as defined in the transaction agreement). In addition, we may terminate the transaction agreement and enter into an agreement with respect to a superior proposal after satisfying the requirements of the transaction agreement, including paying the termination fee referred to under "Termination Fee" below.

Conditions to the Amalgamation (see page 49)

        The completion of the amalgamation depends on the satisfaction or waiver of a number of conditions, including but not limited to the following:

  •
  the approval and adoption of the transaction documents and the amalgamation by our shareholders;

  •
  the expiration or termination of all waiting periods applicable to the consummation of the transactions contemplated by the transaction agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of all other required regulatory approvals and consents, in each case without any condition that would require the sale of one or more satellites of SES Global, its subsidiaries or New Skies, or that would materially diminish the usefulness of such satellites or the right to replace or renew the operation of such satellites, or impose other limitations on SES Global, New Skies or any of their respective subsidiaries that would reasonably be expected to have a material adverse effect on us or a modified material adverse effect on SES Global (in each case as defined in the transaction agreement); and

  •
  the absence of any law enacted by a governmental authority that prevents or prohibits the amalgamation as contemplated by the transaction agreement or institution of any action or proceeding to prohibit the consummation of the amalgamation, except those laws or actions that would not have a material adverse effect on us.

        SES Global and Amalgamation Sub's obligation to consummate the amalgamation is further conditioned on the satisfaction or waiver of additional conditions, including but not limited to the following:

  •
  the absence of any outstanding petition for reconsideration, application for review or judicial appeal of the FCC's consent to the transaction which is reasonably likely to result in a reversal of such consent or the imposition of a condition that either would reasonably be expected to have a material adverse effect on us or a modified material adverse effect on SES Global or SES Global is otherwise not required to accept pursuant to the terms of the transaction documents, and the time for filing such petition, application or appeal shall have expired;

  •
  the absence of the occurrence of a loss or complete destruction of one of our satellites (other than NSS-8) or other occurrence which results in one or more of our satellites (other than NSS-8) operating at a significantly diminished capacity (as contemplated in the transaction agreement); and

  •
  the absence of any change, development, event, condition, occurrence or effect that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on us.

        In addition, each of our and SES Global's obligation to consummate the amalgamation is conditioned on the satisfaction or waiver of conditions relating to the truth and accuracy of representations and warranties of the other party, and the performance of covenants by the other party.

Termination of the Transaction Agreement (see page 51)

        We and SES Global may mutually agree to terminate the transaction agreement at any time prior to the completion of the amalgamation.

        The transaction agreement may be terminated by us or SES Global, if:

  •
  the transactions contemplated by the transaction agreement have not been consummated by October 14, 2006, provided, that if all conditions and obligations of the parties described above (other than the conditions relating to regulatory approvals) have been satisfied or waived, then the right to terminate the transaction is not available to either party until March 14, 2007;

  •
  our shareholders do not approve and adopt the transaction documents and amalgamation at the special general meeting or at any adjournment or postponement of the special general meeting;

  •
  any governmental authority of the United States, the Netherlands or the European Commission Directorate General for Competition issues or adopts a law or takes other final action prohibiting, restraining or enjoining the amalgamation; or

  •
  any other governmental authority issues or adopts a law or order prohibiting, restraining or enjoining the amalgamation and violation of such law or order would reasonably be expected to have a material adverse effect on us or a modified material adverse effect on SES Global.

        The transaction agreement may be terminated by us, if:

  •
  there has been a breach by SES Global or Amalgamation Sub of any representation, warranty, covenant or agreement in the transaction agreement, which breach would give rise to the failure of any of the applicable closing conditions set forth in the transaction agreement and the breach has not been cured within 30 business days of receipt of notice of the breach; or

  •
  prior to the special general meeting, we have received a competing proposal which our board of directors has determined constitutes a superior proposal, if we have complied in all material respects with certain provisions of the transaction agreement relating to the solicitation of acquisition proposals, including by paying the termination fee described below.

        The transaction agreement may be terminated by SES Global, if:

  •
  there has been a breach by us of any representation, warranty, covenant or agreement in the transaction agreement, which breach, individually or in the aggregate with all other breaches, would give rise to the failure of any of the applicable closing conditions set forth in the transaction agreement and the breach has not been cured within 30 business days of receipt of notice of the breach;

  •
  our board of directors fails to recommend or withdraws, modifies or amends in a manner adverse to SES Global its recommendation in favor of the amalgamation, unless the investment funds confirm to SES Global in writing that they will vote in favor of the amalgamation notwithstanding such failure, withdrawal, modification or amendment;

  •
  our board of directors approves or recommends an alternative transaction;

  •
  we breach our obligation to call, give notice of, convene and hold the special general meeting and the breach has not been cured within 15 business days of receipt of notice of breach, or we breach our obligation to recommend approval of the transaction documents; or

  •
  a tender offer or exchange offer for 20% or more of our outstanding common shares is commenced or another acquisition proposal for more than 20% of our common shares is otherwise publicly announced, and our board of directors recommends that our shareholders tender their shares in such tender offer or exchange offer, or otherwise fails to recommend rejecting such tender offer or exchange offer or such acquisition proposal, within the time periods specified in the transaction agreement.

Termination Fee (see page 52)

        In connection with the termination of the transaction agreement in certain circumstances, generally involving a competing acquisition of New Skies, we may be required to pay SES Global a termination fee of up to approximately $26 million plus up to $2.5 million of expenses.

The Parties to the Transaction Agreement (see page 17)

    New Skies Satellites Holdings Ltd.
    Canon's Court
    22 Victoria Street
    Hamilton HM-12, Bermuda
    (441) 295-1443

        We offer global satellite coverage, offering data, video, Internet and voice communications services to a range of telecommunications carriers, broadcasters, large corporations, Internet service providers and government entities around the world. We have five satellites in orbit, one spacecraft under construction and ground facilities around the world.

        We are a Hamilton, Bermuda based company with our principal office at Canon's Court, 22 Victoria Street, Hamilton HM-12, Bermuda, and our telephone number is (441) 295-1433. New Skies Satellites B.V., which is headquartered in The Hague and has offices in Hong Kong, New Delhi, Sao Paulo, Singapore, Sydney and Washington, D.C., is our main operating subsidiary.

    SES Global S.A.
    L-6815 Chateau de Betzdorf
    Luxembourg
    +352-710-725-1

        SES Global S.A., a Luxembourg company, wholly owns two market-leading satellite operators, SES Astra in Europe and SES Americom in the United States. SES Global also holds strategic participations in AsiaSat in Asia, Star One and Nahuelsat in Latin America, and SES Sirius in Europe. Americom Government Services, a subsidiary of SES Americom, provides network solutions and bandwidth to the U.S. government and its contractors. SES Global can provide outstanding satellite communications solutions via a fleet of 40 satellites across the globe. SES Global's principal executive offices are at L-6815 Chateau de Betzdorf, Luxembourg and its telephone number is +352-710-725-1.

    SES Holdings (Bermuda) Limited
    L-6815 Chateau de Betzdorf
    Luxembourg
    +352-710-725-1

        SES Holdings (Bermuda) Limited, or Amalgamation Sub, is a Bermuda company and a wholly-owned subsidiary of SES Global that was organized solely for the purpose of entering into the transaction documents and consummating the transactions contemplated by the transaction documents. It has not carried on any activities to date other than activities incident to its formation and in connection with the transactions contemplated by the transaction documents. Amalgamation Sub's principal executive offices are at L-6815 Chateau de Betzdorf, Luxembourg and its telephone number is +352-710-725-1.

Market Price of New Skies Common Shares (Page 55)

        Our common shares are quoted on the New York Stock Exchange under the symbol "NSE". On December 13, 2005, which was the last trading day before the public announcement of the transaction agreement, our common shares closed at $23.50 per share. On January 13, 2006, which was the last trading day before the date of this proxy statement, our common shares closed at $21.66 per share.

Appraisal Rights (see page 57 and Appendix D)

        Within one month of service of the notice of the special general meeting of shareholders accompanying this proxy statement, a shareholder who did not vote in favor of the transaction documents and the amalgamation and who is not satisfied that such shareholder has been offered fair value for such shareholder's shares may apply to the Supreme Court of Bermuda to appraise the fair value of such shareholder's shares pursuant to Bermuda law. Shareholders' appraisal rights are more fully described under the headings "Special General Meeting of Shareholders—Dissenting Shareholders" and "Appraisal Rights" and a copy of the provisions of Bermuda law that grant appraisal rights and govern the applicable procedures is attached to this proxy statement as Appendix D. You are encouraged to read these provisions carefully and in their entirety. If you are considering seeking an appraisal of your shares, you may wish to consult an attorney.

FORWARD-LOOKING STATEMENTS

        Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934 provide a "safe harbor" for forward-looking statements made by an issuer of publicly traded securities and persons acting on its behalf. New Skies has made certain forward-looking statements in this document in reliance on those safe harbors. A forward-looking statement concerns the company's or management's intentions or expectations, or is a prediction of future performance, the expected completion and timing of the amalgamation and other information relating to the amalgamation. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary," "The Amalgamation," "The Amalgamation—Fairness Opinion of Goldman, Sachs & Co.," and in statements containing the words "intends", "expects", "anticipates", "believes", "estimates", "may", "will", "should" and similar expressions. By their nature, forward-looking statements are not a matter of historical fact and involve risks and uncertainties that could cause New Skies' actual results to differ materially from those expressed or implied by the forward-looking statements for a number of reasons. In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the Securities and Exchange Commission, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  changes in general economic conditions;

  •
  the performance of financial markets and interest rates;

  •
  the inability to consummate the amalgamation on the terms on which the parties have agreed, or at all, due to a number of factors, including, but not limited to, the failure to obtain the requisite governmental approvals on the proposed terms and schedule or the failure to satisfy any of the other conditions to consummation of the transaction;

  •
  disruption from the amalgamation making it more difficult to maintain relationships with customers, employees or suppliers;

  •
  changes in our competitive position and the level and type of competition, demand or pricing we face, either generally or as a result of specific developments (including consolidation) in our industry;

  •
  delays or problems in the construction or launch of future satellites;

  •
  technical performance of in-orbit satellites and earth-based infrastructure and changes in the availability of terms (including the nature and extent of any exclusions), and price of insurance;

  •
  changes in technology; and

  •
  legal and regulatory developments affecting our business.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. All subsequent written and oral forward-looking statements concerning the amalgamation or other matters addressed in this document and attributable to New Skies or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, New Skies undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

SPECIAL GENERAL MEETING OF SHAREHOLDERS

        This proxy statement is being furnished in connection with the solicitation of proxies from the holders of New Skies common shares by New Skies' board of directors. New Skies' board of directors is soliciting your proxy with respect to the transaction documents and the amalgamation of Amalgamation Sub with New Skies, and any other matters to be voted upon at the special general meeting of shareholders of New Skies and at any adjournments or postponements of the special general meeting. We will begin mailing this proxy statement to holders of our common shares on or about January 18, 2006. You should read this proxy statement carefully before voting your shares.

Where and When the Special General Meeting will be Held

        The special general meeting will be held on February 10, 2006, at 10:00 a.m., local time, at the offices of Appleby Spurling Hunter, located at Canon's Court, 22 Victoria Street, Hamilton, Bermuda.

What will be Voted Upon

        At the special general meeting, you will be asked to consider and vote upon the approval of the transaction documents and the amalgamation.

        By execution and delivery of your proxy card, you will authorize the persons appointed proxies to vote your shares, in accordance with your instructions, with respect to the proposal regarding the transaction documents and the amalgamation and to vote, or to abstain from voting, as they see fit, upon such other matters as may properly come before the special general meeting or any adjournments or postponements of the special general meeting.

Only New Skies Shareholders on the Record Date are Entitled to Vote

        January 13, 2006 is the record date for the determination of shareholders who are entitled to notice of, and to vote at, the special general meeting or at any adjournments or postponements of the special general meeting.

Quorum

        A quorum of our shareholders is necessary to have a valid shareholders' meeting. The required quorum for the approval of the transaction documents and the amalgamation at the special general meeting is at least two shareholders present in person or by proxy and entitled to vote representing the holders of more than 50% of the issued and outstanding New Skies common shares entitled to vote at such meeting, as of the date of the special general meeting. The investment funds hold approximately 55.3% of our issued and outstanding common shares as of the record date for the special general meeting. The investment funds have entered into a voting agreement with SES Global and Amalgamation Sub (a copy of which is included with this proxy statement as Appendix E) in which they have agreed, among other things, to vote all of their shares to approve the transaction documents and the amalgamation. Therefore, at the special general meeting the presence of the common shares held by these entities will be more than sufficient to establish a quorum.

Vote Required to Approve the Amalgamation

        For the amalgamation to occur, holders of a simple majority of New Skies' issued and outstanding common shares entitled to vote must approve the transaction documents and the amalgamation at the special general meeting convened to consider such proposal at which there must be a quorum present.

        The investment funds hold approximately 55.3% of the issued and outstanding common shares of New Skies as of the record date for the special general meeting, and have entered into a voting agreement with SES Global and Amalgamation Sub in which they agreed, among other things, to vote these shares in favor of the transaction documents and the amalgamation.

        These entities, collectively, have enough votes to approve the transaction documents and the amalgamation without the affirmative vote of any other shareholder of New Skies. Please read "Summary of Certain Terms of Voting Agreement" beginning on page 53.

Voting Your Shares by Proxy

        When you return your proxy card, you are giving your "proxy" to the individuals we have designated in the proxy card to vote your common shares as you direct at the special general meeting. If you sign the proxy card but do not give voting instructions, these individuals will vote your common shares in favor of the proposal concerning the transaction documents and the amalgamation as recommended by New Skies' board of directors. Each proxy will also confer discretionary authority on such individuals to vote on any matter presented at the special general meeting or any adjournment or postponement of the special general meeting that New Skies did not know of within a reasonable time before the mailing of this proxy statement. If any matter not specifically listed in the notice of special general meeting, including any procedural matters relating to the conduct of adjournment of the special general meeting, is presented at the special general meeting, such individuals will vote your common shares as they see fit. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the special general meeting other than those discussed in this proxy statement.

        Pursuant to New Skies' bye-laws, a proxy must be delivered to New Skies at the place specified in the notice of the special general meeting at least 24 hours prior to the start of the special general meeting to be deemed properly submitted for such meeting, unless otherwise permitted by the board of directors.

Revoking Your Proxy

        A proxy that is properly submitted to New Skies may be revoked at any time before it is exercised. For a shareholder "of record," meaning one whose shares are registered in such shareholder's own name, to revoke a proxy, the shareholder may:

  •
  send another signed proxy card with a later date to the address indicated on the enclosed envelope, which must be delivered at least 24 hours prior to the start of the special general meeting, unless otherwise permitted by New Skies' board of directors;

  •
  send a letter revoking the shareholder's proxy to the address indicated on the proxy card, which must be delivered at least 24 hours prior to the start of the special general meeting, unless otherwise permitted by New Skies' board of directors; or

  •
  attend the special general meeting and vote in person. Your attendance alone will not revoke your proxy. To revoke your proxy, you must vote at the special general meeting. If you have appointed a standing proxy or authorization, its operation shall be deemed to have been suspended at the special general meeting at which you are present or in respect to which you have specifically appointed a proxy or representative.

Voting Shares Held in "Street Name" by Proxy and Abstaining

        A "beneficial holder" whose shares are registered in another name, for example in "street name," must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record of your shares directly for more information on these procedures.

        If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be able to vote them on the proposal to approve the transaction documents and the amalgamation. You should therefore instruct your broker how to vote your shares, following the directions provided by your broker. Similarly, abstentions will not be voted either for or against the transaction documents and the amalgamation.

Voting in Person

        Shareholders that attend the special general meeting and wish to vote in person will be given a ballot at the special general meeting. If your shares are held in "street name" and you want to attend the special general meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on January 13, 2006, which is the record date for the special general meeting. If you want to vote shares that are held in "street name" or are otherwise not registered in your name, you will need to obtain a "legal proxy" from the holder of record and present it at the special general meeting.

Submitting Your Proxy via the Internet or by Telephone

        Shareholders of record and many shareholders who hold their shares through a broker, bank or other nominee will have the option to submit their proxies or voting instructions via the Internet or by telephone. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a shareholder of record or your shares are held in "street name". If your shares are held in "street name," you should check the voting instruction card provided by your broker, bank or other nominee to see which options are available and the procedures to be followed.

        In addition to submitting the enclosed proxy card by mail, New Skies shareholders of record may submit their proxies:

  •
  via the Internet by visiting a website established for that purpose at www.eproxyvote.com/nse and following the instructions; or

  •
  by telephone by calling the toll-free number 1-877-PRX-VOTE (1-877-779-8683) in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

Dissenting Shareholders

        Pursuant to section 106(6) of the Companies Act, each New Skies shareholder who does not vote in favor of the transaction documents and the amalgamation and who is not satisfied that such shareholder has been offered fair value for such shareholder's shares (whether or not such shareholder attended or was represented at the special general meeting) may apply to the Supreme Court of Bermuda ("the Court"), within one month of service of the notice of the special general meeting accompanying this proxy statement to have the fair value of such shares appraised by the Court. The "fair value" of New Skies common shares as appraised by the Court may be more than, less than or equal to the amalgamation consideration to be paid to non-dissenting shareholders in the amalgamation. Within one month of the Court appraising the fair value of such shares, New Skies will be entitled either to pay the dissenting shareholder an amount equal to the value of such shares as appraised by the Court or, if the amalgamation has not been completed prior to such date, to terminate the amalgamation (which could be done only in accordance with the terms of the amalgamation agreement, which does not provide for a separate termination right in the event appraisal rights are exercised by our shareholders).

        The costs of an application to the Court to appraise the value of a shareholder's shares are to be borne as determined in the discretion of the Court. An appraisal by the Court is final and cannot be appealed. A copy of the provisions of the Companies Act that grant appraisal rights and govern the applicable procedures is attached to this proxy statement as Appendix D. You are encouraged to read these provisions carefully and in their entirety. If you are considering seeking an appraisal of your New Skies shares, you may wish to consult an attorney.

Costs of Soliciting These Proxies

        New Skies will pay the costs of soliciting these proxies, consisting mostly of printing, filing and mailing costs. Although we are mailing these proxy materials, our directors and employees may also solicit proxies in person or by telephone, facsimile or other electronic means of communication. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and, as required by law, New Skies will, at their request, reimburse them for their out-of-pocket expenses in this regard.

Exchanging Share Certificates

        Shareholders should not send in their share certificates with their proxy cards. If the amalgamation is completed, you will receive a transmittal letter and written instructions for exchanging your share certificates for the amalgamation consideration.

THE PARTIES TO THE TRANSACTION AGREEMENT AND PLAN OF AMALGAMATION

New Skies Satellites Holdings Ltd.

        We are a satellite communications company with global operations and service coverage. We operate a network of five fixed satellite services ("FSS") satellites located at different orbital positions above the earth. Our customers can access one or more of our satellites from almost any point around the world using either our global network of ground-based facilities or their own ground-based facilities. At September 30, 2005, we had the youngest of the four global fleets in the FSS industry, based on the average number of years the satellites in each of the global fleets had been in service. We have consistently maintained one of the highest transponder availability rates in the FSS industry. For the three months ended September 30, 2005, our availability rate was 99.9999%, based on the total number of hours the transponders in our fleet were available to provide service as compared to the total number of transponder-hours during the year.

        Our technically advanced satellite fleet has substantial capacity focused on high growth markets, including India, Africa, the Middle East and Asia. NSS-6 and NSS-7 are among the most powerful and flexible satellites in the FSS industry and enable us to provide highly reliable, high quality services to our customers.

        With the launches of NSS-6 and NSS-7 in 2002, we expanded our total transponder capacity available for sale by approximately 67%. Following the successful launch of our sixth satellite, NSS-8, which the manufacturer projects will occur during the fourth quarter of 2006, we will further expand our available capacity by 28%. We believe that this incremental transponder capacity will enable us to generate additional revenues without significantly increasing our fixed costs, thereby improving our operating margins. The launches of the two satellites, NSS-6 and NSS-7, and the anticipated launch of NSS-8, represent the completion of our committed satellite procurement program initiated in 1999.

        On November 2, 2004, the investment funds indirectly acquired substantially all of the assets, and assumed substantially all of the liabilities, of New Skies Satellites N.V. for an aggregate purchase price of approximately $982.8 million, including direct acquisition costs. See "Recent Transactions—Investment Funds Acquisition".

        We were formed on January 14, 2005 as an exempted company organized under the laws of Bermuda. On May 13, 2005, we completed the sale of 11.9 million of our newly issued common shares, equivalent to approximately 37% of the total issued and outstanding common shares, in an initial public offering (the "NSS IPO"). We also sold an additional 1.8 million shares on May 27, 2005 pursuant to the underwriters' over-allotment option.

        We are a holding company and have no direct operations. Our principal asset is our equity interest in New Skies Satellites B.V., the successor to New Skies Satellites N.V.

        We are a Hamilton, Bermuda based company with our principal office at Canon's Court, 22 Victoria Street, Hamilton HM-12, Bermuda, and our telephone number is (441) 295-1433. New Skies Satellites B.V., which is headquartered in The Hague and has offices in Hong Kong, New Delhi, Sao Paulo, Singapore, Sydney and Washington, D.C., is our main operating subsidiary.

SES Global S.A.

        SES Global S.A., a Luxembourg company, wholly owns two market-leading satellite operators, SES Astra in Europe and SES Americom in the United States. SES Global also holds strategic participations in AsiaSat in Asia, Star One and Nahuelsat in Latin America, and SES Sirius in Europe. Americom Government Services, a subsidiary of SES Americom, provides network solutions and bandwidth to the U.S. government and its contractors. SES Global can provide outstanding satellite communications solutions via a fleet of 40 satellites across the globe. SES Global's principal executive offices are at L-6815 Chateau de Betzdorf, Luxembourg and its telephone number is +352-710-725-1.

SES Holdings (Bermuda) Limited

        SES Holdings (Bermuda) Limited, or Amalgamation Sub, is a Bermuda company and a wholly-owned subsidiary of SES Global that was organized solely for the purpose of entering into the transaction documents and consummating the transactions contemplated by the transaction documents. It has not carried on any activities to date other than activities incident to its formation and in connection with the transactions contemplated by the transaction documents. Amalgamation Sub's principal executive offices are at L-6815 Chateau de Betzdorf, Luxembourg and its telephone number is +352-710-725-1.

THE AMALGAMATION

Background of the Amalgamation

        The New Skies board of directors has periodically discussed and reviewed with management the business, strategic direction, performance and prospects of New Skies in the context of the current and prospective business environment for fixed satellite communications companies. The New Skies board of directors has also at times discussed with management and its financial and legal advisors various potential strategic options, including the possibility of effecting a merger or other business combination with a fixed satellite communications company or another buyer. In this regard, representatives of New Skies have from time to time been contacted by, and had communication with, representatives from other fixed satellite communications companies and other potential buyers regarding industry trends and issues, their respective companies' strategic directions and the potential benefits and issues arising from business combinations or other strategic transactions.

        In June 2005, representatives of a major shareholder of a larger fixed satellite communications company (which we refer to in this proxy statement as Company A) contacted a representative of the investment funds to discuss pursuing a transaction with New Skies. In light of this contact and in the context of a review of New Skies' strategic direction, New Skies engaged Goldman, Sachs & Co., as its financial advisor, to assist it in considering a potential sale transaction with Company A or with other third parties and coordinating the process in connection with a potential transaction.

        In the course of its review of the strategic direction of New Skies, the New Skies board of directors recognized that the operating performance of the fixed satellite communications industry had improved and that further consolidation in the industry was anticipated. In that connection, the New Skies board of directors recognized that given the increased level of strategic activity in the fixed satellite communications industry and the recent amendment of a United States statute, which removed barriers that previously had limited the number of potential buyers, an opportunity might exist for the shareholders to realize substantial value through a strategic alternative that might not be available at another time. The board of directors also considered the extent to which New Skies could incur more leverage and the desirability of returning cash to shareholders.

        On July 20, 2005, Company A proposed an acquisition of New Skies at a cash price of $22.00 per share, subject to certain terms and contingencies. In response, New Skies' management and financial advisors held discussions with Company A regarding the broad parameters of a potential transaction. During the course of discussions with Company A, representatives of the investment funds indicated that they would support a transaction at $24.50 per share, plus dividends through closing.

        Concurrent with these discussions with Company A, New Skies management and its financial advisor contacted a number of other potential purchasers, including, among others, a financial buyer

(which we refer to in this proxy statement as Company B) and SES Global. In the first half of August 2005, SES Global contacted New Skies to confirm its interest in a possible transaction. On August 17, 2005, New Skies and SES Global entered into a confidentiality agreement following which SES Global commenced a due diligence review of New Skies' business. Company B also began due diligence with respect to New Skies in the second half of August.

        On August 19, 2005, The Wall Street Journal reported that New Skies was engaged in early discussions regarding a potential sale of the company.

        On August 24, 2005, in connection with the discussions regarding a potential transaction, New Skies' management met with its Works Council, which is a group of New Skies' employees who liaise with company management on certain business and employment matters. Under the Dutch Works Councils Act (Wet op de ondernemingsraden), New Skies is required to seek the advice or consent of its Works Council for certain business matters affecting New Skies Satellites B.V., our Dutch operating subsidiary, or its Netherlands-based employees and must consider the Works Council's views and give them a reasonable period to provide positive advice before concluding an agreement relating to such business matters, which include a transfer of control of the Company. As a result, New Skies management met with its Works Council from time to time, with the initial meeting occurring on August 24, 2005.

        On August 28, 2005, Company A informed New Skies that it had decided not to pursue a transaction with New Skies and that it planned to pursue other strategic alternatives.

        Following the withdrawal of Company A from the process, New Skies and its financial advisor continued discussions with SES Global and Company B, and continued to reach out to other potential purchasers. On September 13, 2005, a fixed satellite communications company (which we refer to in this proxy statement as Company C) that was contacted earlier by Goldman Sachs indicated an interest in a potential business combination transaction with New Skies; however, Company C informed Goldman Sachs shortly thereafter that it was not in a position to participate in the process at that time.

        On September 16, 2005, SES Global conveyed an offer for New Skies to our chief executive officer. The offer consisted of a $23.00 price per share in cash with regular quarterly dividends through the period ended December 31, 2005, subject to a $120 million holdback until the second anniversary of closing (to cover certain contingencies relating to satellite health and launch failure) and excluding any amounts for the cash-out of options to purchase New Skies common shares. SES Global's proposal included a purchase price reduction if New Skies did not meet certain specified earnings levels or if New Skies' net debt increased above certain levels. SES Global also requested that any definitive transaction agreement not include a fiduciary termination right for New Skies. SES Global also requested a three-month exclusivity period, which New Skies declined to grant.

        On September 20, 2005, Company B submitted an offer for $25.00 per share in cash with regular quarterly dividends through the period ended December 31, 2005, subject to certain conditions, including a two-week exclusivity period. In addition, Company B's legal advisor delivered a revised transaction agreement to Simpson Thacher & Bartlett LLP, New Skies' legal advisors.

        During the week of September 26, 2005, New Skies held discussions with both SES Global and Company B. At a meeting of the board of directors on October 2, 2005, management and representatives of Goldman Sachs provided the board of directors with an update on the ongoing negotiations with Company B and SES Global and the status of discussions with Company C. Although Company C had withdrawn, both management and representatives of Goldman Sachs continued to periodically check with Company C as to whether it would be interested in pursing a transaction. The New Skies board of directors recommended continuing discussions with each of Company B and SES Global in the hope that SES Global could be convinced to improve its offer.

        During the next ten-day period, New Skies management continued negotiations with each of Company B and SES Global. In addition, Simpson Thacher & Bartlett and Company B's legal advisors negotiated the terms of the transaction agreement. Company B's legal advisors also provided a form of voting agreement to be entered into by the investment funds for the benefit of Company B.

        On October 13, 2005, Company B informed New Skies that it had determined that it would not continue discussions to acquire New Skies.

        On the same day that Company B withdrew its offer, SES Global provided a revised offer to New Skies with the same consideration of $23.00 per share set forth in its prior proposal, but with SES Global assuming the costs of the cash-out of the options. However, SES Global's proposal still included a purchase price reduction if New Skies did not meet certain specified earnings levels and contained other terms set forth in SES Global's September 16 offer that New Skies considered unattractive.

        On October 17, 2005, a story appeared in The Wall Street Journal reporting that New Skies had been in discussions again regarding a potential sale of the company.

        After termination of negotiations with Company B, Goldman Sachs again contacted other potential purchasers regarding a potential transaction with New Skies. During this round of discussions, Goldman Sachs notified the potential purchasers that if they wanted to remain competitive within the process they should submit final offers within a timeframe that would lead to the execution of a final agreement within the first two weeks of December.

        In mid-October 2005, the chief executive officer of another satellite communications company that at the time was operating under Chapter 11 of the Bankruptcy Code (which we refer to in this proxy statement as Company D) contacted Mr. David Tolley, a director of New Skies and a representative of the investment funds, and expressed an interest in also pursuing a strategic transaction with New Skies. On November 5, 2005, New Skies and Company D entered into a confidentiality agreement following which Company D commenced a due diligence review of the New Skies' business. Shortly thereafter, Company D announced that it had concluded its reorganization and emerged from Chapter 11 bankruptcy proceedings.

        On November 11, 2005, SES Global provided a further revised offer which set forth two options for the proposed transaction structure. The first option consisted of a per share price of $22.00 in cash, with regular dividends through the earlier of the closing of the transaction or June 30, 2006, and no holdback. The second option consisted of $24.00 per share in cash with regular dividends through the earlier of the closing of the transaction or June 30, 2006, with $4.00 of the $24.00 consideration placed in escrow until the second anniversary of the closing to cover certain contingencies relating to satellite health and launch failure. In both alternatives, the assumption of transaction fees was not included in the offer price. As in its prior offer, SES Global requested a three-month exclusivity period and that any definitive transaction agreement not include a fiduciary termination right for New Skies.

        The board of directors discussed the revised proposal of SES Global and determined that it was interested in pursuing the first transaction structure proposed by SES Global, which provided the greatest certainty in value to the New Skies shareholders, although the board was unwilling to agree to any exclusivity. Based on the board of directors' decision, News Skies forwarded a draft transaction agreement and plan of amalgamation reflecting that structure to SES Global on November 15, 2005. The transaction agreement contemplated an amalgamation under Bermuda law of New Skies with a subsidiary of SES Global.

        One day after receiving the draft transaction agreement, SES Global forwarded a letter of intent to New Skies reflecting SES Global's November 11, 2005 offer (including the two options for transaction structure described above). After receiving the letter of intent, New Skies continued its discussion with SES Global.

        On November 17, 2005, an article in The Wall Street Journal reported that SES Global had expressed an interest in acquiring New Skies, but that its preliminary offer was rejected.

        During the first two weeks of November, in addition to talking to SES Global and Company D, Goldman Sachs also resumed discussions with Company C. On November 17 and November 18, 2005, Goldman Sachs had discussions with both Company C and Company D and advised both companies that they should submit preliminary offers before the end of November. On November 22, 2005, Company C attended management presentations and commenced a due diligence review of New Skies. However, Company C elected not to progress any further. As a result, New Skies focused its attention on the proposal made by SES Global, while continuing to hold discussions with Company D, the only other potential purchaser contacted by Goldman Sachs who continued to express interest in a potential transaction at that time.

        As part of its evaluation of the proposal made by SES Global, on November 23, 2005, New Skies management informed its Works Council that it would be providing a request for advice with respect to a potential transaction with SES Global and two days later, management formally requested that the Works Council provide advice. On November 29, 2005, representatives of SES Global, met with our Works Council to answer questions regarding SES Global's plans for operating New Skies following the transaction and how New Skies' employees would be affected by a transaction.

        On November 25, 2005, Gibson Dunn & Crutcher LLP, SES Global's legal advisors, sent Simpson Thacher a stock purchase agreement reflecting a stock purchase by SES Global of New Skies Holding B.V., the Dutch parent company of New Skies Satellites B.V., our operating company, in accordance with SES Global's offer letters. During the following weeks, until a definitive transaction agreement was entered into on December 14, 2005, SES Global and New Skies continued to discuss the optimal structure for completing the proposed transaction. New Skies management and its advisors resisted the stock purchase structure due to uncertainties it raised with respect to the timing of distributing proceeds from the sale to the shareholders of New Skies and the subsequent liquidation of certain of our subsidiaries in connection with that proposed structure. However, in order to advance the negotiation of the other terms of the transaction agreement, Simpson Thacher sent a revised draft of the stock purchase agreement to Gibson Dunn on November 29, 2005. On November 30, 2005, Gibson Dunn forwarded to Simpson Thacher an initial draft of the voting agreement to be entered into by the investment funds for the benefit of SES Global, which contemplated the investment funds relinquishing to SES Global 75% of the profits the investment funds would receive if they accepted a superior transaction.

        On November 30, 2005, Company D sent an initial offer letter to New Skies that reflected a $1.1 billion enterprise value for New Skies consisting of cash and the assumption of New Skies' indebtedness, without specifying the amount of liabilities, net debt or dividends reflected in the valuation. In addition, Company D did not have committed financing at that time and indicated that it was in the process of appointing financial advisors. Subsequently, Company D engaged financial advisors. On December 1, 2005, Goldman Sachs spoke with representatives of Company D and indicated the need for Company D to make a specific offer on a per share basis with evidence of committed financing. Goldman Sachs also stressed the importance of moving quickly and providing evidence of committed financing within the previously outlined timeframe.

        On December 5, 2005, Company D's legal advisors sent a securities purchase agreement to Simpson Thacher, which reflected a purchase of New Skies Satellites B.V., our operating company, as well as certain of our intercompany loans. The draft securities purchase agreement would have prohibited New Skies from exercising a fiduciary termination right, contained a financing condition and included a regulatory approval that New Skies deemed unnecessary and onerous. Commitment letters with respect to the financing Company D planned to obtain were not provided at this time. At this time, Goldman Sachs contacted Company D on behalf of New Skies to reiterate the importance of receiving financing commitments and Company D's final offer promptly.

        On December 5, 2005, Gibson Dunn, SES Global's legal advisors, sent a revised draft of the stock purchase agreement. The draft agreement contained a termination fee of approximately 4.0% of the equity value of the transaction, plus up to $2.5 million of expenses.

        On December 6, 2005, our board of directors held a meeting in London, England, at which our management and Goldman Sachs updated the directors on their views of the financial terms of the agreements with each of SES Global and Company D. Goldman Sachs discussed its financial analysis to date. Simpson Thacher and Appleby Spurling Hunter, our Bermuda counsel, advised the board of its fiduciary duties in connection with its evaluation of the transaction. The board asked questions of management and our advisors and other representatives, specifically relating to the structure of the transaction, the amount of the termination fee and the financing contingency in Company D's offer. With respect to SES Global's proposal, our board of directors expressed concern over the stock purchase structure, SES Global's desire to make a net debt adjustment to the purchase price at closing and the amount of the termination fee. The board discussed its concern that the stock purchase structure and net debt adjustment created uncertainty as to the value of a potential transaction to shareholders. With respect to Company D's proposal, the lack of a fiduciary termination right, the regulatory conditions in the proposal and the financing condition with respect to Company D's proposal, particularly in light of its recent emergence from bankruptcy proceedings, were concerning to the board of directors. Final approval of a transaction was not sought at that time, but our board of directors indicated its support for our management and our representatives and advisors to proceed to resolve all issues necessary to finalize the terms of a transaction with SES and to continue to progress discussions with Company D.

        On December 7, 2005, three members of our management and representatives of Simpson Thacher met with Mr. John Purvis, Vice President, Corporate and Legal Affairs of SES Global, and representatives of Gibson Dunn to finalize the terms of the transaction agreement. However, during that meeting, New Skies and SES Global were unable to finalize the structure of the transaction, the level of commitment by SES to obtain regulatory approvals, the amount of the termination fee and certain other key financial terms, including the payment of transaction fees. Over the next few days, Mr. Daniel Goldberg, our Chief Executive Officer, Mr. Thai Rubin, our General Counsel, and Mr. Michael Schwartz, our Senior Vice President Marketing and Corporate Development, on behalf of New Skies, and Mr. Romain Bausch, President and Chief Executive Officer of SES Global, Mr. Robert Bednarek, Executive Vice-President Corporate Development, Mr. Gerson Souto, Senior Vice-President Strategic Market Development, and Mr. Purvis held numerous discussions on these items.

        On December 8, 2005, Company D distributed a revised markup of the transaction agreement and plan of amalgamation which reflected the original amalgamation structure, a fiduciary termination provision and a termination fee of 5.0% of the enterprise value of the transaction, plus all of Company D's expenses. In addition, Company D distributed a voting agreement to be executed by the investment funds that contemplated the investment funds disgorging to Company D 100% of any profit that they would obtain if New Skies were to accept a superior deal. The following day, Company D distributed to New Skies and Simpson Thacher draft commitment papers, which reflected a level of conditionality that was unacceptable from New Skies' perspective.

        On December 9, 2005, a representative of SES Global met with our Works Council for a second time.

        Over the next several days, SES Global made a number of concessions aimed at finalizing the negotiations with New Skies. SES Global agreed to modify the structure of the transaction from a stock purchase of our Dutch holding company to an amalgamation of New Skies, agreed to a lower termination fee of approximately 3.75% of the equity value of the transaction (approximately $26 million plus up to $2.5 million of expenses) and agreed to no purchase price adjustment based on New Skies' net debt position at closing. In addition, based on further discussions regarding the estimated amount of New Skies' outstanding indebtedness at the projected closing date (which was lower than original estimates) and the amount of estimated transaction expenses, the parties agreed upon a purchase price per share of $22.51 in cash (which was subsequently adjusted upwards to $22.52), plus dividends for the period ended December 31, 2005.

        On December 10, 2005, Company D's financial advisors communicated a revised offer of $23 per share plus the regular fourth quarter dividend, but no dividend beyond the end of 2005. Goldman Sachs, on behalf of New Skies, conveyed to Company D that its offer was not sufficient to be considered. Over the course of the weekend, Company D increased its offer to $24.20 per share, plus dividends for the period ended December 31, 2005. At this point New Skies management informed its Works Council that it may be providing a request for advice with respect to a potential transaction with Company D and requested that the Works Council meet with representatives of Company D. New Skies also arranged a meeting with its Works Council and the chief executive officer of Company D and forwarded to Company D a list of questions to be addressed by Company D during its meeting with the Works Council. In addition, Simpson Thacher and Company D's legal advisors continued to negotiate the terms of the transaction agreement and the commitment papers.

        On Monday, December 12, 2005, the chief executive officer of Company D met with New Skies' Works Council via videoconference. During that meeting, the Works Council expressed concern over the leverage that would result from a transaction with Company D and discussed the list of questions previously submitted to Company D. In addition, on that same day, Company D's legal advisors submitted revised financing commitment papers that reflected comments received from Simpson Thacher on the conditionality of the financing. Also on December 12, 2005, the Works Council provided positive advice with respect to a potential transaction with SES Global.

        On December 13, 2005, our directors convened a meeting of the board of directors by conference telephone call to consider and, if advisable, give final approval to a proposed transaction. Immediately prior to the conference telephone call, a representative of Company D contacted Mr. Lawrence Guffey, a director of New Skies and a representative of the investment funds, to communicate that Company D was willing to slightly increase its offer to $24 per share, plus permitting the payment of dividends through an anticipated second-quarter closing in 2006. Our board of directors discussed the terms of the proposals from Company D and SES Global and the revised commitment papers from Company D's financing sources. Certain members of our board of directors expressed concern regarding Company D's ability to satisfy the conditions in the financing commitment papers and to obtain the required financing for the transaction. In this regard, the board also considered risks associated with the potential volatility of Company D, in view of its smaller size and recent emergence from bankruptcy, relative to the more stable and larger SES Global. In addition, the board members discussed the conditions for regulatory approval, which would be required by Company D and not by SES Global.

        The board of directors determined that, as part of its evaluation, it would be advisable to have Mr. Goldberg contact the Works Council to see how quickly they would be able to give their advice on a transaction with Company D and if they were likely to provide positive advice on the transaction. The board discussed potentially setting aside a transaction bonus pool for New Skies' employees in order to enable those employees to share in the added value of a potential transaction with Company D, to the extent the board decided to accept Company D's offer. The telephone conference call was reconvened and the board of directors discussed the Works Council process and received a report from Mr. Goldberg that the Works Council felt it did not have sufficient time to fully assess the implications of the amount of leverage the combined companies would have, as well as Company D's plan for integrating the companies and the combined companies' business plan going forward. The Works

Council indicated that, in light of these concerns, it did not have adequate time to articulate a set of conditions that would enable it to grant positive advice at that time.

        The likelihood that SES Global would withdraw its offer unless it was accepted promptly, the negative response from the Works Council, the board's overarching concerns about Company D's potential volatility and ability to complete the financing, as well as the additional regulatory condition in the Company D proposal, led the board of directors to determine that the certainty of closing a transaction with SES Global, which did not have a financing contingency or any adverse regulatory conditions, outweighed the potential incremental economic benefit of a transaction with Company D. In addition, the board of directors specifically noted that under the terms of the transaction agreement with SES Global, the board of directors would retain the right to terminate the transaction agreement if a post-announcement superior proposal (as defined in the transaction agreement) were made.

        At this meeting, our management reaffirmed its recommendation in favor of the transaction with SES Global, and representatives of the investment funds reconfirmed their desire to accept the transaction, including entering into the voting agreement. Goldman Sachs delivered its oral opinion to New Skies' board of directors, subsequently confirmed in writing, that, as of the date of such written opinion and based upon and subject to the factors, limitations and assumptions set forth therein, the $22.52 per share in cash to be received by the holders of our common shares pursuant to the transaction documents was fair from a financial point of view to such holders. Simpson Thacher also discussed the material terms and conditions of the definitive agreements for the amalgamation and Appleby Spurling discussed the fiduciary duties of directors under Bermuda law. During these discussions, our board of directors discussed the proposed amalgamation and related agreements and asked questions of our senior management, legal counsel and financial advisor. Following deliberations, our board of directors unanimously approved the transaction agreement, the amalgamation agreement and the amalgamation and resolved to recommend that our shareholders vote in favor of approving and adopting the transaction documents and the amalgamation.

        On December 14, 2005, the proper officers of New Skies, SES Global and Amalgamation Sub executed and delivered the transaction agreement and the amalgamation agreement. Concurrently, the proper officers of the investment funds, SES Global and Amalgamation Sub executed the voting agreement. On the same day, prior to the opening of trading on the Luxembourg Stock Exchange and Paris Euronext, we and SES Global issued a joint press release announcing that we had executed definitive agreements to implement the amalgamation.

Reasons for the Amalgamation

        The material factors considered by our board that support the determination and recommendation set forth above include the following:

  •
  the relationship between the $22.51 price per share portion of the amalgamation consideration (the proposed amalgamation consideration when the board met on December 13, 2005, which was subsequently adjusted upwards to $22.52) and the historical market prices of our common stock. The board of directors deliberated over the $22.51 portion of the amalgamation consideration and considered that the $22.51 per share portion of the amalgamation consideration represents an approximately 10% premium above the trading price of our shares on August 18, 2005, the last trading day before published reports of a proposed sale of New Skies, and an approximately 36% premium above our initial public offering price;

  •
  the fact that the amalgamation consideration is all cash, which provides certainty of value to all of our shareholders;

  •
  the support of the investment funds, who beneficially own approximately 55.3% of our common shares and who will receive the same per share consideration as all other shareholders, in favor of the amalgamation;

  •
  the opinion of Goldman Sachs to New Skies' board of directors that, as of December 14, 2005 and based on and subject to the factors, limitations and assumptions set forth therein, the $22.52 per share in cash to be received by the holders of our common shares pursuant to the transaction documents was fair from a financial point of view to such holders. A summary of Goldman Sachs' presentation and analyses is described under "—Fairness Opinion of Goldman, Sachs & Co.," and the written opinion of Goldman Sachs dated December 14, 2005 is included as Appendix C to this proxy statement;

  •
  the extensive process conducted by New Skies, with the assistance of Goldman Sachs, which involved engaging in discussions with approximately nine parties, to determine their potential interest in a business combination transaction with New Skies;

  •
  the positive advice of our Works Council with respect to the amalgamation;

  •
  the fact that it is likely that the amalgamation will be completed, in light of the experience, reputation and financial capacity of SES Global and the absence of a financing condition to SES Global's obligation to complete the amalgamation;

  •
  the terms of the transaction documents, including the limited number and nature of the conditions to SES Global and Amalgamation Sub's obligation to consummate the amalgamation and the limited risk of non-satisfaction of those conditions, including that for purposes of the amalgamation agreement a "material adverse effect" on New Skies does not include any events or effects related to the launch or other failure with respect to NSS-8;

  •
  the fact that there are business, financial, market and execution risks associated with remaining independent and successfully implementing New Skies' business strategies;

  •
  the terms of the transaction agreement that permit our board of directors, in the exercise of its fiduciary duties to our shareholders, to consider competing proposals and to terminate the transaction agreement and accept a superior proposal under certain conditions upon the payment to SES Global by us of a termination fee of approximately $26 million (plus up to $2.5 million in expenses) in certain cases, which amount was deemed favorable to us and reasonable for a transaction of this size and type. See "Terms of the Transaction Agreement—No Solicitation of Transactions" for additional information regarding the ability of our board of directors to consider and accept competing proposals;

  •
  the fact that the voting agreement between SES Global and the investment funds terminates at such time as our board of directors accepts a superior proposal in accordance with the terms of the transaction agreement; and

  •
  the fact that shareholders who do not support the amalgamation have the ability to obtain "fair value" for their shares if they properly perfect and exercise their appraisal rights under Bermuda law. See "Appraisal Rights" for information on how to exercise your appraisal rights.

        Our board also considered the following material risks or potentially adverse factors in making its determination and recommendation:

  •
  the fact that we will cease to be a public company and our current shareholders will no longer participate in any of our potential future growth;

  •
  the fact that gains from all-cash transactions are generally taxable to our U.S. shareholders for U.S. federal income tax purposes;

  •
  the interests of certain of our directors and officers that may be different from, or in addition to, the interests of our other shareholders. See "Interests of Our Directors and Executive Officers in the Amalgamation" for more information;

  •
  the risks that the amalgamation might not be completed in a timely manner or at all, including the risk that the amalgamation will not occur if the parties do not obtain all required regulatory approvals;

  •
  the terms of the transaction agreement that place limitations on our ability to consider competing proposals and to terminate the transaction agreement and accept a superior proposal; and

  •
  the possibility of disruption to our operations following the announcement of the amalgamation, and the resulting effect on us if the amalgamation does not close.

        The preceding discussion of the factors considered by our board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with the evaluation of the amalgamation and the complexity of these matters, our board of directors found it impracticable, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors they considered or determine that any factor was of particular importance in reaching its determination that the transaction documents and the amalgamation, are fair to, advisable and in the best interests of the company and our shareholders. Rather, our board of directors viewed its determination as being based upon the judgment of its members, in light of the totality of the information presented and considered, including the knowledge of such members of our business, financial condition and prospects and the advice of financial and legal advisors. In considering the factors discussed above, individual directors may have given different weights to different factors. After taking into account the above factors, as well as other factors, our board determined that the benefits of the amalgamation outweighed the risks.

Recommendation of Our Board of Directors

        At a meeting of our board of directors held on December 13, 2005, the board resolved by unanimous vote that the transaction documents and the amalgamation are fair to, advisable and in the best interests of the company and our shareholders, and resolved to:

  •
  approve the transaction documents and the amalgamation; and

  •
  submit the transaction documents and the amalgamation to our shareholders for approval and adoption.

        Our board of directors unanimously recommends that our shareholders vote "FOR" the approval and adoption of the transaction documents and the amalgamation.

Fairness Opinion of Goldman, Sachs & Co.

        Goldman Sachs delivered its opinion to New Skies' board of directors, subsequently confirmed in writing, that, as of December 14, 2005 and based upon and subject to the factors, limitations and assumptions set forth therein, the $22.52 per share in cash to be received by the holders of our common shares pursuant to the transaction documents was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated December 14, 2005, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C. Goldman Sachs provided its opinion for the information and assistance of New Skies' board of directors in connection with its consideration of the amalgamation. The Goldman Sachs opinion is not a recommendation as to how any holder of common shares should vote with respect to the amalgamation.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the transaction documents;

  •
  the Registration Statement on Form S-1 of New Skies, including the prospectus contained therein dated May 9, 2005;

  •
  certain interim reports to shareholders and quarterly reports on Form 10-Q of New Skies;

  •
  certain other communications from New Skies to its shareholders; and

  •
  certain internal financial analyses and forecasts for New Skies prepared by its management.

        Goldman Sachs also held discussions with members of the senior management of New Skies regarding their assessment of the past and current business operations, financial condition and future prospects of New Skies. In addition, Goldman Sachs reviewed the reported price and trading activity for the New Skies' common shares, compared certain financial and stock market information for New Skies with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the FSS industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

        Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman Sachs assumed, with the consent of New Skies' board of directors, that the internal financial analyses and forecasts for New Skies prepared by its management were reasonably prepared on a basis reflecting the best currently available estimates and judgments of New Skies. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of New Skies or any of its subsidiaries, nor was any evaluation or appraisal of the assets and liabilities of New Skies or any of its subsidiaries furnished to Goldman Sachs.

        Goldman Sachs' opinion does not address the underlying business decision of New Skies to engage in the amalgamation contemplated by the transaction documents. Goldman Sachs was aware that New Skies had received a proposal from another company to acquire New Skies for higher aggregate consideration and that New Skies chose not to pursue that proposal in light of New Skies' board of directors' view of various uncertainties and contingencies, among other considerations, related to that proposal. Goldman Sachs' opinion does not address the relative merits of the amalgamation as compared to any alternative transaction that might have been available to New Skies.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to New Skies' board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 12, 2005, and is not necessarily indicative of current market conditions.

        Historical Stock Trading Analysis.    Goldman Sachs reviewed the historical trading prices and volumes for the common shares for various periods from the pricing of the NSS IPO on May 9, 2005 through December 12, 2005. In addition, Goldman Sachs analyzed the consideration to be received by holders of New Skies' common shares pursuant to the transaction documents in relation to the high, low and average market prices of the common shares from the NSS IPO through December 12, 2005. This analysis was based on a price per common share of $22.51, which was the proposed amalgamation consideration when the New Skies' board of directors met on December 13, 2005. The amalgamation consideration to be paid to shareholders was subsequently adjusted upwards to $22.52 following this board meeting and before the transaction documents were executed on December 14, 2005.

        This analysis indicated that the price per New Skies' common share to be paid to shareholders pursuant to the transaction documents represented:

  •
  a discount of approximately 5% based on the closing price per share on December 12, 2005 of $23.60 per share;

  •
  a premium of approximately 10% based on the closing price per share on August 18, 2005, the last trading day prior to published reports of a proposed sale of New Skies of $20.50 per share;

  •
  a discount of approximately 7% based on the latest 52-week high market price of $24.16 per share;

  •
  a premium of approximately 36% based on the latest 52-week low market price of $16.50 per share, which was the price at which shares were offered pursuant to the NSS IPO;

  •
  a premium of approximately 9% based on the 30-day average market price before August 19, 2005 of $20.59 per share;

  •
  a premium of approximately 12% based on the 60-day average market price before August 19, 2005 of $20.19 per share; and

  •
  a premium of approximately 1% based on the average market price from August 19, 2005 to December 12, 2005 of $22.34 per share.

        Selected Companies Analysis.    Goldman Sachs reviewed and compared certain financial information for New Skies to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the FSS industry:

  •
  JSAT Corporation

  •
  PanAmSat Holding Corporation

  •
  SES Global

  •
  Inmarsat plc

  •
  Eutelsat S.A.

  •
  Loral Space & Communications

  •
  Asia Satellite Telecommunications Company Limited, or AsiaSat

        Goldman Sachs also reviewed and compared certain financial information for New Skies to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the telecommunications industry with high dividend policies:

  •
  Alaska Communications Systems Group, Inc.

  •
  Citizens Communications Company

  •
  FairPoint Communications, Inc.

  •
  Iowa Telecommunications Services, Inc.

  •
  Valor Communications, Inc.

        Goldman Sachs also identified the Regal Entertainment Group as another publicly traded company that had a high dividend policy.

        Although none of the selected companies is directly comparable to New Skies, the companies included were chosen because they are publicly traded companies with operations or other characteristics that for purposes of analysis may be considered similar to certain operations or other characteristics of New Skies.

        Goldman Sachs calculated and compared various financial multiples based on publicly available information, including the latest publicly available market data, financial information and Wall Street research as of December 12, 2005. The multiples, ratios and growth rates of New Skies were calculated using the closing market price per share on December 12, 2005 and were otherwise based on information provided by New Skies' management. The multiples, ratios and growth rates for each of the selected companies were calculated using closing market prices on December 12, 2005 and were otherwise based on the most recent publicly available information as of December 12, 2005. With respect to the selected companies, Goldman Sachs calculated enterprise value, which is the market value of common equity plus the book value of debt, less cash, as a multiple of estimated 2005 and 2006 earnings before interest, taxes and depreciation and amortization, or EBITDA, with and without satellite performance incentives payments, or PIPs, which are contractual liabilities that are contingent on the successful operation of the satellites; and enterprise value as a multiple of 2005 EBITDA, adjusted for EBITDA compound annual growth rate, or CAGR, for 2005 through 2007.

        The results of these analyses are summarized as follows:

Without PIPs(1)
With PIPs
(Enterprise Value/ EBITDA 2005)/05-07 CAGR
	Enterprise Value/ EBITDA 2005	Enterprise Value/ EBITDA 2006		Enterprise Value/ EBITDA 2005	Enterprise Value/ EBITDA 2006	(Enterprise Value/ EBITDA 2005)/05-07 CAGR
New Skies	7.9x	7.6x	1.5x	9.4x	9.0x	1.8x
Other Satellite Operators (Range)	4.9x-41.5x	4.7x-13.3x	0.4x-3.4x	5.1x-41.5x	4.9x-13.3x	0.4x-3.4x
High Dividend Telecoms (Range)	7.2x-8.0x	7.3x-8.1x	8.0x-21.5x	7.2x-8.0x	7.3x-8.1x	8.0x-21.5x
Other	9.7x	8.2x	0.7x	9.7x	8.2x	0.7x
Mean	8.0x	7.6x	4.5x	8.2x	7.8x	4.6x

(1)
PIP balance for New Skies includes book value of current PIPs and present value of NSS-8 related PIPs.

        Discounted Cash Flow Analysis.    Goldman Sachs performed a discounted cash flow analysis on New Skies using management projections. Goldman Sachs calculated indications of net present value of free cash flows for New Skies for the years 2006 through 2015 using discount rates ranging from 9% to 10%. The analysis was based on perpetuity growth rates ranging from 1.0% to 3.0%. This analysis resulted in implied present value indications ranging from $16.85 to $26.12 per common share and implied enterprise value indications for New Skies ranging from approximately $1.230 billion to $1.546 billion (including PIPs).

        In addition, Goldman Sachs analyzed sensitivities to the illustrative per common share value indications resulting from the discounted cash flow analysis if a discount rate of 9.5% was assumed. The sensitivities were based on upward and downward adjustments to management's projected compound annual growth rate for 2005 through 2015 of 4.7% and annual normalized capital expenditures ranging from $85 million to $145 million. This analysis showed illustrative per share value indications ranging from $8.75 to $28.16.

        Dividend Discount Analysis.    Goldman Sachs also calculated a range of terminal values per common share using a dividend discount model that incorporated a range of perpetual growth rates from -3% to 7%. The combined dividend stream and terminal per share value as of the end of 2010 were then discounted back to December 31, 2005 using an assumed 12% or 15% cost of equity. Terminal per share values were based on a dividend yield ranging from 6.8%, the present dividend yield, to 9.5% and resulted in current values per share ranging from $17.26 to $29.70 per share assuming a 12% cost of equity and from $15.71 to $26.78 per share assuming a 15% cost of equity.

        Selected Transaction Analysis.    Goldman Sachs analyzed certain information relating to the following selected transactions in the FSS industry since September 1996.

  •
  Intelsat, Ltd./PanAmSat Holding Corporation

  •
  Goldman Sachs/Eutelsat S.A.

  •
  Apax Partners, Apollo, Madison Dearbon Partners and Permira/Intelsat, Ltd.

  •
  The Blackstone Group/New Skies Satellites N.V.

  •
  Kohlberg Kravis Roberts & Co. L.P, The Carlyle Group and Providence Equity Partners Inc./PanAmSat Holding Corporation

  •
  Apax Partners and Permira/Inmarsat plc

  •
  Intelsat, Ltd./Loral Space & Communications (certain satellites)

  •
  Eutelsat S.A./Eurazeo

  •
  SES Global/GE Americom Communications

  •
  SES Global, CITIC Group/AsiaSat (40%)

  •
  Lockheed Martin/Comsat Corporation

  •
  CITIC Group/AsiaSat (10.3%)

  •
  Loral Space & Communications/AT&T Skynet Satellite Service

        For each of these selected transactions, Goldman Sachs calculated and compared enterprise value as a multiple of latest 12-month EBITDA. The following tables present the results of this analysis.

EV/EBITDA
Mean	8.4x
Median	7.3x
Range	5.5x–13.3x

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to New Skies or the contemplated amalgamation.

        Goldman Sachs prepared these analyses based on a price per share of $22.51, which was the proposed amalgamation consideration when the New Skies' board of directors met on December 13, 2005. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of New Skies, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        As described above, Goldman Sachs' opinion to New Skies' board of directors was one of many factors taken into consideration by New Skies' board of directors in making its determination to approve the amalgamation. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Appendix C.

        Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs acted as financial advisor to New Skies in connection with, and have participated in certain of the negotiations leading to, the amalgamation.

        In addition, Goldman Sachs has provided certain investment banking and other services to New Skies from time to time, including having acted as (i) global coordinator in connection with the initial public offering of New Skies' predecessor in October 2000, a follow-on offering of New Skies' predecessor in June 2002 and the re-purchase of 10% of its capital stock in June 2003, (ii) co-advisor to New Skies' predecessor with respect to its sale to the investment funds, (iii) joint lead manager of the NSS IPO in May 2005 and (iv) co-lender on a bank loan to New Skies in June 2005. Goldman Sachs also has provided from time to time, and are currently providing, certain investment banking services to The Blackstone Group and its affiliates and portfolio companies, including having acted as (i) financial advisor to a consortium of entities including The Blackstone Group in connection with the consortium's acquisition of Houghton Mifflin Inc. in December 2002, (ii) exclusive advisor to The Blackstone Group in connection with the sale of Celanese AG in February 2004, (iii) co-advisor in connection with the acquisition of Graham Packaging Company by affiliates of The Blackstone Group in October 2004 and (iv) as advisor and lender in connection with various financing transactions involving portfolio companies of The Blackstone Group. Goldman Sachs also may provide investment banking and other services to New Skies, SES Global, The Blackstone Group and its portfolio companies, and their respective affiliates in the future. In connection with the above-described investment banking services Goldman Sachs has received, and may receive, compensation.

        Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to New Skies, SES Global, The Blackstone Group and its portfolio companies, and their respective affiliates, may co-invest from time to time with affiliates of The Blackstone Group, may hold limited partnership interests in or actively trade or hold the debt and equity securities (or related derivative securities) of New Skies, SES Global, The Blackstone Group and its portfolio companies, and their respective affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. As of the date hereof, Goldman, Sachs & Co.'s Private Equity Group is a minority limited partnership participant in Blackstone Communications Partners I, L.P., Blackstone Capital Partners III Merchant Banking Fund, L.P., Blackstone Offshore Capital Partners III, L.P. and Blackstone Capital Partners IV, L.P.

        New Skies' board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the amalgamation. Pursuant to a letter agreement dated October 2, 2005, New Skies' board of directors engaged Goldman Sachs to act as its financial advisor in connection with the amalgamation. Pursuant to the terms of this engagement letter, New Skies has agreed to pay Goldman Sachs a transaction fee of $10.75 million, all of which is payable upon consummation of the amalgamation. In addition, New Skies has agreed to reimburse Goldman Sachs for its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Interests of Our Directors and Executive Officers in the Amalgamation

        In considering the recommendations of our board of directors, you should be aware that some of our directors and officers may have interests in the amalgamation that may be different from, or in addition to, your interests as a shareholder generally and may create potential conflicts of interests. Our board of directors was aware of these interests in making its recommendations.

        Affiliations with the Investment Funds and Stock Ownership.    Four of our eight directors are affiliated with the investment funds as described below, and the investment funds may have interests in the transaction that are different than the other unaffiliated shareholders. Although these directors have not entered into the voting agreement to which the investment funds have entered, the investment funds have expressed their approval of the amalgamation. See "Summary of Certain Terms of Voting Agreement" on page 53.

        As of January 13, 2006, our directors and executive officers beneficially owned the number of our common shares listed below, representing approximately the percentage of the outstanding common shares set forth opposite such number (based on 32,491,235 common shares outstanding as of January 13, 2006).

	Beneficial Ownership of Common Shares(1)
Name and Address of Beneficial Owner
	Number	Percentage
Daniel S. Goldberg	361,026	1.1%
Andrew M. Browne	141,485	*
Thai E. Rubin	66,354	*
Michael C. Schwartz	75,136	*
Scott J. Sprague	56,108	*
Stephen J. Stott	80,504	*
Lawrence H. Guffey(2)	—	—
Walid Kamhawi(2)	—	—
David M. Tolley(2)	—	—
Peter F. Wallace(2)	—	—
Ashok Ganguly	—	—
Scott Schneider	—	—

*
Less than one percent

(1)
The amounts and percentages of our common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)
Messrs. Guffey, Tolley, Wallace and Kamhawi are representatives of the investment funds and may be deemed to share beneficial ownership of any shares of New Skies beneficially owned or controlled by the investment funds or by their affiliates, but disclaim such beneficial ownership.

        Treatment of Stock Options.    As of January 13, 2006, there were approximately 1,174,797 of our common shares subject to stock options granted under our equity incentive plans to our current executive officers and directors. Each outstanding stock option that remains unexercised immediately prior to the effective time of the amalgamation (whether or not the option is then vested or exercisable) will be cashed out, and the holder of any stock option that has an exercise price of less than $22.52 will be entitled to receive a cash payment, less applicable withholding taxes, equal to the product of:

  •
  the number of our common shares subject to the option as of the effective time of the amalgamation, multiplied by

  •
  the excess, if any, of $22.52 over the exercise price per share subject to the option.

        As a result of the amalgamation, our executive officers will be entitled to receive these cash payments for their stock options, even if their stock options are not yet fully vested. The following table sets forth the number of shares underlying unvested stock options, each of which has an exercise price of $2.922977 per share, held by our executive officers as of January 13, 2006 (none of our directors hold any stock options):

Name	Number of Shares Underlying Unvested Options
Daniel S. Goldberg	543,345
Andrew M. Browne	212,931
Thai E. Rubin	99,858
Scott J. Sprague	84,438
Michael C. Schwartz	113,074
Stephen J. Stott	121,151

        Employment Agreements.    Prior to the NSS IPO, New Skies entered into employment agreements with each of the following executive officers: Daniel S. Goldberg, Andrew M. Browne, Thai E. Rubin, Scott J. Sprague, Michael C. Schwartz and Stephen J. Stott. These employment agreements provide for various benefits to the executive officers upon a termination of employment, including in connection with a change in control (such as the amalgamation). On October 10, 2005, New Skies entered into amendments to these employment agreements to provide additional benefits to the executive officers upon a change of control transaction in order to create an additional incentive to complete a transaction that would be beneficial to New Skies shareholders. On December 14, 2005, New Skies further amended these employment agreements at the request of SES Global as a condition to SES Global's willingness to enter into the transaction documents. Under these most-recent amendments, each executive officer agreed to waive or defer specified severance and termination rights or benefits under his employment agreement, contingent upon the occurrence of the amalgamation.

        Under the employment agreements, as amended, in the event that the executives are terminated by New Skies without "Cause" (as defined below) or they resign for "Good Reason" (as defined below), the executives will be entitled to

          (i)    a lump sum severance payment (calculated as described below),

          (ii)   any base salary, outstanding business expenses or other amounts due but not paid,

          (iii)  any earned but unpaid bonus in respect of a prior year,

          (iv)  a pro rata portion of an amount equal to the prior year's bonus for the year in which his termination of employment occurs,

          (v)   reimbursement for outplacement services in an amount up to $25,000, and

          (vi)  continued medical and dental benefits under New Skies' benefit plans for two years following termination of employment (and, in the case of Mr. Goldberg, two and a half years following termination of employment), reduced to the extent that equivalent coverage and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer.

The employment agreements for Messrs. Goldberg and Browne also provide that these benefits will be available following any termination of employment that occurs after the first anniversary of the amalgamation, regardless of whether the termination is initiated by the executive officer or New Skies and whether or not such termination is for "Cause" or with "Good Reason".

        The lump sum severance payable to Mr. Goldberg upon such a termination is equal to two and one-half times the sum of (i) his base salary in effect on the date of termination plus (ii) the greater of (x) the target annual bonus for the year in which the termination occurs and (y) the bonus payable to him during the last completed year. The lump sum severance payable to the other executive officers upon such a termination is equal to two times the sum of (1) his base salary in effect on the date of termination and (2) the greater bonus for the last two completed years.

        Under the employment agreements, "Good Reason" generally includes (i) a reduction by New Skies in the executive's base salary; (ii) any failure by New Skies to pay any amounts due to the executive within 90 days; (iii) any material diminution of the level of responsibility or authority of the executive, including the executive's reporting duties; (iv) any adverse change in executive's title or position; and (v) New Skies requiring the executive to be based at any office or location that is more than 50 kilometers from New Skies' corporate headquarters in The Hague, The Netherlands (and, in the case of Mr. Goldberg, that is not in Paris, France). With respect to Mr. Goldberg only, "Good Reason" also includes his removal from New Skies' board of directors. Under the amendments to the employment agreements entered in connection with the amalgamation agreement, each of Messrs. Rubin, Sprague, Schwartz and Stott has agreed that changes in his level of responsibility, authority, reporting duties and title as a result of the amalgamation will not alone give him the right to terminate his employment for "Good Reason" and receive the severance and termination benefits described above. Each of Messrs. Goldberg and Browne has also agreed that he will not have any right to terminate his employment for "Good Reason" solely on account of any changes in his level of responsibility, authority, reporting duties and title as a result of the amalgamation, until one year following the effective time of the amalgamation. After this one-year period, as described above, Messrs. Goldberg and Browne will be eligible to resign for any reason and receive the severance and termination benefits described above. Each executive officer's agreement to waive or defer these rights is conditioned on the occurrence of the amalgamation and the following additional requirements: that executive (other than Mr. Goldberg) continuing to report to Mr. Goldberg and Mr. Goldberg continuing to report directly to the board of directors or chief executive officer of SES Global; the size and scope of New Skies' operations not being materially diminished; that executive having the same level of responsibility and authority (but consistent with SES Global's operating subsidiaries SES Americom and SES Astra); and that executive's retention of his current title.

        Under the employment agreements, "Cause" generally includes (i) a willful and material violation by the executive of key sections of the employment agreement that is not cured within 30 days of receipt of written notice of such violation; (ii) the willful failure by the executive to substantially perform the duties reasonably assigned to him within the scope of the executive's duties and authority (other than as a result of physical or mental illness or injury) that is not cured within 30 days of receipt of written notice of such failure; (iii) the executive's willful misconduct, willful waste of corporate assets or gross negligence that substantially and materially injures New Skies and its affiliates; or (iv) the indictment of the executive for a felony or other serious crime involving moral turpitude.

        Under the employment agreements, if any amounts or benefits received by the executive officers under the employment agreements or otherwise are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, an additional payment generally will be made to restore the executive to the after-tax position that he or she would have been in if the excise tax had not been imposed. Messrs. Browne, Rubin, Sprague, Schwartz and Stott's tax gross-up payments are capped at $1 million each, but each of these five executive officers agreed to waive tax gross-up protection for payments and/or benefits to which he would be entitled as a result of the amalgamation. Mr. Goldberg's employment agreement did not contain a cap, but he agreed to limit his tax gross-up payments to approximately $3.8 million in connection with the amalgamation.

        Indemnification and Insurance.    In the transaction agreement, SES Global agreed that it would cause the amalgamated company to indemnify, after the effective time of the amalgamation, each of our directors and officers with respect to claims arising from facts or events that occurred prior to the effective time of the amalgamation to the fullest extent permitted by applicable law. These rights to indemnification will continue for six years after the closing of the amalgamation.

        In addition, we may obtain "tail" insurance policies as of the effective time of the amalgamation that provide, for at least six years after such time, insurance coverage with respect to directors' and officers' liability for claims arising from facts or events that occurred prior to such time. The amount and scope of such "tail" insurance policy shall be at least as favorable as the coverage applicable to directors and officers for the period from November 2, 2005 through the effective time and the premium may be no more than a specified amount. If we do not obtain the "tail" insurance policy prior to the effective time, SES Global will cause to be maintained in effect, for at least six years after such time, policies with terms at least as favorable as the terms of our policies in effect as of the date of the transaction agreement, to the extent that such liability insurance can be maintained at a cost to SES Global not greater than 200% of the last annual premium for such insurance. If the insurance cannot be maintained or obtained at such cost, then SES Global will provide a policy with the best coverage as shall then be available at 200% of such rate.

Material U.S. Federal Income Tax Consequences of the Amalgamation

        The following is a summary of the material U.S. federal income tax consequences of the amalgamation to our shareholders with respect to their exchange of common shares for cash pursuant to the amalgamation. This summary does not purport to be a description of all tax consequences that may be relevant to our shareholders. This summary is based on current provisions of the Code, existing Treasury regulations promulgated under the Code, and current administrative rulings and court decisions, all of which are subject to change, possibly retroactively. It is assumed that the common shares are held as capital assets. This summary does not address the consequences of the amalgamation under state, local or foreign law, nor does it address all aspects of U.S. federal income taxation that may be important to some or all of our shareholders in light of their individual circumstances. It also does not address tax issues that may be significant to shareholders subject to special rules, such as financial institutions; shareholders who own 10% or more of our voting shares; broker-dealers or traders in securities; shareholders who are not citizens or residents of the United States or that are foreign corporations, partnerships, estates or trusts; mutual funds; insurance companies; tax-exempt entities; shareholders who are partnerships or other pass-through entities; shareholders whose "functional currency" is not the U.S. dollar; shareholders who acquired their shares through stock option or stock purchase programs or otherwise as compensation; shareholders who are subject to alternative minimum tax; or shareholders who hold their shares as part of a hedge, straddle or other risk-reduction transaction.

        If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are partner of a partnership holding our common shares, you should consult your tax advisors.

        We do not believe that we are a passive foreign investment company for U.S. federal income tax purposes and the following discussion assumes this treatment. If, however, we are a passive foreign investment company, shareholders could be subject to additional U.S. federal income taxes on gain recognized pursuant to the amalgamation, plus an interest charge on certain taxes treated as having been deferred under the passive foreign investment company rules.

        Shareholders are encouraged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any federal, state, local and foreign income and other tax laws) of the amalgamation.

        The receipt of cash in the amalgamation (or pursuant to the exercise of appraisal rights) by shareholders of our common shares will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a shareholder will recognize capital gain or loss equal to the difference between:

  •
  the amount of cash received in exchange for the common shares; and

  •
  the U.S. holder's adjusted tax basis in the common shares.

        If a shareholder's holding period in our common shares surrendered in the amalgamation (or pursuant to the exercise of appraisal rights) is greater than one year as of the date of the amalgamation, the gain or loss will be long-term capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. If a shareholder acquired different blocks of our common shares at different times and different prices, that shareholder must determine its adjusted tax basis and holding period separately with respect to each block of our common shares.

        Under the Code, shareholders may be subject, under certain circumstances, to information reporting on the cash received in the amalgamation (or pursuant to the exercise of appraisal rights) unless that shareholder is a corporation or other exempt recipient. Backup withholding will also apply

(currently at a rate of 28%) with respect to the amount of cash received, unless a shareholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a shareholder's U.S. federal income tax liability, if any, provided that such shareholder furnishes the required information to the Internal Revenue Service in a timely manner. Shareholders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Regulatory Approvals

        We have summarized below the material regulatory requirements affecting the transactions contemplated by the transaction documents. Although we cannot guarantee these approvals will be obtained on a timely basis, or at all, we believe that the necessary approvals can be obtained in sufficient time to allow the transaction to be completed prior to the termination date of the transaction agreement.

        FCC Approval.    Pursuant to the Communications Act of 1934, the transfer of control, directly or indirectly, of a company holding FCC licenses requires prior FCC approval. New Skies Networks, Inc., one of our subsidiaries, holds FCC licenses to operate transmit/receive earth stations in the United States. As a result of the transactions contemplated by the transaction documents, the investment funds will transfer their interest in us, including their indirect controlling interests in this license subsidiary, to SES Global. Therefore, an application must be filed for FCC consent to the transfer of control of the licensee subsidiary in connection with the transaction. New Skies Satellites, B.V., our operating subsidiary, holds permits from the Kingdom of the Netherlands to operate our five in-orbit satellites, three of which are capable of serving U.S. territory. The FCC has placed these three satellites on the list of satellites licensed by non-U.S. jurisdictions with which U.S.-licensed earth stations are permitted to communicate (the "Permitted Space Station List"). We and SES Global are required to file a petition requesting that the FCC approve the change of the entity in ultimate control of the three satellites on the Permitted Space Station List from us to SES Global. The requisite FCC application was filed on January 6, 2006.

        After the submission of the applications, the FCC will place the applications on public notice and invite petitions, oppositions and other comments by third parties with respect to the applications. This public notice period typically lasts for 30 days. Third parties will be able to request, among other things, that the FCC impose conditions on its grant of approval, designate the application for a formal hearing before deciding the merits and/or deny the application. There can be no assurance that petitions, oppositions or other comments by third parties will not be received during the public notice period.

        The FCC has developed an informal timetable for acting upon transfer of control applications. The agency will seek to take action on any such application (i.e., grant, deny, or designate the application for hearing) within 180 days from the initial public notice accepting the application for filing. Routine applications are typically decided within the 180-day period; however, more complex applications may take longer. The FCC reserves the right to stop that 180-day "clock" at its discretion. We cannot assure you that the FCC will grant its consent in a timely manner or that the FCC will not agree with the views of third parties that may oppose the application and designate the application for hearing, deny its approval or impose onerous conditions in connection with granting its approval. FCC decisions are subject to requests for reconsideration or review, including judicial review. The transaction agreement requires that in certain circumstances the FCC approval must become a final order, which cannot occur if there are pending applications for reconsideration or review (including judicial review) of the FCC approval, and as a result we cannot assure you that the FCC approval will become a final order prior to the termination date of the transaction agreement.

        U.S. Antitrust Requirements.    The transactions contemplated by the transaction documents are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, which provide that certain acquisition transactions may not be completed until specified information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission, or FTC, and until certain waiting periods have been terminated or have expired. We and SES Global made the initial filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with the Antitrust Division and the FTC on January 6, 2006. Following the initial notification, the DOJ and the FTC will decide which agency will review the material. Within 30 days after the initial notification is filed, the DOJ or the FTC may request further information from us and SES Global (a "Second Request"), or it may grant an early termination to the waiting period or allow the 30 day time period to expire without further action. If the DOJ or the FTC requests further information, the transaction cannot be closed until 30 days following the date upon which we and SES Global certify substantial compliance with the Second Request. We cannot assure you whether or not the DOJ or the FTC will issue a Second Request, or whether either agency will file a lawsuit to block the transaction, or if such a lawsuit is contemplated, whether the DOJ or the FTC would agree to settle the lawsuit on conditions that would not cause a condition to the closing not to be met.

        Foreign and Certain Other Regulatory Matters.    Approvals or clearances from regulatory bodies in certain foreign countries are conditions to the completion of the transactions contemplated by the transaction documents. In addition, notice to or approvals of regulatory bodies in other countries may be required in connection with the transaction. We do not currently anticipate that our pursuit of any other foreign notifications, clearances or approvals will hinder, delay or restrict completion of the transactions contemplated by the transaction documents.

        Committee on Foreign Investment in the United States.    The Exon-Florio Amendment to the Defense Production Act of 1950, commonly known as "Exon-Florio," provides the President of the United States with the authority to investigate and, where necessary, block or unwind mergers and acquisitions by foreign persons that could threaten U.S. national security. By executive order, the President has delegated his investigatory powers under Exon-Florio to the Committee on Foreign Investment in the United States ("CFIUS"), an interagency committee chaired by the U.S. Treasury Department. We intend, jointly with SES Global, to make a filing with CFIUS seeking confirmation that the transactions contemplated by the transaction documents do not threaten the national security. Upon filing of the CFIUS notification, the CFIUS agencies have 30 days in which to determine whether to seek a further investigation of the amalgamation. We cannot assure you whether or not the CFIUS agencies will decide to seek an investigation that could lead to a decision by the President to block the proposed amalgamation.

        Other U.S. Regulatory Filings.    We engage in several business areas that are regulated by the United States government on national security grounds. In particular, we receive certain satellite-related defense articles and defense services that are controlled under the International Traffic in Arms Regulations, or ITAR, and are registered with the U.S. State Department as a manufacturer or exporter of ITAR-controlled satellite-related items. In connection with the transfer of control of New Skies to SES Global, we will cause any required notices to be filed and will obtain any necessary consents from the U.S. State Department.

TERMS OF THE TRANSACTION AGREEMENT AND PLAN OF AMALGAMATION

        The following summarizes material provisions of the Transaction Agreement and Plan of Amalgamation, or transaction agreement, a copy of which is attached to this proxy statement as Appendix A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the transaction agreement that is important to you. We encourage you to read carefully the transaction agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the transaction agreement and not by this summary or any other information contained in this proxy statement.

        The transaction agreement provides that after receipt of all required regulatory approvals, the requisite approval of our shareholders and satisfaction of the other conditions to closing, Amalgamation Sub and New Skies will amalgamate under the laws of Bermuda and each of our outstanding common shares (with certain exceptions) will be converted in the amalgamation into the right to receive amalgamation consideration of an amount of cash per share described below under "—Treatment of Common Shares and Stock Options." Upon consummation of the amalgamation, the amalgamated company will be a wholly-owned subsidiary of SES Global.

Effective Time of the Amalgamation

        We intend that the amalgamation will be effective as soon as practicable following shareholder approval of the transaction documents and the amalgamation at the special general meeting and satisfaction or waiver of the terms and conditions set forth in the transaction documents, and upon the filing of the memorandum of association of the amalgamated company and all other required documents supporting the application for registration of the amalgamated company with the Bermuda Registrar of Companies in accordance with section 108 of the Companies Act. The amalgamation will not, however, become effective until such time as the Bermuda Registrar of Companies has registered the amalgamated company.

Treatment of Common Shares and Stock Options

        Our Common Shares.    At the effective time of the amalgamation, each of our common shares issued and outstanding immediately prior to the effective time of the amalgamation will automatically be canceled and will cease to exist and will be converted into the right to receive $22.52 per share, without interest and subject to applicable withholding taxes, other than our common shares:

  •
  held by our subsidiaries;

  •
  held by SES Global, Amalgamation Sub or any subsidiaries of SES Global; and

  •
  held by dissenting shareholders validly exercising appraisal rights in accordance with the Companies Act under the laws of Bermuda.

        We refer to our common shares described in the bullet points above as the "excluded shares."

        Company Share Options.    Immediately following the closing of the amalgamation, each option, whether or not vested or exercisable, will be cashed out, and the holder will be entitled to receive an amount equal to the excess, if any, of $22.52 over the exercise price per common share subject to the option for each share subject to such option, reduced by applicable withholding taxes.

        No Further Ownership Rights.    After the effective time of the amalgamation, each of our outstanding share certificates (other than certificates representing excluded shares) will represent only the right to receive the amalgamation consideration, without interest and subject to applicable withholding taxes. The amalgamation consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to our common shares represented by that certificate.

Exchange and Payment Procedures

        At the effective time of the amalgamation, SES Global will deposit cash with a paying agent sufficient to pay the amalgamation consideration to each holder of our common shares entitled to receive the amalgamation consideration in the amalgamation. Promptly after the effective time of the amalgamation, the paying agent will mail a letter of transmittal and instructions to our shareholders. The letter of transmittal and instructions will tell you how to surrender your common share certificates in exchange for the amalgamation consideration.

        You should not return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the amalgamation consideration until you surrender your common share certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal. The amalgamation consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person requesting payment must either pay any applicable transfer taxes or establish to the satisfaction of the amalgamated company that those transfer taxes have been paid or are not applicable.

        No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Each of the paying agent and the amalgamated company will be entitled to deduct and withhold any applicable taxes from the amalgamation consideration.

        At the effective time of the amalgamation, our share transfer books will be closed and there will be no further registration of transfers of our outstanding common shares. If, after the effective time of the amalgamation, certificates are presented to the amalgamated company or the paying agent for any reason, they will be canceled and exchanged for the amalgamation consideration.

        Neither the paying agent nor any party to the transaction agreement will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the amalgamation consideration deposited with the paying agent that remains undistributed to the holders of certificates evidencing our common shares for six months after the effective time of the amalgamation will be delivered, upon request, to the amalgamated company. Holders of certificates who have not surrendered their certificates within six months after the effective time of the amalgamation may only look to the amalgamated company for the payment of the amalgamation consideration. If any certificates have not been exchanged within six years of the effective time then the amalgamation consideration related to those certificates shall become the property of the amalgamated company free and clear of any claims or interest of any person previously entitled to the amalgamation consideration. If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the amalgamation consideration, you will have to make an affidavit that your certificate was lost, stolen or destroyed and, if the amalgamated company requires, you will have to post a bond in a reasonable amount determined by them indemnifying the amalgamated company against any claim that may be made against them with respect to such certificate.

Memorandum of Association and Bye-laws

        At the effective time of the amalgamation, the parties will file the memorandum of association of the amalgamated company in the form attached to the amalgamation agreement, which is the memorandum of association of Amalgamation Sub. The new name of the amalgamated company will be SES Holdings (Bermuda) Limited. In addition, the bye-laws of the amalgamated company will be the bye-laws of Amalgamation Sub.

Directors and Officers

        The directors of the amalgamated company will be those listed in the amalgamation agreement, until their successors have been duly elected or appointed, in accordance with the memorandum of association and bye-laws of the amalgamated company. The officers of New Skies will be the officers of the amalgamated company until their successors have been duly elected or appointed in accordance with the memorandum of association and bye-laws of the amalgamated company.

Representations and Warranties

        Each of the parties to the transaction agreement made certain customary representations and warranties related to their due organization, valid existence, good standing, and authorization to enter into the transaction agreement, the amalgamation and the other transactions contemplated by the transaction agreement, consents and approvals of governmental entities required as a result of the transactions contemplated by the transaction agreement and the absence of any violation of or conflict with such party's organizational documents, applicable law or material contracts of such party as a result of entering into the transaction agreement and consummating the transactions contemplated by the transaction agreement, among others. In addition, each party made certain representations and warranties particular to such party.

        The statements embodied in the representations and warranties made by the parties were made for purposes of the transaction agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the transaction agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

  Representations and Warranties of New Skies

        In addition to the customary representations and warranties referenced above, we also made representations and warranties that relate, among other things, to:

  •
  our and our subsidiaries' capitalization and indebtedness;

  •
  our filings with the SEC since December 31, 2004, including the financial statements contained in those filings;

  •
  compliance with policies and practices of the SEC and the Sarbanes-Oxley Act of 2002;

  •
  the absence of liabilities other than those liabilities disclosed in our financial statements as of December 31, 2004 or those liabilities incurred thereafter which do not have a material adverse effect on us;

  •
  the absence of any changes and events since December 31, 2004 that would reasonably be expected to have a material adverse effect on us or our ability to consummate the transactions contemplated by the transaction agreement;

  •
  our insurance policies;

  •
  the accuracy of information provided by us and included or incorporated in this proxy statement or in any document filed with a governmental authority;

  •
  the required consents and approvals from governmental authorities in connection with the transactions contemplated by the transaction agreement;

  •
  our compliance with our corporate governance documents, agreements related to indebtedness and other applicable laws;

  •
  the absence of litigation or outstanding court orders against us;

  •
  our compliance with laws and possession of all licenses and permits necessary to operate our satellites and carry on our business;

  •
  employment and labor matters affecting us, including matters relating to our employee benefit plans;

  •
  our satellites, frequency registrations of such satellites and the ground stations related to such satellites;

  •
  taxes, intellectual property, real property, environmental matters, material contracts and transactions with our affiliates;

  •
  broker's fees incurred in connection with the transactions contemplated by the transaction documents and expenses therefor;

  •
  receipt by us of a fairness opinion from Goldman Sachs;

  •
  our compliance with all statutory or regulatory requirements relating to export controls and trade sanctions; and

  •
  our compliance with the Foreign Corrupt Practices Act.

        Certain of the representations and warranties made by us are qualified as to "materiality" or "material adverse effect." For purposes of the transaction agreement, "material adverse effect" means, with respect to New Skies, one or more events, changes, circumstances or effects that is materially adverse to (i) the assets, liabilities, operations, business, results of operations or financial condition of New Skies and our subsidiaries taken as a whole or (ii) our ability to consummate the transactions contemplated by the transaction documents. However, in determining whether a material adverse effect has occurred under clause (i), there will be excluded from such determination any effect on New Skies the cause of which is any event, change, circumstance or effect:

  •
  in any law that applies to New Skies or its subsidiaries (except to the extent such event, change, circumstance or effect has a materially disproportionate effect on New Skies and its subsidiaries as compared to other persons in the industry in which New Skies and its subsidiaries operate and which have comparable lines of business);

  •
  in Dutch GAAP or U.S. GAAP or interpretations thereof that apply to New Skies or its subsidiaries;

  •
  relating to the economies where New Skies and its subsidiaries conduct business in general or to the industries in which New Skies and its subsidiaries operate (except to the extent such event, change, circumstance or effect has a materially disproportionate effect on New Skies and its subsidiaries as compared to other persons in the industry in which New Skies and its subsidiaries operate and which have comparable lines of business);

  •
  attributable to the compliance by New Skies with the terms of the transaction documents;

  •
  related to the launch or other failure with respect to the satellite designated "NSS-8"; and

  •
  related to any transponder unit failure that does not constitute, individually or in the aggregate with other transponder unit failures, the loss or complete destruction of any of our satellites (other than NSS-8), or the reduction of a satellite's operational capacity to less than 75% of capacity with respect to our "NSS-7" satellite or less than 50% with respect to all of our other satellites (other than NSS-8).

  Representations and Warranties of SES Global and Amalgamation Sub

        In addition to the customary representations noted above, SES Global and Amalgamation Sub also made representations and warranties that relate to, among other things:

  •
  SES Global's receipt of consents and approvals from governmental authorities;

  •
  SES Global's qualification to hold communications licenses;

  •
  the accuracy of SES Global's information provided to us for inclusion in this proxy statement and any other documents filed with a governmental authority;

  •
  the absence of litigation against SES Global that would interfere with, or delay the consummation of, the transactions contemplated by the transaction documents;

  •
  the absence of broker's, finder's and investment banker's fees in connection with the transactions contemplated by the transaction documents;

  •
  SES Global's financial ability to pay the amalgamation consideration; and

  •
  the purpose of the formation and prior activities of Amalgamation Sub.

        Certain of the representations and warranties made by SES Global and Amalgamation Sub are qualified as to "materiality", "parent material adverse effect" or "modified material adverse effect." For purposes of the transaction agreement, a "modified material adverse effect" means one or more events, changes, circumstances or effects that would be materially adverse to the assets, liabilities, operations, business, results of operations or financial condition of SES Global and its subsidiaries taken as a whole, if SES Global and its subsidiaries were a consolidated group of companies of the size and scope of New Skies and its subsidiaries. In addition, for purposes of the transaction agreement, a "parent material adverse effect" means one or more events, changes, circumstances or effects that is materially adverse to the assets, liabilities, operations, business, results of operations or financial condition of SES Global and its subsidiaries taken as a whole or to the ability of SES Global to consummate the transactions contemplated by the transaction agreement.

Conduct of Our Business Pending the Amalgamation

        We have agreed that prior to the effective time of the amalgamation, unless otherwise contemplated by the transaction documents or required by applicable law, we and our subsidiaries will:

  •
  conduct our business only in the ordinary course of business consistent with past practice and in accordance with applicable law;

  •
  use reasonable best efforts to preserve intact our business organization;

  •
  keep available the services of our current officers and employees;

  •
  preserve our assets and properties in good repair and condition;

  •
  maintain in full force and effect our satellite insurance policies and insurance policies related to our assets, operations and other activities;

  •
  continue to make capital expenditures in accordance with our budget;

  •
  maintain our permits;

  •
  make timely filings related to export controls;

  •
  take all necessary actions to ensure there are appropriate back-ups for satellite control operations;

  •
  collect our receivables; and

  •
  maintain our current relationships with government authorities, customers, suppliers, licensors, licensees, distributors and others with whom we have business dealings.

        We have also agreed that during the same time period, subject to specified exceptions or unless SES Global gives its prior written consent, we and our subsidiaries will in general not:

  •
  cause, adopt or propose any amendments to the terms of any of our outstanding securities;

  •
  cause, adopt or propose any amendments to the terms of our memorandum of association or bye-laws or other comparable corporate documents (except for corporate documents for direct and indirect subsidiaries of New Skies Satellites B.V. which we may amend in the ordinary course of business);

  •
  authorize for issuance, issue, sell, deliver, transfer, pledge, encumber or otherwise subject to any lien any stock of any class or any other securities convertible or exchangeable for any stock or any equity equivalents;

  •
  make any payments based on the market price or value of shares (except for the transfer or issuance of our shares in connection with the exercise of stock options);

  •
  adjust, split, subdivide, combine recapitalize or reclassify any of our shares;

  •
  declare, set aside, make or pay any dividend or other distribution other than dividends by our wholly-owned subsidiaries and other dividends necessary to make our regular quarterly cash dividend on our shares at a rate not in excess of $0.463125 per share for the fourth fiscal quarter of fiscal year 2005 (such dividends may not exceed $15.1 million);

  •
  make any other actual, constructive or deemed distribution in respect of our common shares;

  •
  directly or indirectly redeem, purchase, repurchase, retire or otherwise acquire any of our common shares;

  •
  grant any rights or option to acquire our common shares;

  •
  adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

  •
  repurchase, repay, incur or assume any long-term or short-term debt or issue any debt securities;

  •
  assume, guarantee, endorse or otherwise become liable or responsible for the obligations of another person;

  •
  make any loans, advances or capital contributions to, or investments in, any other person;

  •
  pledge or otherwise encumber our common shares;

  •
  mortgage or pledge any of our material assets, tangible or intangible, or create any lien;

  •
  incur or assume any indebtedness or amend any term of existing indebtedness;

  •
  except for normal increases in compensation consistent with past practice not to exceed 5% in the aggregate on an annual basis, the satisfaction of previous contractual obligations, employment arrangements for newly hired employees, and retention or employment agreements entered into or established pursuant to the transaction agreement:

  •
  terminate, establish, implement, adopt, amend, enter into, make any new, accelerate the vesting or payment of any existing grants or awards under, amend or otherwise modify any of our employee benefit plans;

  •
  increase or commit to increase the commissions, compensation or benefits in respect of any employee, director or officer;

    •
    waive or commit to waive any debts due to us or any of our subsidiaries from any employee or director;

    •
    grant any severance or termination pay to any director, officer or employee;

    •
    extend any loan to any director or officer;

    •
    grant any equity or equity-based awards to any director, officer or employee; or

    •
    amend, enter into, terminate or otherwise waive or modify any existing employment agreement;

  •
  assign, transfer, sell, license, lease, sell and leaseback or otherwise dispose of, or pledge, mortgage, encumber or otherwise subject to any lien, any material property or assets;

  •
  acquire any material assets;

  •
  change any practices or principles of accounting (other than as may be required by law or GAAP);

  •
  acquire any corporation, partnership or other business organization or division or any material equity interest;

  •
  authorize or make any new capital expenditure or expenditures or investments exceeding $3 million (other than contemplated by our budget or as necessary to keep assets in good working order);

  •
  make, change or revoke any material tax election or settle or compromise any material claim or assessment or surrender any right to a material claim for a tax refund if such action could reasonably be expected to increase our tax liability or decrease any of our tax attributes, or change any material aspect of our method of accounting for tax purposes;

  •
  pay, discharge, waive, settle or satisfy any material claims, liabilities or obligations (other than in the ordinary course of business);

  •
  settle or compromise any pending litigation for an amount in excess of $1 million;

  •
  enter into any agreement or arrangement that limits or otherwise restricts in any material respect the ability to engage or compete in any line of business or geographic area;

  •
  purchase a new, renew or amend an existing, insurance policy (other than in the ordinary course of business);

  •
  change the orbital location or de-orbit any of our satellites (except in the case of urgent operational circumstances);

  •
  amend in any material respect, terminate or cancel any material contract or enter into any contract that would be a material contract (other than in the ordinary course of business consistent with past practice);

  •
  enter into any contract with respect to our satellites transponder capacity other than in the ordinary course or as needed to respond to prevailing market conditions;

  •
  take measures to accelerate the collection of account payables other than in the ordinary course of business; or

  •
  take, propose to take or agree in writing or otherwise to take, any of the foregoing actions or any action that would make any of the representations or warranties untrue or incorrect.

SES Global Covenants

        SES Global has agreed that, prior to the closing date, it will not, without the prior written consent of New Skies take, propose to take, or agree in writing or otherwise to take, any action which (i) would make its representations or warranties, which are qualified as to materiality, untrue or incorrect, or, which are not so qualified, untrue in any material respect or (ii) would reasonably be likely to result in any of the conditions to the consummation of the amalgamation and in the transaction agreement not being satisfied at or prior to March 14, 2007.

Additional Agreements

        Subject to the terms and conditions of the transaction agreement, each party has agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the transaction agreement, including: (i) defending actions challenging the transaction agreement, the resolutions of our board of directors or our special general meeting with respect to the consummation of the amalgamation or any of the other transactions contemplated by the transaction agreement, including seeking to have any such stay or temporary restraining order or injunction vacated and reversed; (ii) taking all reasonable actions necessary to cause the closing conditions to be satisfied; (iii) taking all reasonable actions necessary to obtain all necessary consents, approvals, written permissions, confirmations and waivers from third parties, including any governmental authority; and (iv) executing and delivering any additional instruments reasonably necessary to consummate the transactions contemplated by the transaction agreement.

        We and SES Global have specifically agreed:

  •
  to make the filings that are advisable or required by applicable law of the Netherlands, the European Union, the United States or other such laws with respect to the transactions contemplated by the transaction agreement;

  •
  to use our reasonable best efforts to take, or cause to be taken, all other actions consistent with and necessary to cause the expiration or termination of the applicable waiting periods, and grant of any necessary approvals, consistent with the consents required in connection with the transaction agreement;

  •
  to make the necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and to request and use our reasonable best efforts to obtain early termination of the waiting period provided for thereunder; and

  •
  make necessary filings and use reasonable best efforts to obtain completion of a review of the transactions contemplated by the transaction agreement by the Committee on Foreign Investment in the United States pursuant to Section 721 of the Defense Production Act of 1950.

        In addition, we and SES Global have agreed to use reasonable best efforts to:

  •
  cooperate to prosecute each application for approval with reasonable diligence and otherwise use our reasonable best efforts to obtain the grants of the applications as expeditiously as practicable, including the exercise of reasonable diligence to comply with any request from a governmental authority for additional documents, information or materials;

  •
  cooperate in all respects with the other party in connection with any filing or submission and in connection with any investigation or other inquiry;

  •
  notify the other party promptly following any communication from any governmental authority, private party or other party in connection with the amalgamation;

  •
  cooperate in all respects with the other parties to contest and resist any action or proceeding instituted by an administrative or judicial action (including a proceeding by a private party) and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and prohibits, prevents or restricts consummation of the transactions contemplated by the transaction agreement; and

  •
  oppose any petitions to deny or other objections filed with respect to applications for any FCC approval.

        We and SES Global also agreed to take all actions necessary, appropriate or desirable to be taken to permit the FCC to approve the FCC applications within the time frame contemplated in the transaction agreement, except that neither party shall be required to take any action that would be reasonably likely to have a material adverse effect on us or a modified material adverse effect on SES Global.

        New Skies is not obligated to agree to any dispositions, limitations, consents, commitments, agreements or other material actions, other than any disposition, limitation, consent, commitment, agreement or other action that in each such case may be conditioned upon the consummation of the transactions contemplated by the transaction agreement.

        Notwithstanding anything to the contrary in the transaction agreement, SES Global is not obligated to take any action that:

  •
  would require the sale of one or more its or its subsidiaries' satellites in operation or currently authorized, or our satellites or impose any other requirement that would materially diminish the usefulness of such satellites or the right to replace or renew rights to operate such satellites; or

  •
  would impose other limitations on SES Global's ownership or operation of any portion of our or our subsidiaries' business or assets or any other obligation, restriction, limitation, or qualification that would be expected to have a material adverse effect on us or a modified material adverse effect on SES Global.

Access to Information; Confidentiality

        We have agreed to, and to cause our subsidiaries to, cooperate with SES Global and its advisors in their investigation of our business, and to grant them reasonable access to our offices, records and employees. We have also agreed to furnish them with financial and operating data and other information as they may reasonably request, as soon as practical after they become available. SES Global and Amalgamation Sub and its advisors have agreed to hold this information in confidence.

No Solicitation of Transactions

        We have agreed that neither we, nor any of our subsidiaries or representatives, will directly or indirectly:

  •
  solicit, initiate, facilitate or encourage (including by way of furnishing information) the making by any person of any acquisition proposal;

  •
  participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or in connection with, or take any other action to facilitate, any acquisition proposal or any inquiries with respect to, or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal; or

  •
  enter into any agreement, understanding or arrangement with respect to any acquisition proposal, or approve or recommend or propose to approve or recommend any acquisition proposal or any agreement, arrangement or understanding relating to an acquisition proposal.

        For purposes of the transaction agreement, "acquisition proposal" means any inquiry, offer or proposal, or disclosure of an intention to do any of the foregoing (including any proposal from or offer to our shareholders) regarding any of the following: (i) any amalgamation, merger, reorganization, tender offer, exchange offer, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, joint venture or other similar transaction involving the company or any of our subsidiaries or (ii) any acquisition by a third party of more than 10% of our or any of our subsidiaries' common shares or more than 10% of our and our subsidiaries' consolidated assets, net revenue or net income.

        At any time before our shareholders have approved and adopted the transaction documents, we are permitted to furnish any information to, or enter into discussions or negotiations with, any person that makes an unsolicited bona fide written acquisition proposal; provided:

  •
  our board of directors determines in good faith after consultation with its financial advisors that the acquisition proposal is reasonably likely to lead to a superior proposal;

  •
  prior to receipt of confidential information, the person making the unsolicited bona fide written acquisition proposal must execute a confidentiality and standstill agreement and to the extent the terms in such agreement are in substance less favorable to us or more favorable to the person making such acquisition proposal than those contained in the confidentiality agreement signed with SES Global related to the amalgamation, we will provide SES Global with a copy of such agreement and amend the corresponding terms in the confidentiality agreement with SES Global; and

  •
  our board of directors determines in good faith following receipt of the advice of counsel that doing so is consistent with its fiduciary duties under applicable law.

        For purposes of the transaction agreement, "superior proposal" means an unsolicited written acquisition proposal with respect to which our board of directors has determined in good faith, after consultation with their financial advisors and legal advisors and taking into account all relevant factors, including the identity of the offeror and all legal, financial, regulatory and other aspects of the proposal, including the terms of any financing, that (i) if accepted, such acquisition proposal would result in a transaction more favorable from a financial point of view to our shareholders than the transactions contemplated by the transaction agreement and (ii) is reasonably capable of being consummated; provided that to be a superior proposal, the consummation of one or more steps in an acquisition proposal must result in a third party (or the shareholders of such third party) acquiring, directly or indirectly, more than 50% of our common shares (or the surviving or ultimate parent entity in such transaction) or, directly or indirectly, all or substantially all of our assets.

        We have agreed to notify SES Global within 24 hours of our receipt of any written acquisition proposals. We have also agreed to keep SES Global reasonably informed of the status of any discussions or negotiations with third parties and of any definitive oral or written modifications to the terms of the acquisition proposal that is the subject of such within 24 hours of such modification. Under the transaction agreement, we may not terminate, waive, amend or modify any standstill or confidentiality agreement relating to the sale of all of our outstanding shares or other material disposition to which we are a party and we will use commercially reasonable action to enforce any standstill or confidentiality agreements. We have also agreed to terminate or cause to be terminated any discussions or negotiations with any parties that may have been ongoing with respect to any acquisition proposal prior to the date of the transaction agreement.

        Our board of directors will not withdraw, modify or amend, or propose to withdraw, modify or amend, in any manner adverse to SES Global, the recommendation that our shareholders vote "FOR" the transaction contemplated by the transaction agreement unless:

  •
  an unsolicited bona fide written superior proposal is pending at the time our board of directors determines to take such action;

  •
  we have complied in all material respects with the provisions regarding acquisition proposals in the transaction agreement; and

  •
  we have notified SES Global at least 5 business days in advance of our board of directors intention to withdraw, modify or amend the recommendation and during such 5 day period, we have negotiated in good faith with SES Global to make adjustments in the terms of its proposal so that the competing proposal would no longer be determined by our board of directors to constitute a superior proposal.

Conditions to the Amalgamation

        The obligations of the parties to complete the amalgamation are subject to the following mutual conditions:

  •
  approval and adoption by our shareholders of the transaction agreement;

  •
  the expiration or termination of all waiting periods applicable to the consummation of the transactions contemplated by the transaction agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, without any condition that either (a) would be expected to have a material adverse effect on us or a modified material adverse effect on SES Global or (b) SES Global is not required to accept under the terms of the transaction agreement (see the last paragraph under the heading "—Other Agreements");

  •
  determination by the Committee on Foreign Investment in the United States, or CFIUS, not to take action with respect to the amalgamation (or the time period for making a decision will have expired), without any condition that either (a) would be expected to have a material adverse effect on us or a modified material adverse effect on SES Global or (b) SES Global is not required to accept under the terms of the transaction agreement (see the last paragraph under the heading "—Other Agreements");

  •
  notification of the transactions contemplated by the transaction documents to the Dutch Sociaal-Economische Raad, which was completed on December 14, 2005, and the government of Argentina;

  •
  obtaining any approval required under any Dutch law regulating or purporting to regulate the operation of geostationary earth orbit satellites that may be enacted between the execution of the transaction documents and the closing of the amalgamation;

  •
  consent of the FCC applicable to the amalgamation without any condition that either (a) would be expected to have a material adverse effect on us or a modified material adverse effect on SES Global or (b) SES Global is not required to accept under the terms of the transaction agreement (see the last paragraph under the heading "—Other Agreements");

  •
  all approvals or consents, or the expiration of the applicable decision periods, with respect to any filings required by Bundeskartellamt (German Federal Cartel Office) without any condition that either (a) would be expected to have a material adverse effect on us or a modified material adverse effect on SES Global or (b) SES Global is not required to accept under the terms of the transaction agreement (see the last paragraph under the heading "—Other Agreements");

  •
  any consents, approvals, orders, authorizations, notifications or permits required by the U.S. Department of State pursuant to the International Traffic in Arms Regulations without any condition that either (a) would be expected to have a material adverse effect on us or a modified material adverse effect on SES Global or (b) SES Global is not required to accept under the terms of the transaction agreement (see the last paragraph under the heading "—Other Agreements");

  •
  all other notices, reports, applications and other filings required to be made prior to the closing will have been made, except for those the failure of which to submit would not be expected to have a material adverse effect on us;

  •
  no law will have been enacted, issued, promulgated, enforced or entered into by any governmental authority which prevents or prohibits consummation of the transactions contemplated by the transaction agreement, except those laws which would not have a material adverse effect on us; and

  •
  no action or proceeding before any court in the Netherlands, the European Union or its member states, the United States or any other country will have been instituted which seeks to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by the transaction agreement, except those which would not have a material adverse effect on us.

        Our obligation to complete the amalgamation is subject to the following additional conditions:

  •
  the representations and warranties of SES Global and Amalgamation Sub must be true and correct in all respects as of the date of the transaction agreement and on and as of the closing date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), unless all failures of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have had and would reasonably be expected to have a material adverse effect on the ability of SES Global and Amalgamation Sub to perform their obligations contemplated by the transaction agreement;

  •
  SES Global and Amalgamation Sub must have performed or complied in all material respects all covenants and agreements required to be performed or complied with by them prior to the closing; and

  •
  receipt of a certificate signed by an executive officer of SES Global certifying that the conditions related to its representations and warranties and performance and compliance of its covenants and agreements have been satisfied.

        The consummation of the amalgamation is also subject to the following additional conditions that are for the benefit of SES Global and Amalgamation Sub:

  •
  our representations and warranties must be true and correct in all respects as of the date of the transaction agreement and on and as of the closing date (except for representations and warranties expressly made as of a specified date, which need be true and correct only as of the specified date), provided, however that this condition will be deemed satisfied with respect to all representations and warranties (except for our representation relating to our authority to enter into the transaction agreement) unless all failures of such representations and warranties to be so true and correct (without giving effect to any materiality or similar qualification) have had and would reasonably be expected to have, a material adverse effect on us;

  •
  we must have performed or complied in all material respects with all covenants and agreements contained in the transaction agreement and required to be performed or complied with by us prior to or at the time of closing;

  •
  we must have delivered a certificate from any of our officers certifying as to the fulfillment of our representations and warranties and performance or compliance with our covenants and agreements;

  •
  there shall be no outstanding petition for reconsideration, application for review or judicial appeal of the FCC's consent to the amalgamation which is reasonably likely to result in a reversal of such consent or the imposition of a condition that either would reasonably be expected to have a material adverse effect on us or a modified material adverse effect on SES Global, or SES Global is not required to accept under the terms of the transaction agreement (see the last paragraph under the heading "—Other Agreements"); and the time for filing any such petition, application or appeal will have expired provided that the expiration of the time for such filing will not be a condition to SES Global's obligations to effect the closing if no petition to deny or other objection was filed at the FCC against the FCC applications prior to the granting of such application by the FCC;

  •
  there shall not have occurred the loss or complete destruction of any of our satellites (other than NSS-8) or an occurrence as a result of which the satellites operational capability is reduced to less than 75% of capacity with respect to our "NSS-7" satellite or less than 50% with respect to all other of our satellites (other than NSS-8); and

  •
  there shall not have occurred any change, development, event, condition, occurrence or effect that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on us.

Termination of the Transaction Agreement

        The transaction agreement may be terminated at any time prior to the closing of amalgamation, whether before or after shareholder approval has been obtained, as follows:

  •
  by the mutual written consent of us and SES Global;

  •
  by us or SES Global, if:

  •
  the transactions contemplated by the transaction agreement have not been consummated by October 14, 2006, provided that if all conditions to the obligations of the parties described above in "—Conditions to the Amalgamation" (other than those conditions related to regulatory approvals) have been satisfied or waived prior to such date, then the right to terminate the transaction agreement is not available until March 14, 2007;

  •
  our shareholders do not approve and adopt the transaction documents and amalgamation at the special general meeting or at any adjournment or postponement of the special general meeting;

  •
  any governmental authority of the United States, the Netherlands or the European Commission Directorate General for Competition shall have issued or adopted a final law, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the transaction agreement, and such law or other action has become final and non-appealable; or

  •
  any other governmental authority shall have issued or adopted a final law, or taken other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the transaction agreement and whereby consummation of the transactions contemplated by the transaction agreement in violation of such prohibition would result in a material adverse effect on us or a modified material adverse effect on SES Global;

  •
  by us:

  •
  if there has been a breach by SES Global or Amalgamation Sub of any representation, warranty or covenant or agreement in the transaction agreement that would give rise to a failure of a condition relating to the breach of their representations, warranties, covenants or agreements, which has not been cured (or is not capable of being cured) within 30 business days following receipt by SES Global or Amalgamation Sub of such breach; or

  •
  prior to the approval of the amalgamation by our shareholders, if we have received an acquisition proposal which our board of directors has determined constitutes a superior proposal provided that our board has complied in all material respects with the provisions of the transaction agreement relating to the no-solicitation of acquisition proposals and we have given SES Global at least 5 business days notice prior to making such determination (and our board of directors shall have determined, after taking into account any revised proposal of SES Global, that the superior proposal remains a superior proposal) and we pay SES Global the termination fee; and

  •
  by SES Global, if:

  •
  there has been a breach by us of any representation, warranty, covenant or agreement in the transaction agreement, that, individually or in the aggregate, would give rise to the failure of any of the applicable closing conditions set forth in the transaction agreement and the breach has not been cured (or is not capable of being cured) within 30 days of receipt of notice of the breach;

  •
  prior to the shareholders vote on the amalgamation at a special general meeting, our board of directors fails to recommend or withdraws, modifies or amends or proposes to withdraw, modify or amend, in any manner adverse to SES Global, its recommendation in favor of the amalgamation (unless the investment funds confirm in writing to SES Global that they will vote in favor of such transaction notwithstanding the change in the recommendation) or approves or recommends an acquisition proposal;

  •
  we breach our obligation to call, give notice of, convene and hold the special general meeting and such breach has not been cured within 15 business days following receipt of notice of such breach; or

  •
  a tender offer or exchange offer for 20% or more of our outstanding common shares is commenced or another acquisition proposal relating to more than 20% of our common shares is otherwise publicly announced, and our board of directors recommends that our shareholders tender their shares in such tender offer or exchange offer, or otherwise fails to recommend rejecting such tender offer or exchange offer or such acquisition proposal, within the time periods specified in the transaction agreement.

Fees and Expenses

        Termination Fee.    We have agreed to pay SES Global a termination fee of up to $26,016,649, plus expenses of up to $2.5 million incurred by SES Global and Amalgamation Sub, in the following circumstances:

  •
  if we terminate the transaction agreement because we intend to enter into an agreement or arrangement for a superior proposal, then we will pay SES Global the termination fee; or

  •
  if SES Global terminates the transaction agreement because our board of directors fails to recommend or withdraws, modifies or amends, in a manner adverse to SES Global, its recommendation in favor of the amalgamation, approves or recommends an acquisition proposal, fails to call, give notice of and convene the special general meeting, or recommends tendering shares in a competing tender offer or exchange offer or otherwise fails to reject such tender offer or exchange offer or other acquisition proposal for 20% of our common shares, then we will pay to SES Global the termination fee.

        If SES Global terminates the transaction agreement because of a breach by us of any representation, warranty, covenant or agreement contained in the transaction agreement as discussed above, or if we or SES Global terminates the transaction agreement because our shareholders did not approve the amalgamation at the special general meeting and at or prior to the termination date, an acquisition proposal has been commenced, publicly disclosed or communicated to our board of directors and not abandoned, then we will pay SES Global one-third of the termination fee and expenses up to $2.5 million. If within 12 months of such termination, we or any of our affiliates enters into a definitive agreement for an acquisition proposal for more than 50% of our common shares or consummate a transaction that would constitute an acquisition proposal for more than 50% of our common shares, then we will pay to SES Global the remainder of the termination fee.

        Expenses.    Pursuant to the transaction agreement, all fees and expenses incurred in connection with the transaction agreement and the transactions contemplated by the transaction agreement will be paid by the party incurring those expenses.

Effect of Termination

        If the transaction agreement is terminated, it will become void and have no effect, other than the provisions relating to confidentiality and termination fees and expenses. Termination, however, will not relieve any party from liability or damages resulting from any willful and material breach by that party of the transaction agreement.

Amendment

        Any provision of the transaction agreement may be amended at any time before of after approval of the transactions contemplated by the transaction documents, provided that after such approval, no amendment shall be made that requires approval of our shareholders under applicable law without such approval.

Extension and Waiver

        At any time prior to the closing of the amalgamation, each party may extend the time for the performance of any of the obligations of the other party, waive any inaccuracies in the representations and warranties of the other party or waive compliance with any of the agreements or conditions of the other party if such extension or waiver is set forth in writing and signed on behalf of such party.

SUMMARY OF CERTAIN TERMS OF VOTING AGREEMENT

        Concurrently with the execution of the transaction agreement, SES Global and Amalgamation Sub entered into a voting agreement with the investment funds, which hold 17,973,088 of our common shares. These shares represent approximately 55.3% of our outstanding common shares as of the record date.

        Pursuant to the voting agreement, and subject to the terms and conditions contained in the voting agreement, the investment funds have agreed, among other things, to vote their common shares of New Skies in favor of approving the amalgamation. Further, the investment funds have agreed to vote against:

  •
  the approval of any acquisition proposal as defined in the transaction agreement;

  •
  any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between New Skies and any person other than SES Global;

  •
  any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the amalgamation or any transaction contemplated by the transaction agreement or the voting agreement;

  •
  any transaction that results in a breach in any material respect of any covenant, representation, warranty or other obligation or agreement under the transaction agreement; and

  •
  any dividend by New Skies or change in the capital structure of New Skies (except to the extent permitted by the transaction agreement).

        Under the terms of the voting agreement, the investment funds have granted an irrevocable proxy and power of attorney to SES Global and its designees to vote at the special general meeting with respect to the shares they hold unless the voting agreement is terminated as described below.

        The investment funds have also agreed, until the voting agreement is terminated as described below, (1) not to transfer their common shares, (2) except to the extent New Skies is permitted to take certain actions as set forth above described under "Terms of the Transaction Agreement and Plan of Amalgamation—No Solicitation of Transactions" on page 47, not to solicit any competing transactions or participate in any solicitation of proxies for any competing transaction, and (3) to waive any rights of appraisal or rights to dissent from the transaction.

        The voting agreement provides that it will terminate and the proxy described above will expire upon the earliest of:

  •
  the effective date of the transaction;

  •
  the termination of the transaction agreement in accordance with its terms; and

  •
  written notice of termination of the voting agreement by SES Global to the investment funds.

SUMMARY OF CERTAIN TERMS OF AMALGAMATION AGREEMENT

        Concurrently with the execution of the transaction agreement, New Skies and Amalgamation Sub entered into an amalgamation agreement, pursuant to which New Skies and Amalgamation Sub will amalgamate under Bermuda law. Upon effectiveness of the amalgamation, each outstanding common share of New Skies, subject to certain exceptions, will be converted into the right to receive $22.52 in cash in accordance with the terms of the amalgamation agreement.

        The amalgamation agreement will terminate automatically upon termination of the transaction agreement in accordance with its terms.

RECENT TRANSACTIONS

The Initial Public Offering

        On May 13, 2005, New Skies completed the sale of 11.9 million newly issued common shares, equivalent to approximately 37% of the total issued and outstanding common shares, in an initial public offering. New Skies also sold an additional 1.8 million shares on May 27, 2005 pursuant to the underwriters' over-allotment option.

        New Skies provided New Skies Satellites B.V. with $137.3 million of the net proceeds of the initial public offering by way of an indirect shareholder loan. New Skies Satellites B.V. used $131.2 million of these funds, together with $11.4 million of cash-on-hand, to repay $142.6 million of its term loan facility and the remaining $6.1 million of these funds to pay a fee to Blackstone Management Partners IV L.L.C. in connection with the termination of the transaction and monitoring fee agreement.

Investment Funds Acquisition

        On June 5, 2004, Neptune One Holdings Ltd. and New Skies Satellites B.V., which were wholly-owned by the investment funds, entered into a definitive transaction agreement with New Skies Satellites N.V. (the "Seller"), providing for New Skies Satellites B.V.'s acquisition of substantially all of Seller's assets (including the shares of all of Seller's subsidiaries), and the assumption of substantially all of Seller's liabilities, for an aggregate purchase price of approximately $982.8 million, including direct acquisition costs (the "Acquisition"). In connection with the Acquisition, the investment funds contributed $153.0 million in the form of preferred equity certificates, $8.5 million in the form of convertible preferred equity certificates and $1.5 million of equity to New Skies Investments S.a.r.l. New Skies Investments S.a.r.l. subsequently loaned $153.0 million and contributed $10.0 million of equity to New Skies Holding B.V. New Skies Holding B.V. then loaned $153.0 million and contributed $10.0 million of equity to New Skies Satellites B.V. In addition, New Skies Satellites B.V. entered into senior secured credit facilities, consisting of a $460.0 million term loan facility and a $75.0 million revolving credit facility, issued $160.0 million aggregate principal amount of senior floating rate notes, and issued $125.0 million aggregate principal amount of senior subordinated notes. On November 2, 2004, pursuant to the terms of the transaction agreement, the investment funds completed the Acquisition. New Skies Holding B.V. also assumed all of the rights and obligations of Neptune One Holdings Ltd. in connection with the Acquisition. New Skies Satellites B.V. now owns and operates the business of Seller, including its direct and indirect subsidiaries.

        New Skies Satellites B.V. assumed and indemnified Seller against all indebtedness, liabilities and obligations of Seller, other than (1) certain taxes that were or may be payable by Seller solely as a result of the consummation of the Acquisition; (2) any liabilities under Seller's equity incentive plans incurred prior to the closing; (3) any liabilities arising in connection with the distributions and the liquidation; and (4) any liabilities of Seller arising from activities that occur after the date of the closing, which are not attributable, directly or indirectly, to the consummation of the Acquisition and are not the result of compliance by Seller with the transaction agreement.

MARKET PRICE OF OUR SHARES

        As of January 13, 2006, there were an aggregate of 32,491,235 common shares outstanding. Our common shares are listed on the New York Stock Exchange under the symbol "NSE" and commenced trading upon the launch of our initial public offering on May 10, 2005. The following table sets forth, for the calendar periods indicated, the high and low closing sales price per share for our common shares, as reported by the New York Stock Exchange since our initial public offering and the quarterly cash dividends declared per common share for the periods indicated:

	High	Low	Dividend
2005
Second Quarter (May 10, 2005 to June 30, 2005)	$19.95	$16.58	$0.252
Third Quarter (July 1, 2005 to September 30, 2005)	$24.16	$19.61	$0.463
Fourth Quarter (October 1, 2005 to December 31, 2005)	$23.90	$20.11	$0.463
2006
First Quarter (Janaury 1, 2006 to January 13, 2006)	$21.77	$21.56	—

        The following table sets forth the closing per share sales price of our common shares, as reported on New York Stock Exchange on December 13, 2005, the last full trading day before the public announcement of the transaction agreement, and on January 13, 2006, the latest practicable trading day before the printing of this proxy statement:

Date	Closing Price
December 13, 2005	$23.50
January 13, 2006	$21.66

OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as to our common shares beneficially owned as of January 13, 2006 by (i) each of our directors, (ii) our chief executive officer and the other five executive officers named below and (iii) all of our directors and executive officers as a group and each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who was know to us to be the beneficial owner of 5% or more of the outstanding common shares:

	Beneficial Ownership of Common Stock
	Number	Percentage
Name and Address of Beneficial Owner
Investment funds affiliated with The Blackstone Group(1)	17,973,088	55.3%
Peter G. Peterson(1)	17,973,088	55.3%
Stephen A. Schwarzman(1)	17,973,088	55.3%
SES Global(2)	17,973,088	55.3%
Daniel S. Goldberg(3)	361,026	1.1%
Andrew M. Browne(3)	141,485	*
Thai E. Rubin(3)	66,354	*
Michael C. Schwartz(3)	75,136	*
Scott J. Sprague(3)	56,108	*
Stephen J. Stott(3)	80,504	*
Lawrence H. Guffey(4)	—	—
David M. Tolley(4)	—	—
Peter F. Wallace(4)	—	—
Walid Kamhawi(4)	—	—
Ashok Ganguly(3)	—	—
Scott Schneider(3)	—	—
All directors and executive officers as a group (12 persons)	780,613	2.4%

(1)
Includes common shares of New Skies owned by the investment funds. Blackstone Management Associates (Cayman) IV L.P. ("BMA") is the general partner of each of Blackstone Capital Partners (Cayman) IV L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P. and Blackstone Capital Partners (Cayman) IV-A L.P., and Blackstone Communications Management Associates (Cayman) L.P. ("BCMA") is the general partner of each of Blackstone NSS Communications Partners (Cayman) L.P. and Blackstone Family Communications Partnership (Cayman) L.P. BMA and BCMA respectively have voting and investment power over the membership interests held or controlled by the investment funds. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of BMA and BCMA and as such may be deemed to share beneficial ownership of the membership interests held or controlled by the investment funds. Each of BMA, BCMA and Messrs. Peterson and Schwarzman disclaims beneficial ownership of such membership interests. The address of BMA, BCMA and each of the investment funds is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154.

(2)
Based solely on a Schedule 13D filed on December 22, 2005 with the Securities and Exchange Commission by SES Global and Amalgamation Sub. SES Global and Amalgamation Sub may be deemed to have beneficial ownership as a result of sharing voting power with respect to 17,973,088 of our common shares as a result of a voting agreement entered into between SES Global, Amalgamation Sub and the investment funds described above under "Summary of Certain Terms of Voting Agreement." SES Global and Amalgamation Sub have disclaimed beneficial ownership of these shares. The address for SES Global is L-6815 Chateau de Betzdorf, Luxembourg.

(3)
The address for each of Messrs. Goldberg, Browne, Rubin, Schwartz, Sprague, Stott, Ganguly and Schneider is c/o New Skies Satellites, Rooseveltplantsoen 4, 2517 KR The Hague, The Netherlands.

(4)
The address for each of Messrs. Guffey, Tolley, Wallace and Kamhawi is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154. Messrs. Guffey, Tolley, Wallace and Kamhawi are representatives of the investment funds and may be deemed to share beneficial ownership of any shares beneficially owned or controlled by the investment funds or by their affiliates, but disclaim such beneficial ownership.

APPRAISAL RIGHTS

        Pursuant to Section 106(6) of the Companies Act, each New Skies shareholder who does not vote in favor of the amalgamation and who is not satisfied that such shareholder has been offered fair value for such shareholder's shares (whether or not such shareholder attended or was represented at the special general meeting of shareholders) may apply to the Supreme Court of Bermuda within one month of service of the notice of the special general meeting of shareholders accompanying this proxy statement to have the fair value of such shares appraised by the Court. Neither voting against the adoption of the transaction documents and the amalgamation nor abstaining from voting or failing to vote on such proposal will in and of itself satisfy any notice requirements under Bermuda law with respect to appraisal rights. Shareholders will be deemed to have been served with the notice of the special general meeting on January 20, 2006, which is two days after this proxy statement is first being mailed to shareholders. The "fair value" of New Skies common shares as appraised by the Court may be more than, less than or equal to the amalgamation consideration to be paid to non-dissenting shareholders in the amalgamation. Pursuant to Section 106 of the Companies Act, within one month of the Court appraising the fair value of such shares, New Skies will be entitled either to pay the dissenting shareholder an amount equal to the value of such shares as appraised by the Court, or if the amalgamation has not been completed prior to such date, to terminate the amalgamation (which could be done only in accordance with the terms of the transaction agreement, which does not provide for a separate termination right in the event appraisal rights are exercised by our shareholders).

        The costs of an application to the Supreme Court of Bermuda to appraise the value of a dissenting shareholder's shares are to be borne as determined in the discretion of the Court. An appraisal by the Court is final and cannot be appealed. A copy of the provisions of the Companies Act that grant appraisal rights and govern the applicable procedures is attached to this proxy statement as Appendix D. You are encouraged to read these provisions carefully and in their entirety. If you are considering seeking an appraisal of your New Skies shares, you may wish to consult an attorney.

        Pursuant to the amalgamation agreement, shares held by a shareholder who has properly exercised such shareholder's appraisal rights (and who has not effectively withdrawn such shareholder's appraisal rights), will be afforded those rights as are granted by Section 106 of the Companies Act. If after the effective time of the amalgamation such shareholder withdraws or otherwise loses such shareholder's appraisal rights, those shares will have the right to receive the amalgamation consideration. New Skies has agreed to give SES Global prompt notice of any demands for appraisal, and any withdrawals of those demands, and SES Global will have the right to participate in all negotiations and proceedings with respect to any such demands. Except as required by the Companies Act, New Skies has agreed not to make any payments with respect to any demand by shareholders for appraisal of their shares and not to offer to settle, settle or otherwise negotiate any such demands.

        For U.S. federal income tax purposes, New Skies' U.S. shareholders who receive cash for their shares of New Skies after exercising appraisal rights will recognize taxable gain or loss. See "The Amalgamation—Material U.S. Federal Income Tax Consequences of the Amalgamation" beginning on page 36.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless New Skies has received contrary instructions from one or more of the shareholders. New Skies will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholders at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to New Skies Satellites Holdings Ltd. Investor Relations, Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda, or by Telephone: +31 70 306 4183. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting New Skies at the address and phone number set forth in the prior sentence.

SUBMISSION OF SHAREHOLDER PROPOSALS

        If the amalgamation is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold a 2006 annual meeting of shareholders, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2006 annual meeting of shareholders. We must receive written notice of any shareholder proposals (other than shareholder nominations of directors) intended to be presented at our annual meeting of shareholders in 2006 not less than 90 days or more than 120 days before the date of such 2006 annual meeting of shareholders. Shareholder nominations of directors not retiring by rotation should be submitted in accordance with the provisions of our bye-laws. Shareholder proposals should be sent to New Skies Satellites Holdings Ltd., Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda, Attention: The Secretary. We urge that any shareholder proposals be sent certified mail, return-receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Our public filings with the SEC are also available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

        A copy of our reports and other documents filed with the SEC, including any financial statements and financial statement schedules thereto, will be made available to shareholders without charge by contacting Investor Relations at www.newskies.com or by mail at New Skies Satellites Holdings Ltd. Investor Relations, Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda, or by Telephone: +31 70 306 4183. The company will furnish any exhibits to these filings to each shareholder requesting them upon payment of a fee of $0.10 per page to cover costs. If you would like to request documents, please do so at least ten business days before the date of the special general meeting in order to receive them before the special general meeting.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. The date of this proxy statement is set forth on the cover page. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

Appendix A

TRANSACTION AGREEMENT AND PLAN OF AMALGAMATION

between

SES Global S.A.,

SES Holdings (Bermuda) Limited

and

New Skies Satellites Holdings Ltd.

Dated as of December 14, 2005

A-i

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND AMALGAMATION SUB
4.01	Organization	A-28
4.02	Authority Relative to This Agreement	A-28
4.03	Consents and Approvals; No Violation	A-29
4.04	Regulatory Matters	A-30
4.05	Information Supplied	A-30
4.06	Litigation	A-30
4.07	Brokers	A-30
4.08	Financial Ability	A-31
4.09	Investigation by Parent	A-31
4.10	Interim Operations of Amalgamation Sub	A-31
ARTICLE V
COVENANTS RELATED TO CONDUCT OF BUSINESS
5.01	Conduct of Business of the Company	A-31
5.02	Access to Information	A-34
5.03	Parent Covenants	A-35
ARTICLE VI
ADDITIONAL AGREEMENTS
6.01	Preparation of the Proxy Statement	A-35
6.02	Board Actions and Shareholders Meeting	A-35
6.03	Reasonable Best Efforts	A-36
6.04	Acquisition Proposals	A-38
6.05	Public Announcements	A-39
6.06	Indemnification; Directors' and Officers' Insurance	A-40
6.07	Notification of Certain Matters	A-40
6.08	Regulatory Filings	A-41
6.09	Expenses	A-41
6.10	Existing Indebtedness	A-41
ARTICLE VII
EMPLOYEE MATTERS
7.01	Employees	A-42
ARTICLE VIII
CLOSING CONDITIONS
8.01	Conditions to Each Party's Obligations	A-42
8.02	Conditions to the Obligations of Parent and Amalgamation Sub	A-43
8.03	Conditions to the Obligations of the Company	A-44

A-ii

ARTICLE IX
TERMINATION; AMENDMENT; WAIVER
9.01	Termination by Mutual Agreement	A-44
9.02	Termination by Either Parent or the Company	A-44
9.03	Termination by the Company	A-45
9.04	Termination by Parent	A-45
9.05	Effect of Termination and Abandonment	A-46
9.06	Amendment	A-47
9.07	Extension; Waiver	A-47
ARTICLE X
MISCELLANEOUS
10.01	Nonsurvival of Representations and Warranties	A-47
10.02	Entire Agreement; Assignment	A-48
10.03	Notices	A-48
10.04	Governing Law and Venue; Waiver of Jury Trial	A-49
10.05	Descriptive Headings	A-50
10.06	Parties in Interest	A-50
10.07	Severability	A-50
10.08	Counterparts	A-50
10.09	Interpretation	A-50

A-iii

TRANSACTION AGREEMENT AND PLAN OF AMALGAMATION

        THIS TRANSACTION AGREEMENT AND PLAN OF AMALGAMATION, dated as of December 14, 2005 (this "Agreement"), is between New Skies Satellites Holdings Ltd., a Bermuda company (the "Company"), SES Global S.A., a Luxembourg company ("Parent"), and SES Holdings (Bermuda) Limited, a Bermuda company and a wholly-owned subsidiary of Parent ("Amalgamation Sub" and, together with the Company and Parent, the "Parties").

        WHEREAS, the Company is principally engaged in the business of providing satellite communications services through a network of geostationary earth orbit satellites and a communications network for data, voice, video, and Internet services and ground based infrastructure supporting the satellite network and the communications network (the "Business");

        WHEREAS, it is proposed that the Company and Amalgamation Sub amalgamate under the Laws (as defined in Section 1.01) of Bermuda (the "Amalgamation") and continue as a Bermuda exempted company (the "Amalgamated Company") upon the terms and subject to the conditions of this Agreement and the Amalgamation Agreement (as defined in Section 2.01) and in accordance with the Companies Act 1981 of Bermuda (the "Companies Act");

        WHEREAS, the board of directors of each of the Company and Amalgamation Sub has (a) determined that the Amalgamation is advisable and in the best interests of the Company or Amalgamation Sub, as the case may be, and (b) approved and adopted this Agreement, the Amalgamation Agreement, the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement;

        WHEREAS, the board of directors of Parent has approved and adopted this Agreement, the Amalgamation Agreement, the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement;

        WHEREAS, Parent, as sole member of Amalgamation Sub, has approved this Agreement, the Amalgamation Agreement, the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement;

        WHEREAS, New Skies Satellites B.V., a wholly owned subsidiary of the Company ("NS B.V."), has consulted and received advice from its works council with respect to this Agreement, the Amalgamation and the other transactions contemplated by this Agreement (the "Works Council Advice");

        WHEREAS, as a condition and an inducement to the willingness of Parent to enter into this Agreement, the Blackstone Funds have concurrently herewith entered into that certain Voting Agreement with Parent in the form attached hereto as Exhibit A (the "Voting Agreement"); and

        WHEREAS, the Company, Parent and Amalgamation Sub desire to make certain representations, warranties, covenants and agreements in connection with the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement.

        NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

        1.01    Certain Defined Terms.    As used in this Agreement, the following terms shall have the following meanings:

        "Acquisition Proposal" means any inquiry, offer or proposal, or disclosure of an intention to do any of the foregoing, to the Company or any of its Affiliates (including any proposal from or offer to the Company's shareholders) regarding any of the following (other than the transactions contemplated by this Agreement and the Amalgamation Agreement): (i) any amalgamation, merger, reorganization, tender offer, exchange offer, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its Subsidiaries or (ii) any acquisition by a third party of more than 10% of the capital stock of the Company or any of its Subsidiaries or more than 10% of the consolidated assets, net revenue or net income of the Company and its Subsidiaries.

        "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation.

        "Actual Satellite Operational Capability" means, as measured from any date, the reasonable forecast of the total number of remaining 30-day periods until the end of expected life for each transponder on such satellite taking into account all known and reasonably likely Transponder Unit Failures.

        "Affiliate" of a specified Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

        "Antitrust Law" means applicable antitrust Laws in the European Union (including Regulation 139/2004 concerning the control of concentrations between undertakings, as amended) and/or the member states thereof, the United States (including the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act and the Federal Trade Commission Act, as amended) and all other Laws in any other jurisdiction that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Backlog" means the aggregate unpaid amount owing to the Company or any of its Subsidiaries under all Contracts that represent obligations of third parties to make payments to the Company or any of its Subsidiaries in exchange for the sale or lease of transponder capacity or related services, computed in the same manner as in the SEC Reports.

        "Blackstone Funds" means, collectively, Blackstone Capital Partners (Cayman) IV L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone NSS Communications Partners (Cayman) L.P. and Blackstone Family Communications Partnership (Cayman) L.P.

        "Code" means, the United States Internal Revenue Code of 1986, as amended.

        "Company Material Adverse Effect" means one or more events, changes, circumstances or effects that is materially adverse to (a) the assets, liabilities, operations, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company to consummate the transactions contemplated by this Agreement and the Amalgamation Agreement; provided, however, that any event, change, circumstance or effect (A) in any Law that applies to the Company or its Subsidiaries (except to the extent such event, change, circumstance or effect has a materially disproportionate effect on the Company and its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries operate and which have comparable lines of business), (B) in Dutch GAAP or U.S. GAAP or interpretations thereof that apply to the Company or its Subsidiaries, (C) relating to the economies where the Company and its Subsidiaries conduct the Business in general or to the industries in which the Company and its Subsidiaries operate (except to the extent such event, change, circumstance or effect has a materially disproportionate effect on the Company and its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries operate and which have comparable lines of business), (D) attributable to the compliance by the Company with the terms of this Agreement and the Amalgamation Agreement, (E) related to the launch or other failure with respect to the satellite designated "NSS-8", and (F) any Transponder Unit Failure that does not constitute, individually or in the aggregate with other Transponder Unit Failures, a Total Loss, shall not be considered when determining whether a Company Material Adverse Effect has occurred under clause (a) of this definition.

        "Company SEC Reports" means, collectively, all reports, certifications, prospectuses and registration statements filed or furnished by the Company with the SEC from and after December 31, 2004, and prior to the date hereof.

        "Company Termination Fee" means U.S.$26,016,649.

        "Contract" means any written or oral agreement, contract, subcontract, lease, indenture, note, bond, option, license, sublicense, insurance policy or legally binding commitment or undertaking of any nature.

        "Dutch GAAP" means generally accepted accounting principles in The Netherlands.

        "Employee" means any current or former employee of the Company or any of its Subsidiaries (or any predecessor thereof) employed or formerly employed by the Company or any of its Subsidiaries (or any predecessor thereof).

        "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including common law) of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health.

        "Environmental Liabilities" with respect to any Person means any and all Liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), which (i) arise under applicable Environmental Laws or with respect to Hazardous Materials, and (ii) relate to actions occurring or conditions existing, on or prior to the Closing Date.

        "Environmental Permits" means any and all permits, consents, licenses, orders, approvals, registrations, notifications, variances, exemptions and any other authorization under or pursuant to any applicable Environmental Law.

        "Environmental Reports" means any and all reports, studies, assessments, audits, and other similar documents that address any issue of actual or potential non-compliance with, actual or potential liability under or cost arising out of, or actual or potential impact on the Company or its Subsidiaries in connection with, any Environmental Law or any proposed or anticipated change in or addition to any Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Existing Credit Agreement" means the Credit Agreement (as amended), dated as of November 2, 2004, among NS B.V., New Skies Holding B.V., certain subsidiaries of NS B.V. from time to time party thereto, the lenders party thereto from time to time, Deutsche Bank AG, New York Branch, as administrative agent and as collateral agent, ABN Amro Bank N.V., as syndication agent, and Deutsche Bank Securities Inc. and ABN Amro Incorporated, as joint lead arrangers and joint book running managers.

        "Expenses" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement, the Amalgamation Agreement and the transactions contemplated by this Agreement and the Amalgamation Agreement, including the preparation, printing and mailing of the Proxy Statement and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.

        "Federal Acquisition Regulations" means the rules governing purchases made by executive agencies of the U.S. government.

        "Government Contract" means any Contract (i) between the Company or any of its Subsidiaries and the federal government of the United States or any agency thereof or (ii) which is between the Company or any of its Subsidiaries and another party which is party to a Contract or a lower-tier subcontract with a party to a Contract with the federal government of the United States or any agency thereof under which the Company or any of its Subsidiaries acts as subcontractor to such other party and is obligated pursuant to any contractual flow-down provisions or by regulation to abide by any government contracting regulations, including the Federal Acquisition Regulation, that are applicable to the prime contractor or higher-tier subcontractor.

        "Governmental Authority" means any multinational, national, state, provincial or local authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization, or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing in Bermuda, The Netherlands, the European Union or its Member States, the United States or any other country.

        "Hazardous Materials" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or would give rise to liability under any applicable Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, as amended from time to time.

        "Indebtedness" means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, notes, debentures or other similar instruments or by letters of credit, including purchase money obligations or other obligations relating to the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (c) Liabilities of Persons other than the Company and its Subsidiaries secured by a Lien (other than a Permitted Lien) on any asset of the Company or any of its Subsidiaries, (d) Liabilities under or in respect of letters of credit and bank guarantees (including reimbursement obligations with respect thereto), (e) Liabilities under any sale and leaseback transaction, any synthetic lease or tax ownership operating lease transaction or any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet, (f) Liabilities under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging or similar agreements, (g) Liabilities in the nature of guarantees of obligations of the type described in the foregoing clauses of any other Person, and (h) accrued interest, prepayment penalties or premiums, breakage fees and all other amounts owed in respect of any of the foregoing.

        "Intellectual Property" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: trademarks, tradenames, service marks, brand names, certification marks (registered and unregistered), domain names, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications (including intent to use applications) in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, patent applications, inventions, discoveries and ideas, whether patentable or not, in any jurisdiction, and all continuations, continuations in part, divisionals, re-examinations, re-issues and similar rights relating thereto; know-how, trade secrets, improvements, concepts, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, technology and product roadmaps, and data bases and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; copyrights, copyrightable works, writings and other works, whether registered or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and all other intellectual property or proprietary rights in any country or jurisdiction, including the right to register, patent or apply for other legal protection of same and the right to sue at law or in equity for any infringement or violation of the foregoing prior to the Closing Date, and to collect all proceeds and damages with respect thereto.

        "Knowledge" when used in reference to (A) the Company or its Subsidiaries means the actual knowledge of any of the Officers and other individuals listed in Section 1.01(a) of the Company Disclosure Schedule after review by such individuals of the provisions of this Agreement with respect to such matter and such further inquiry of the Company, its Subsidiaries and their respective Affiliates as deemed reasonably necessary by such individuals acting in good faith and (B) Parent or its Subsidiaries means the actual knowledge of any of the executive officers of Parent and other individuals listed in Section 1.01 of the Parent Disclosure Schedule after review by such individuals of the provisions of this Agreement with respect to such matter and such further inquiry of the Parent, its Subsidiaries and their respective Affiliates as deemed reasonably necessary by such individuals acting in good faith.

        "Law" means any multinational, national, state, provincial or local law, statute, ordinance, regulation, rule, code or other requirement or rule of law or stock exchange rule, including any order, writ, judgment, ruling, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "Liability" means any Indebtedness, liability or obligation, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undeterminable or known or unknown, including those arising under any Law or Action and those arising under any Contract, commitment, obligation or undertaking or otherwise.

        "Lien" means, with respect to any asset (including any security) any mortgage, lien, pledge, attachment, charge, limitation in voting, dividend or transfer right, security interest, preemptive right, easement, right-of-way, restriction, usufruct, option or encumbrance of any kind in respect of such asset.

        "Losses" means all losses, claims, damages, liabilities, fees and expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement.

        "Material Contract" means:

  (i)
  any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company or any of its Subsidiaries;

  (ii)
  any Contract of the Company or any of its Subsidiaries evidencing any Indebtedness in excess of U.S.$1 million;

  (iii)
  any partnership agreement, limited liability agreement, joint venture agreement or similar agreement to which the Company or any of its Subsidiaries is a party, in each case involving an investment by the Company or any of its Subsidiaries in excess of U.S.$1 million;

  (iv)
  any Contract of the Company or any of its Subsidiaries for the acquisition or disposition, directly or indirectly (by merger or otherwise) of assets or capital stock or other equity interests of another Person for aggregate consideration in excess of U.S.$3 million;

  (v)
  any Contract containing a right of first refusal, first negotiation, "tag along" or "drag along" rights applicable to any capital stock of the Company or any Subsidiary of the Company or assets of the Company or any of its Subsidiaries valued (together with other related Contracts) in excess of U.S.$1 million;

  (vi)
  any Contract to which the Company or any of its Subsidiaries is a party containing financial incentive arrangements for equipment manufacturers, in each case involving an amount in excess of U.S.$3 million;

  (vii)
  any real property deeds or leases involving aggregate annual payments by the Company or any of its Subsidiaries in excess of U.S.$1 million;

  (viii)
  any customer Contract, which as of September 30, 2005, requires aggregate payments by the customer in excess of U.S.$3 million during the remaining term of such Contract;

  (ix)
  any Contract, which as of September 30, 2005, requires aggregate payments by the Company or any of its Subsidiaries in excess of U.S.$5 million during the remaining term of such Contract;

  (x)
  any Government Contracts;

  (xi)
  any Contract of the Company or any of its Subsidiaries outside the ordinary course of business involving expenditures, liabilities or revenues reasonably expected to be in excess of U.S.$1 million;

  (xii)
  any Contract involving any payment to any present director or officer of the Company or of any of its Subsidiaries;

  (xiii)
  any Contract material to the Business the subject matter of which deals exclusively with the ownership, acquisition, licensing, use or disposition of Intellectual Property;

  (xiv)
  any Contract with, to the Knowledge of the Company, (A) any shareholder of the Company who owns or controls 5% or more of the Company's voting stock or (B) any Affiliate of such shareholder;

  (xv)
  any non-competition agreement or any other Contract which limits or purports to limit materially the ability of the Company or its Subsidiaries to compete or engage in any line of business;

  (xvi)
  any Contract which is reasonably likely to prohibit or materially delay the consummation of the transactions contemplated by this Agreement; and

  (xvii)
  any Contract to acquire, operate or launch any Company Satellite.

        "Modified Parent Material Adverse Effect" means one or more events, changes, circumstances or effects that would be materially adverse to the assets, liabilities, operations, business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, if Parent and its Subsidiaries were a consolidated group of companies of the size and scope of the Company and its Subsidiaries.

        "Notes" means, collectively, NS B.V.'s (i) Floating Rate Senior Notes due 2011 and (ii) 9 1/8% Senior Subordinated Notes due 2012.

        "NS B.V. Reports" means, collectively, all reports, certifications, prospectuses and registration statements filed or furnished by NS B.V. with the SEC from and after December 31, 2004 and prior to the date hereof.

        "NSS-7" means the Company Satellite designated as "NSS-7."

        "Officer" means any of Daniel S. Goldberg, Andrew M. Browne, Thai E. Rubin, Michael C. Schwartz, Scott J. Sprague or Stephen J. Stott, or any successor thereof that becomes a successor prior to Closing.

        "Operating Transponders" means a transponder that has not experienced a Transponder Unit Failure.

        "Order" means any order, writ, judgment, ruling, injunction, decree, stipulation, determination or award.

        "Parent Material Adverse Effect" means one or more events, changes, circumstances or effects that is materially adverse to the assets, liabilities, operations, business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole or to the ability of Parent to consummate the transactions contemplated by this Agreement.

        "Permits" means all permits, licenses, concessions, variances, exemptions, orders, authorizations, permissions and similar approvals from or with any Governmental Authority.

        "Permitted Liens" means the following Liens: (a) Liens for Taxes not yet due or that are being contested in good faith; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law, in each case, for amounts not yet due; (c) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security; (d) Liens that do not materially interfere with the use by the Company or its Subsidiaries of their assets or with the operation of the Business; (e) Liens not created by the Company or any of its Affiliates that affect any rights of the tenant under the real property leases of the Company or any of its Subsidiaries or the fee interest in any of the real property of the Company or any of its Subsidiaries, so long as such Liens do not interfere materially with the ordinary course of the Company's or any of its Subsidiaries' business; (f) licenses granted to third Persons under the Intellectual Property; (g) Liens created by or through Parent or Amalgamation Sub; (h) Liens that will be released prior to or as of the Closing; and (i) Liens arising under this Agreement or the Amalgamation Agreement.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other natural or legal person, entity or group (as "group" is defined in the Exchange Act).

        "Proxy Statement" means the proxy statement relating to the Company Shareholders Meeting to be held in connection with the transactions contemplated by this Agreement (including any amendments or supplements thereto).

        "SEC Reports" means, collectively, the Company SEC Reports and NS B.V. SEC Reports.

        "SER" means the Dutch Sociaal-Economische Raad.

        "Stated Satellite Operational Capability" means, for each satellite, as measured from any date, the product of (i) the number of Operating Transponders on such satellite, and (ii) the number of remaining 30-day periods from such date until the end of the expected life of such satellite as at such date.

        "Subsidiary" means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

        "Tax Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

        "Tax Returns" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

        "Taxes" means all taxes, charges, fees, levies or other assessments, including Dutch and foreign, national, state and local income, profits, (including any surtax), capital gains, franchise, property, turn-over, sales, value-added, use, excise, wage, payroll, capital, stamp and other taxes, including obligations for withholding taxes from payments due or made to any other Person, as well as any contribution to any social security scheme, and any interest, penalties and additions to Tax.

        "Total Loss" means, for any satellite (other than the satellite designated as "NSS-8"), (i) the loss or complete destruction of such satellite or (ii) an occurrence as a result of which Actual Satellite Operational Capability is reduced to less than (A) in the case of NSS-7, 75% of Stated Satellite Operational Capability and (B) in the case of any other Company Satellite, 50% of Stated Satellite Operational Capability as of immediately prior to such occurrence, each as measured on a certain date. For purposes of the definition of "Total Loss" the term "Company Satellite" shall not include the satellite designated as "NSS-8".

        "Transponder Unit Failure" means the permanent failure (including permanently intermittent failures) of a transponder to meet applicable performance specifications such that, after use of all available redundancy and spare components, it is demonstrated that the transponder cannot or will not be able to be used for commercial communications.

        "U.S. GAAP" means generally accepted accounting principles in the United States.

        1.02    Other Defined Terms.    The following terms have the meanings defined for such terms in the Sections set forth below:

Term	Section
Agreement	Preamble
Amalgamated Company	Recitals
Amalgamated Company Shares	2.03
Amalgamation	Recitals
Amalgamation Agreement	2.01
Amalgamation Consideration	2.06(a)
Amalgamation Sub	Preamble
AT	3.12
Business	Recitals
Business Day	2.02
Bye-Laws	2.03
Capital Budget	5.01
Capitalization Date	0
Certificate	2.06(a)
CFIUS	6.03(a)
Closing	2.02
Closing Date	2.02
Communications Act	3.08(a)
Companies Act	Recitals
Company	Preamble
Company Disclosure Schedule	Article III
Company Financial Statements	3.03(b)
Company Ground Stations	3.18(c)
Company Incentive Plan	2.09
Company Material IP	3.17
Company Permits	3.12
Company Plan	3.13(a)
Company Plans	3.13(a)
Company Satellites	3.18(a)
Company Securities	3.01(e)
Company Shareholders Meeting	6.02
Company Shares	2.06
Company Stock Option	2.09

Company Subsidiary Securities	3.01(f)
Confidentiality Agreement	5.02(b)
Controlled Group	3.13(b)
Dissenting Shareholder	2.06(a)
Dissenting Shares	2.06(a)
Dutch Permits	3.12
Effective Time	2.03
Excluded Shares	2.06(a)
Exon-Florio Review	6.03(a)
FCC	3.08(a)
Final Termination Date	9.02(a)
Goldman Sachs	3.20(a)
Health Status Reports	3.18(a)
HSR Act	3.08(a)
Indemnified Parties	6.06(a)
Insurance Policy	3.06
ITAR	3.08(a)
ITU	3.18(b)
Leased Property	3.21(b)
Letter of Transmittal	2.07(b)
Major Stations	3.18(c)
Material Backlog Contracts	3.11(b)
Memorandum of Association	2.03
NS B.V.	Recitals
NYSE	3.08(a)
Owned Property	3.21(a)
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parties	Preamble
Paying Agent	2.07(a)
Payment Fund	2.07(a)
Representatives	6.04(a)
Required Approvals	8.01(b)
Required Company Vote	3.02
Revised Confidentiality Terms	6.04(a)
SEC	3.03(a)
Section 108 Documents	2.03
SER Notification	3.08(a)
Superior Proposal	6.04(b)
Tail Policy	6.06(c)
VAT	3.16(e)
Voting Agreement	Recitals
Works Council Advice	Recitals

ARTICLE II

THE AMALGAMATION

        2.01    The Amalgamation.    Upon the terms and subject to the conditions set forth in this Agreement and the Amalgamation Agreement, substantially in the form attached as Exhibit B hereto (the "Amalgamation Agreement"), and in accordance with the Companies Act, at the Effective Time,

Amalgamation Sub and the Company shall amalgamate and the Company and Amalgamation Sub shall continue as a Bermuda exempted company as a result of the Amalgamation.

        2.02    Closing Date.    The closing of the transactions provided for in this Agreement and the Amalgamation Agreement (the "Closing") shall be held at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY, at 10:00 a.m., local time, on the first Business Day after the satisfaction or waiver (subject to applicable Law) of the latest to be satisfied or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or at such other place and on such other date as shall be agreed to by the parties hereto in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." For purposes of this Agreement, the term "Business Day" shall mean a day other than (a) Saturday or Sunday or (b) any other day on which banks in the city and state of New York or in Hamilton, Bermuda are permitted or required to be closed.

        2.03    Effective Time.    On the Closing Date, as part of and as a condition to the Closing, the parties hereto shall cause the Amalgamation to be consummated by filing the memorandum of association (the "Memorandum of Association") of the Amalgamated Company, in the form attached as Schedule 1 to the Amalgamation Agreement, and all other documents required by Section 108 of the Companies Act (together with the Memorandum of Association, the "Section 108 Documents") with the Bermuda Registrar of Companies in accordance with Section 108 of the Companies Act. The authorized share capital of the Amalgamated Company shall be U.S.$12,000 divided into shares of U.S.$1.00 each (the "Amalgamated Company Shares"). The term "Effective Time" means the date and time that the Amalgamation shall become effective pursuant to the Companies Act. The bye-laws (the "Bye-Laws") of the Amalgamated Company shall be in the form attached as Schedule 2 to the Amalgamation Agreement.

        2.04    Effect of the Amalgamation.    At the Effective Time, the effect of the Amalgamation shall be as provided in Section 109 of the Companies Act.

        2.05    Directors; Officers.    From and after the Effective Time, the directors of the Amalgamated Company shall be as set forth in the Amalgamation Agreement, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with applicable Law, the Memorandum of Association, the Bye-Laws, this Agreement and the Amalgamation Agreement. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Amalgamated Company, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with applicable Law, the Memorandum of Association, the Bye-Laws, this Agreement and the Amalgamation Agreement.

        2.06    Effect on Shares.    Pursuant to the terms of this Agreement and the Amalgamation Agreement, at the Effective Time, by virtue of the Amalgamation and without any action on the part of Amalgamation Sub, the Company, Parent as the holder of the shares of Amalgamation Sub or the holders of common shares, par value U.S.$0.01 per share (the "Company Shares"), of the Company:

          (a)    Amalgamation Consideration.    Each Company Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) shall be converted into the right to receive U.S.$22.52 in cash (without interest, subject to applicable withholding for Taxes, levies, imposts or other governmental charges) (the "Amalgamation Consideration"). At the Effective Time, the Company Shares shall no longer be issued and outstanding and each certificate (a "Certificate") representing any Company Shares (other than Excluded Shares) shall represent only the right to receive the Amalgamation Consideration. At the Effective Time, any Dissenting Shares shall be converted into only the right to receive the value thereof as appraised by the Supreme Court of Bermuda. For purposes of this Agreement, the term "Excluded Shares" means

  (A) Company Shares that are owned by Parent, Amalgamation Sub or any other direct or indirect Subsidiary of Parent (not held on behalf of, or as security for obligations owed by, third parties), (B) Company Shares that are owned by any direct or indirect Subsidiary of the Company (not held on behalf of, or as security for obligations owed by, third parties) and (C) Company Shares ("Dissenting Shares") that are held by any registered holder (each, a "Dissenting Shareholder") that has properly dissented pursuant to Section 106(6) of the Companies Act.

          (b)    Cancellation of Shares.    Each Excluded Share issued and outstanding immediately prior to the Effective Time, by virtue of the Amalgamation and without any action on the part of the holder thereof, shall cease to be issued and outstanding and shall be cancelled without any conversion or payment of any consideration therefor.

          (c)    Amalgamation Sub.    Each share of Amalgamation Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued and fully paid Amalgamated Company Share.

          (d)    Dissenters' Rights.    The Company shall give Parent (i) prompt notice of the existence of any Dissenting Shareholders, attempted withdrawals of applications to the Supreme Court of Bermuda for appraisal of the fair value of the shares and any other documents served pursuant to the Companies Act and received by the Company relating to any Dissenting Shareholder's rights to be paid the fair value of such Dissenting Shareholder's Company Shares, as provided in Section 106 of the Companies Act and (ii) the opportunity to direct and conduct any and all negotiations and proceedings with respect to demands for appraisal under the Companies Act. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Shares, offer to settle or settle any demands or approve any withdrawal of any such demands.

        2.07    Exchange of Certificates; Payment of Amalgamation Consideration.    (a) At the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company selected by Parent, with the Company's prior approval, which approval shall not be unreasonably withheld (the "Paying Agent"), for the benefit of the holders of Company Shares other than Excluded Shares, cash in respect of the aggregate Amalgamation Consideration in exchange for issued and outstanding Company Shares upon due surrender of the Certificates and other materials pursuant to the provisions of this Article II (such amounts being hereinafter referred to as the "Payment Fund"). Parent will cause the Amalgamated Company to cause the Paying Agent, pursuant to irrevocable instructions, to make the payments provided for in the preceding sentence out of the Payment Fund. The Payment Fund shall not be used for any other purpose, except as provided in this Agreement. The Paying Agent shall invest any funds held by it for purposes of this Section 2.07 as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. The Amalgamated Company shall pay to Dissenting Shareholders the fair value of the Dissenting Shares in accordance with the requirements of Sections 106(6A) and 106(6B) of the Companies Act.

        (b)   Promptly following the Effective Time, Parent shall cause the Amalgamated Company to cause the Paying Agent to mail to each record holder of Company Shares immediately prior to the Effective Time a letter of transmittal (the "Letter of Transmittal") that shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of Certificates to the Paying Agent and which sets forth the procedures by which holders of Certificates, and the holders of book shares, which are uncertificated, may receive the Amalgamation Consideration. Upon a holder complying with such procedures, the Paying Agent will deliver to such holders cash in an amount (without interest, subject to applicable withholding for Taxes, levies, imposts or other governmental charges) equal to the number of Company Shares (other than Excluded Shares) owned by such person immediately prior to the Effective Time multiplied by the Amalgamation Consideration. All such Certificates shall forthwith be canceled and book accounts shall be canceled. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered or book account is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that all documentation for a book account transfer is received and that the Person requesting such payment pay any transfer or similar Taxes required by reason of the payment to a Person other than the registered holder or establish to the satisfaction of the Amalgamated Company that such Tax has been paid or is not applicable.

        (c)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Amalgamated Company, the posting by such Person of a bond in such reasonable amount as the Amalgamated Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Amalgamation Consideration with respect to the Company Shares formerly represented thereby.

        (d)   Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by the former shareholders of the Company for six months after the Effective Time shall be paid to the Amalgamated Company. Any former shareholders of the Company who have not complied with Section 2.07(b) prior to the end of such six-month period shall thereafter look only to the Amalgamated Company (subject to abandoned property, escheat or other similar laws) for payment of their claim for the Amalgamation Consideration. Neither Parent, Amalgamation Sub nor the Amalgamated Company shall be liable to any holder of Company Shares for any monies delivered from the Payment Fund or otherwise to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates (or book shares) shall not have been surrendered prior to six years after the Effective Time (or such earlier date as shall be immediately prior to the date that such unclaimed funds would otherwise become subject to any abandoned property, escheat or similar law), unclaimed funds payable with respect to such Certificates (or book shares) shall become the property of the Amalgamated Company, free and clear of all claims or interest of any Person previously entitled thereto.

        2.08    Adjustments to Prevent Dilution.    If, between the date of this Agreement and the Effective Time, the issued and outstanding Company Shares shall have been changed into a different number of shares or a different class, in either case by reason of a share consolidation, reclassification, share split (including a reverse share split), share dividend or distribution, recapitalization, amalgamation, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Amalgamation Consideration shall be equitably adjusted.

        2.09    Stock Options.    Immediately prior to the Effective Time, each option (whether or not then vested or exercisable) to purchase Company Shares granted to Employees, directors, or independent contractors of the Company or any of its Subsidiaries under any stock option or stock incentive plan (or agreement related thereto) of the Company (each, a "Company Incentive Plan") that is outstanding at such time (each, a "Company Stock Option") shall be canceled, and the former holder of each such canceled Company Stock Option, without any action on the part of such former holder and in full consideration of such cancellation, shall be entitled to receive, at the Effective Time, from the Company with respect to each Company Share previously issuable under such canceled Company Stock Option an amount in cash (less any applicable withholding Taxes) equal to the excess, if any, of the Amalgamation Consideration over the then applicable exercise price per Company Share of such Company Stock Option. After the Effective Time, former holders of canceled Company Stock Options shall have no further rights in respect of such canceled Company Stock Options.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

        Except as otherwise set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Amalgamation Sub as follows (provided that for purposes of this Article III, with respect to any representations or warranties covering periods prior to the formation of NS B.V., (i) references to NS B.V. (including as a Subsidiary of the Company) shall be deemed to include for such prior periods the predecessors of NS B.V. during such prior periods, including New Skies Satellites N.V. but excluding Intelsat Ltd. or its predecessors or any of their respective Affiliates and (ii) references to other Subsidiaries of the Company shall be deemed to include for such prior periods such Subsidiaries' predecessors during such prior periods, if any):

        3.01    Organization and Qualification; Capitalization; Subsidiaries; Indebtedness.    (a) The Company and each of its Subsidiaries (other than Subsidiaries that are immaterial to the Business) is a corporation or legal entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation or formation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

        (b)   Except for the Subsidiaries of the Company set forth in Section 3.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other voting security of any other entity or any other investment in any other entity.

        (c)   The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (if and to the extent such term is recognized in the relevant jurisdiction) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failures to be so duly qualified or licensed and in good standing have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in bankruptcy or moratorium of payment, no petitions for bankruptcy or moratorium of payment have been made with respect thereto and no resolutions have been adopted with respect to the dissolution or liquidation of the Company or any Subsidiary of the Company.

        (d)   The Company has heretofore delivered or made available to Parent accurate and complete copies of (i) the memorandum of association and bye-laws or other similar organizational documents in effect as of the date hereof of the Company and each of its Subsidiaries, (ii) the minutes of meetings of the board of directors and the shareholders of the Company and each of its Subsidiaries (other than such Subsidiaries that are immaterial to the Business), and (iii) the resolutions (since December 31, 2004) adopted by the Boards of Directors or the shareholders of the Company and each Subsidiary of the Company (other than such Subsidiaries that are immaterial to the Business), to the extent memorialized in writing. Each such document so delivered is in full force and effect, and no other organizational documents are applicable to or binding upon the Company or any of its Subsidiaries.

        (e)   The authorized share capital of the Company consists of (i) 500,000,000 Company Shares, of which 32,419,745 Company Shares were issued and outstanding as of December 12, 2005 (the "Capitalization Date"), and as of the Capitalization Date an adequate number of Company Shares were reserved for issuance upon or otherwise deliverable in connection with the exercise of Company Stock Options issued pursuant to the Company Incentive Plans; (ii) 250,000,000 shares of preferred stock, par value U.S.$0.01 per share, of which none was issued or outstanding as of the Capitalization Date and (iii) no bonds, debentures, notes or other instruments or evidence of Indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote)

on any matters of which the Company shareholders may vote were issued or outstanding. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid and non-assessable and were issued free of preemptive (or similar) rights. As of the Capitalization Date, the Company has outstanding Company Stock Options to purchase 1,566,749 Company Shares, each of which has an exercise price of $2.986510 per Company Share. Except (i) as set forth in this Section 3.01(e); (ii) for the transactions contemplated by this Agreement and the Amalgamation Agreement, including those permitted in accordance with Section 5.01 and (iii) for changes since the Capitalization Date resulting from the exercise of Company Stock Options outstanding on the Capitalization Date or adjustments to the number of Company Shares subject to Company Stock Options outstanding as of the Capitalization Date as a result of a record date with respect to a distribution on the Company Shares in accordance with the terms of any Company Incentive Plan in existence on the Capitalization Date, there are no outstanding (A) shares of capital stock or other equity securities of the Company, (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other equity securities of the Company, (C) options, warrants or other rights to acquire from the Company, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, register, transfer or sell, any capital stock, securities or securities convertible into or exchangeable or exercisable for capital stock or securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, restricted stock, restricted stock units, subscription or other right, convertible security, agreement, arrangement or commitment, and (D) equity equivalents, interests in the ownership or earnings of the Company or other similar rights (the items in clauses (A), (B), (C) and (D) being referred to collectively as the "Company Securities"). None of the Company or its Subsidiaries has any outstanding obligation to redeem, repurchase or otherwise acquire any Company Securities or any of the Company Subsidiary Securities (as defined below), or to provide funds to or make any investment in excess of U.S.$5 million in the aggregate (in the form of a loan, capital contribution or otherwise) in any Subsidiary (other than any wholly-owned Subsidiary) of the Company or any other Person. There are no shareholders' agreements, voting trusts, registration rights agreements or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting, disposition or dividends of the Company Securities or the Company Subsidiary Securities.

        (f)    All of the outstanding capital stock of, or other ownership interests in, the Company's Subsidiaries is owned by the Company, directly or indirectly, free and clear of any Liens other than Permitted Liens. Each of the outstanding shares of capital stock or other equity interests of each such Subsidiary is duly authorized, validly issued, fully paid and non-assessable and was issued free of preemptive (or similar) rights. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other equity securities of any Subsidiary of the Company, (C) options, warrants or other rights to acquire from any Subsidiary of the Company, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of any Subsidiary of the Company, obligating any Subsidiary of the Company to issue, register, transfer or sell, any capital stock, securities or securities convertible into or exchangeable or exercisable for capital stock or securities of such Subsidiary or obligating such Subsidiary to grant, extend or enter into any such option, warrant, restricted stock, restricted stock units, subscription or other right, convertible security, agreement, arrangement or commitment, and (iii) equity equivalents, interests in the ownership or earnings of the Company or other similar rights (the items in clauses (i), (ii) and (iii), together with all outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Company being referred to collectively as the "Company Subsidiary Securities").

        (g)   As of December 12, 2005, the Blackstone Funds own of record, in the aggregate, not less than 55% of the Company's outstanding shares of capital stock.

        (h)   The Indebtedness of the Company and its Subsidiaries, on a consolidated basis, outstanding as of the date hereof under the Notes and the Existing Credit Agreement is no more than U.S.$431,000,000 in the aggregate, net of cash and cash equivalents.

        3.02    Authority Relative to This Agreement.    The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Amalgamation Agreement and to consummate the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement, subject only to the approval of this Agreement, the Amalgamation and the Amalgamation Agreement required by Section 106 of the Companies Act (the "Required Company Vote"). The Board of Directors of the Company has duly and validly authorized the execution, delivery and performance by the Company of this Agreement and the Amalgamation Agreement and approved the consummation by the Company of the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement, and has (i) taken all corporate actions required to be taken by it for the execution, delivery and performance of this Agreement and the Amalgamation Agreement and the consummation of the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement, (ii) by unanimous resolution approved and declared advisable, and in the best interests of the Company, the Amalgamation, this Agreement, the Amalgamation Agreement and the other transactions contemplated by this Agreement and the Amalgamation Agreement and (iii) unanimously recommended that the shareholders of the Company approve and adopt the Amalgamation, this Agreement, the Amalgamation Agreement and the other transactions contemplated by this Agreement and the Amalgamation Agreement. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Amalgamation Agreement or to consummate the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement, other than the Required Company Vote. This Agreement has been and the Amalgamation Agreement will be duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Amalgamation Sub) constitutes and will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equity principles (whether considered in a proceeding in equity or at law).

        3.03    Regulatory Reports; Financial Statements.    (a) The Company and NS B.V. have timely filed all registration statements, prospectuses, schedules, statements, forms, reports and documents (including exhibits and all other information incorporated by reference required to be filed by the Company and/or NS B.V. with the U.S. Securities and Exchange Commission (the "SEC") and the NYSE from and after December 31, 2004, each of which (including any financial statements or schedules included or incorporated by reference therein), as of its respective date, was prepared in accordance and fully complied in all material respects with all applicable requirements (except if, and to the extent that, such registration statement, schedule, statement, form, report or other document was subsequently amended, superseded or supplemented by a filing made prior to the date hereof). No other Subsidiary of the Company, other than NS B.V., is required to file any form, report or other document with the SEC. None of such registration statements, prospectuses, forms, reports or documents, including any financial statements, exhibits or schedules included or incorporated by reference therein, contained, when filed (and, if amended, superseded or supplemented by a filing made prior to the date hereof, then on the date of such filing), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to the date hereof, the Company has not filed and has not been required to file any proxy or information statement with the SEC. The Company has heretofore delivered or made available to Parent, in the form filed with the SEC (including any amendments thereto) copies of all SEC Reports. All of the Company's Dutch Subsidiaries (or their predecessors) during the last four years have timely filed their annual accounts with the Chamber of Commerce in The Netherlands.

        (b)   The audited and unaudited consolidated financial statements (including the related notes) contained in the SEC Reports as of their respective dates (and, if amended, superseded or supplemented by a filing made prior to the date hereof, then on the date of such filing) (the "Company Financial Statements"): (i) complied as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as specifically indicated in the notes thereto) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries in the case of the Company SEC Reports, and NS B.V. and its consolidated Subsidiaries, in the case of the NS B.V. SEC Reports, in each case, as of their respective dates (and, if amended, superseded or supplemented by a filing made prior to the date hereof, as of the date of such filing) (except, in the case of unaudited financial statements, subject to normal year-end audit adjustments and for the absence of footnotes).

        (c)   Since December 31, 2004, neither the Company nor any of its Subsidiaries has received written notice from the SEC or any other Governmental Authority that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.

        (d)   The Company and its Subsidiaries are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to the Company and its Subsidiaries.

        3.04    No Undisclosed Liabilities.    The Company and its Subsidiaries have no material liabilities or obligations of any nature, whether or not accrued, absolute, contingent, liquidated or unliquidated or otherwise, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under U.S. GAAP, except for (i) Liabilities identified in the Company Financial Statements as of December 31, 2004 and (ii) Liabilities incurred since December 31, 2004, which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.05    Absence of Changes.    Except as otherwise specifically contemplated by this Agreement, since December 31, 2004 and, for purposes of clause (a) below only, prior to the date of this Agreement:

          (a)   the Company and its Subsidiaries have conducted their business in all material respects only in the ordinary course consistent with past practice and there has not been:

            (i)    any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition for value by the Company or any Subsidiary of the Company of any securities of the Company or of any of its Subsidiaries, other than (A) any dividend or distribution paid to the Company or any Subsidiary of the Company or (B) in connection with the exercise of any Company Stock Option;

            (ii)   Except for letters of credit issued in connection with pre-payments by customers in an aggregate amount up to U.S.$5 million or borrowings under existing lines of credit in an aggregate amount up to U.S.$5 million (A) any incurrence or assumption (or agreement to incur or to assume) by the Company or any Subsidiary of the Company of any Indebtedness or (B) any guarantee, endorsement or other incurrence or assumption of (or agreement to guarantee, endorse, incur or assume) liability (whether directly, contingently or otherwise) by the Company or any Subsidiary of the Company for the obligations of any other Person (other than any wholly-owned Subsidiary of the Company);

            (iii)  any Contract entered into by the Company or any Subsidiary of the Company relating to any material acquisition, disposition, sale, assignment, transfer, lease or license (in whole or in part) of any assets, rights, properties or business;

            (iv)  any change in any method of accounting or accounting principles or material change in any practice by the Company or any of its Subsidiaries affecting the consolidated assets, liabilities or results of operations of the Company;

            (v)   any (A) grant of any severance or termination pay to any director or officer of the Company or any Subsidiary of the Company; (B) entry into any employment, deferred compensation, consulting or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or its Subsidiaries; (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (D) increase in compensation, bonus or other benefits payable to directors or officers of the Company or its Subsidiaries, other than, in the case of (C) and (D), in the ordinary course of business;

            (vi)  any action, event or failure to act that, if it had occurred after the date of this Agreement, would have required the consent of Parent under Section 5.01(d), (e)(iii), (g), (i), (j), (k), (l), (m) and (p); or

            (vii) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

          (b)   There has not been any event, change, circumstance or effect which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.06    Insurance.    A list of all launch and in-orbit satellite insurance policies held by or applicable to the Company or its Subsidiaries in effect as of the date hereof is set forth in Section 3.06 of the Company Disclosure Schedule. Copies of all such insurance policies have been made available to Parent. (i) All such policies are in full force and effect; (ii) neither the Company nor any Subsidiary of the Company is in breach or default in any material respect (including any such breach or default in any material respect with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification in any material respect, under each such insurance policy to which any of the Company or its Subsidiaries is either an insured or a beneficiary (an "Insurance Policy"); (iii) all premiums due and payable in respect of each Insurance Policy have been paid and none of the Company and its Subsidiaries has given or received written notice from any insurer or agent of any intent to cancel any such Insurance Policy; (iv) all appropriate insurers under such insurance policies have been notified of all events required to be disclosed in accordance with such policies, all claims since January 1, 2003 have been properly made for potentially insurable material losses Known to the Company in accordance with such insurance policies and no such insurer has informed the Company or any of its Subsidiaries since January 1, 2003 of any denial of coverage or reservation of rights thereto; (v) none of the Company and its Subsidiaries has received written notice from any insurance company or Governmental Authority of any defects or inadequacies that is reasonably likely to adversely affect the insurability of, or to cause a material increase in the premiums for, insurance covering any of the Company and its Subsidiaries or any of their respective properties or assets that have not been cured or repaired to the satisfaction of the party issuing the notice; and (vi) to the Company's Knowledge, no insurer on any Insurance Policy has been declared insolvent or placed in receivership, conservatorship or liquidation. Section 3.06 of the Company Disclosure Schedule also sets forth all other material insurance policies in effect as of the date hereof and owned, held by or applicable to the Company and its Subsidiaries.

        3.07    Information Supplied.    None of the information included or incorporated by reference in the Proxy Statement or in any document filed with any Governmental Authority (including, in each case, any amendments or supplements thereto) and any other documents included therein, will, on the date the Proxy Statement is mailed to the Company's shareholders or, as applicable, the date on which the applicable filing is made, or at the time immediately following any amendment or supplement to the

Proxy Statement or such filing, as applicable, or at the time the Company Shareholders Meeting is held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that the Company makes no representations regarding any information furnished in writing by Parent, Amalgamation Sub or their respective Affiliates specifically for inclusion in the Proxy Statement or such filing. If at any time prior to the Closing, any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to the Proxy Statement or any filing with any Governmental Authority, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be, to the extent required by Law, disseminated to the shareholders of the Company.

        3.08    Consents and Approvals; No Violations.    (a) No consent, approval, order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Authority is necessary for the execution, delivery and performance of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, except (i) as may be required by the New York Stock Exchange (the "NYSE") or under the Exchange Act; (ii) the SER Notification and as may be required by any Dutch Law regulating or purporting to regulate directly or indirectly the operation of geostationary earth orbit satellites as may be enacted or promulgated after the date hereof; (iii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and other filings under applicable Antitrust or similar Laws, (iv) consent of the Federal Communications Commission ("FCC") and such other filings with the FCC as may be required under its rules and the Communications Act of 1934, as amended (the "Communications Act"); (v) such other consents, approvals, orders, authorizations, notifications, and permits as set forth in Section 3.08(a) of the Company Disclosure Schedule; (vi) such other consents, approvals, orders, authorizations, notifications and permits as may be required by the U.S. Department of State pursuant to the International Traffic in Arms Regulations ("ITAR"), including but not limited to authorization of the transfer to Parent of registration, ownership or control of any Company Satellite, satellite components or parts, or any related technical services, subject to U.S. jurisdiction; and (vii) such other consents or notifications the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. As of the date hereof the Company or one of its Subsidiaries has received the Works Council Advice. The Company shall cause NS B.V. to inform the SER of the intended transaction pursuant to the SER Merger Code (SER besluit Fusiegedragsregels 2000) (the "SER Notification") on the date hereof.

        (b)   Neither the execution, delivery and performance of this Agreement and the Amalgamation Agreement by the Company nor the consummation by the Company of the Amalgamation or the other transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective memorandum of association or bye-laws (or similar governing documents) of the Company or any of its Subsidiaries, (ii) result in a violation or breach of, or constitute a default, require consent, or result in the loss of a benefit under or give rise to a right to permit or require the purchase or sale of assets or securities under, give rise to any right of termination, amendment, cancellation or acceleration of any right or obligation, or the creation of any Lien under, any of the terms, conditions or provisions of any Contract, Permit or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) (provided that the filings, notifications, Permits, consents and approvals referenced in Section 3.08(a) have been made or obtained), violate any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) for violations, breaches, losses or defaults that do not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.09    No Default.    Neither the Company nor any of its Subsidiaries is in violation of any term of (i) its memorandum of association, articles of association, bye-laws or other organizational documents, (ii) any agreement or instrument related to Indebtedness or any other agreement to which it is a party or by which it is bound, or (iii) any Law applicable to the Company, its Subsidiaries or any of their respective rights, Permits, properties or assets, except for violations which, in the case of clauses (ii) and (iii), do not have, and would not reasonably be expected to (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) to the Company's Knowledge, materially adversely affect the ability of the Parties to obtain the Required Approvals.

        3.10    Litigation.    There is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective rights, Permits, properties or assets which has had, or would reasonably be expected to (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) to the Company's Knowledge, as of the date hereof, materially adversely affect the ability of the Parties to obtain the Required Approvals. As of the date hereof, no Officer or director of the Company or any of its Subsidiaries is a defendant in any Action commenced by shareholders of the Company with respect to the performance of his or her duties as an Officer and/or director of the Company. There exists no Contract with any of the directors and Officers of the Company or its Subsidiaries that provides for indemnification by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is or are subject to any outstanding order, writ, injunction or decree, except for orders, writs, injunctions and decrees which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.11    Material Contracts.    (a) Section 3.11 of the Company Disclosure Schedule sets forth a complete and correct list of the Material Contracts. Complete and correct copies of the written Material Contracts have been delivered or made available to Parent. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Material Contracts constitutes the valid and legally binding obligation of the Company or, as applicable, a Subsidiary of the Company, enforceable in accordance with its terms, and is in full force and effect and (ii) there is no default under any Material Contract either by the Company or, as applicable, a Subsidiary of the Company, or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, as applicable, a Subsidiary of the Company, or, to the Knowledge of the Company, by any other party.

        (b)   Section 3.11(b) of the Company Disclosure Schedule sets forth the Backlog as of September 30, 2005 and the Contracts representing the 100 largest contributions to the Backlog (the "Material Backlog Contracts"). Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no event has occurred which would result in any breach or violation of, constitute a default, require consent or result in the loss of a benefit under, give rise to a right to permit or require the purchase or sale of assets or securities under, give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any of the properties or assets of the Company or any of its Subsidiaries (in each case, with or without notice or lapse of time or both) pursuant to, any Material Backlog Contract, except for any payment defaults under transponder sale or lease agreements which are not more than ninety (90) days past due.

          (c)   (i)    Neither the Company nor any of its Subsidiaries is or for the last three years has been participating in, or to the Knowledge of the Company, the subject of, any investigation, indictment or audit (other than routine contract audits) by any Governmental Authority relating to the Government Contracts, billings, claims or business practices that is reasonably likely to lead to criminal or civil penalties or the cancellation of any Government Contract, and, to the Knowledge

  of the Company, no such investigation has been threatened or is actively being considered; neither the Company nor any of its Subsidiaries, nor any of their directors or officers at the time they were employed by the Company or its Subsidiaries (or, to the Knowledge (which for these purposes means actual knowledge of the relevant individual without requirement of further inquiry) of the Company, at any time during the five years before they were employed by the Company or any of their Subsidiaries) has been debarred or suspended from doing business under the Federal Acquisition Regulations or other similar applicable Laws by any Governmental Authority or from bidding for, or obtaining any Government Contract, and to the Knowledge of the Company, no such Action is pending or threatened;

          (ii)   To the Company's Knowledge, each of the Company and its Subsidiaries has complied in all material respects with all applicable requirements, if any, under the Federal Truth in Negotiations Act (codified at 10 U.S.C. Sections 2306 and 2306a; 41 U.S.C. Section 254b) and the Federal Acquisition Regulations and other applicable statutes and supplemental regulations with respect to Government for services provided by the Company or any of its Subsidiaries. No material Government Contract is subject to the U.S. government cost accounting standards, as set forth in 48 C.F.R. Part 30. Neither the Company nor any of its Subsidiaries has engaged in any fraudulent act, bribery or other act of dishonesty or made any misrepresentation of fact in connection with soliciting, negotiating, obtaining or maintaining any Government Contract;

          (iii)  To the Company's Knowledge, no Governmental Authority has requested in writing any actual or potential price reduction, adverse contract adjustment, disallowance of costs or claims in respect of any Government Contract;

          (iv)  Neither the Company nor any of its Subsidiaries holds any classified Government Contract or has had any Government Contract terminated for default;

          (v)   Except as set forth in Section 3.11(c)(v) of the Company Disclosure Schedule, no consent, approval or notice under any Governmental Contract is necessary as a result of the execution, delivery and performance of this Agreement; and

          (vi)  To the Company's Knowledge, neither the Company nor any of its Subsidiaries has received, with respect to any Government Contract, written notice of: (A) any final decision or unilateral modification assessing a price reduction, penalty or claim for damages or other remedy; (B) any claim, based on assertions of defective pricing or asserted violations of government cost accounting standards or cost principles; (C) any claim for indemnification by any Governmental Authority; (D) an equitable adjustment of or claim concerning such Government Contract submitted by or brought by either the Company or any of its Subsidiaries or brought by any subcontractors or suppliers against either the Company or any of its Subsidiaries; or (E) any disallowance of costs (direct or indirect) or related claims, in each case referred to in one of the preceding clauses of this Section 3.11(c)(iv).

        3.12    Permits; Compliance with Applicable Laws.    The Company and its Subsidiaries hold all Permits as are necessary for the lawful conduct of their respective businesses as currently conducted and to own, lease or operate their properties and assets (collectively, the "Company Permits"), except for failures to hold such Permits that do not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.12 of the Company Disclosure Schedule sets forth all Permits issued to the Company and its Subsidiaries by, and all pending applications that would modify or result in the issuance of new Permits filed by the Company and its Subsidiaries with, the Dutch Telecommunications Agency (Agentschap Telecom) (the "AT"), the Dutch Ministry of Economic Affairs, or any other Dutch Governmental Authority relating to the ability of the Company and/or its Subsidiaries to utilize geostationary arc orbital locations and associated frequencies (the "Dutch Permits"). For the avoidance of doubt, the Dutch Permits are included within the term Company Permits under this Agreement. The Company has delivered or made available to

Parent all material correspondence it or any of its Subsidiaries has had with any Dutch Governmental Authority since December 31, 2002 with respect to such Dutch Permits. To the Company's Knowledge, no other Person has received any such Permit from any Dutch Governmental Authority to utilize the geostationary arc orbital locations and associated frequencies set forth in the Dutch Permits and to the Company's Knowledge following Closing the Company will continue to exercise the same rights with respect to the Dutch Permits as the Company enjoys today, including the right to replace satellites at the relevant orbital locations to the same extent as if the Amalgamation had not occurred; nor have the Company or any of its Subsidiaries received any written communication from any Dutch Governmental Authority or otherwise have Knowledge to any contrary effect. Section 3.12 of the Company Disclosure Schedule sets forth (i) all Permits issued to the Company and its Subsidiaries by, and all pending applications that would modify such Permits or result in the issuance of new Permits filed by the Company and its Subsidiaries with, the FCC, and (ii) all Permits issued to the Company and its Subsidiaries by, and all pending applications that would modify such Permits or result in the issuance of new Permits filed by the Company and its Subsidiaries with, any other Governmental Authority related to communications regulatory authorization to commercialize or operate space segment electromagnetic radio spectrum or provide communications services within a given jurisdiction. The Company and its Subsidiaries are the sole licensee of each Company Permit, free and clear of all encumbrances except for encumbrances listed on the face of such Permit or provided by applicable Laws. All reports and other documents related to the Permits required to be filed by the Company or the Company Subsidiaries with any Governmental Authority are correct in all material respects. The Company and its Subsidiaries are in compliance with the terms of the Company Permits and, to the Company's Knowledge, there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to any Person any right of termination, amendment or cancellation (with or without notice or lapse of time or both) of any such Company Permit, except for such failures to so comply as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any Company Permit, except for revocations or modifications which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, any of its Subsidiaries or any of their relevant personnel and operations is, or since December 31, 2002, has been, in violation of any Law applicable to its business, properties or operations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no investigation or review by any Governmental Authority with respect to the Company, any of its Subsidiaries or the Company Permits is pending or threatened, nor has any Governmental Authority indicated an intention to conduct the same, against the Company or any of its Subsidiaries, alleging any violation of any Law, except, in each case, for those investigations or reviews the outcomes of which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.13    Employee Benefit Plans.    (a) Section 3.13(a) of the Company Disclosure Schedule lists each material compensation, benefit and pension plan, Contract, program, policy or arrangement (including, any employee benefit plan as defined in Section 3(3) of ERISA) maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its Subsidiaries, covering current or former employees, officers, directors and consultants of the Company and its Subsidiaries and under which the Company or any of its Subsidiaries has any present or future liability (individually, a "Company Plan," or collectively, the "Company Plans").

        (b)   (i)    With respect to each Company Plan, all material payments due from the Company or any of its Subsidiaries to date have been timely made or have been reflected on the Company Financial Statements; (ii) there are no material Actions (other than routine claims for benefits) pending or, to the Company's Knowledge, threatened against the assets of any Company Plan; (iii) the Company and its Subsidiaries have complied in all material respects with, and each Company Plan conforms in all material respects, in form and operation to, its terms and all applicable Laws and have received all necessary approvals by any Governmental Authority in order to be treated (for tax and other purposes) in the manner currently treated by the Company and its Subsidiaries and, if applicable, has received a favorable determination letter as to its qualifications; (iv) no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws; and (v) no Company Plan provides retiree welfare benefits and neither the Company nor any of its Subsidiaries have any obligation to provide any retiree welfare benefits other than as required by applicable Law.

        (c)   To the Knowledge of the Company, no Company Plan is under audit or is the subject of an investigation by any Governmental Authority, nor is any such audit or investigation pending or threatened.

        (d)   The consummation of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event), will not (i) entitle any Person to any benefit under any Company Plan; or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any Person under any Company Plan or otherwise (with the exception of the vesting or payments to be made in connection with the cancellation, expiration, extinguishment or vesting, as applicable, of the outstanding Company Stock Options and adjustments in the number of Company Shares subject to Company Stock Options outstanding as of the Capitalization Date as a result of the record date with respect to a distribution on the Company Shares in accordance with the terms of any Company Incentive Plan in existence on the Capitalization Date). There is no Contract, plan or arrangement (written or otherwise) covering any Employee, director or independent contractor of the Company or any of its Subsidiaries that, individually or collectively as a result of the transactions contemplated by this Agreement, would give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

        (e)   No Company Plan is subject to Title IV of ERISA and neither the Company, its Subsidiaries nor any member of their Controlled Group has in the eighteen (18) months preceding the date hereof sponsored or contributed to, or has or had any liability or obligation in respect of, any plan subject to Title IV of ERISA.

        (f)    The Company has delivered or made available to Parent with respect to each Company Plan for which the following exists:

          (i)    in respect of each Company Plan for which financial statements and/or actuarial reports are required to be or are otherwise prepared, the most recent copy of such financial statements or actuarial reports;

          (ii)   if Company Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement;

          (iii)  a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) of each Company Plan; and

          (iv)  the most recent Form 5500 filed for each Company Plan.

        3.14    Labor Matters.    (a) Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which their respective employees or any of them belong nor, to the Company's Knowledge, is there any current organizing activity with respect to any group of Employees. There are no unions involved with the Company or any of its Subsidiaries for the purpose of the SER Besluit Fusiegedragsregels 2000.

          (b)   (i)    Neither the Company nor any of its Subsidiaries is a party to, or bound by, any Contract with a labor union or labor organization, nor is any such Contract presently being negotiated;

          (ii)   neither the Company nor any of its Subsidiaries is the subject of any Action asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor, to the Company's Knowledge, is such proceeding threatened;

          (iii)  there is no (A) strike, (B) work stoppage, (C) lockout or (D) other labor dispute that could be material to the Company and its Subsidiaries taken as a whole, in each case involving the Company or any of its Subsidiaries pending or, to the Company's Knowledge, threatened; and

          (iv)  since December 31, 2003 there have been no delays in the fulfillment of any obligations towards the Employees that would be reasonably expected to lead to a material dispute with the Company.

        3.15    Environmental Matters.    Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   (i) the operations of the Company and its Subsidiaries are in compliance with all, and have not violated any, applicable Environmental Laws; (ii) each of the Company and its Subsidiaries possesses all Environmental Permits required to operate its business as operated on the date hereof and complies with each and has not violated any such Environmental Permit; (iii) there are no pending or, to the Company's Knowledge, threatened, Actions under or pursuant to Environmental Laws (A) against the Company or its Subsidiaries, or (B) involving any real property currently or formerly owned, operated or leased by the Company or its Subsidiaries and (iv) the Company and its Subsidiaries are not subject to any Environmental Liabilities and, to the Company's Knowledge, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or formerly owned, operated or leased by the Company or its Subsidiaries or operations thereon that would reasonably be expected to result in Environmental Liabilities.

          (b)   to the Company's Knowledge, there has been no Environmental Report in relation to any real property now or previously owned or operated by the Company or any of its Subsidiaries that has not been delivered or made available to Parent prior to the date hereof.

        3.16    Taxes.    Except as set forth on Section 3.16 of the Company Disclosure Schedule:

          (a)   The Company and its Subsidiaries have paid or have had paid on their behalf all material Taxes due and payable, or adequate reserves have been established on the Company Financial Statements for such Taxes. The Company and its Subsidiaries have filed or have had filed on their behalf on a timely basis with the appropriate Tax Authorities all material Dutch, Luxembourg and Irish corporate income, capital, dividend withholding, and value-added tax Tax Returns and all other material Tax Returns required by the applicable Laws of any jurisdiction and all such returns are true, correct, and complete in all material respects.

          Since the date of the Company Financial Statements, neither the Company nor any Subsidiary has been involved in any transaction which has given or may give rise to a liability to a material Tax on the Company or any Subsidiary (or would have given or might give rise to such a liability but for the availability of any relief) other than Tax in respect of income or receipts arising from transactions entered into in the ordinary course of business, and no material expense has been paid or accrued by the Company or any Subsidiary which does not arise out of transactions entered into in the ordinary course of business for which no reasonable basis is available to claim a deduction for the purposes of corporate income tax either in computing the profits of the Company or such Subsidiary or in computing the corporate income tax or corresponding tax chargeable on it.

          (b)   No written claim has been made by any Tax Authority in any jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is subject to material Tax by that jurisdiction.

          (c)   Schedule 3.8(c) contains a complete and accurate description of all material Tax-related litigation, proceedings or claims pending or threatened to be claimed against the Company or any Subsidiary, including the Tax amounts claimed or threatened in writing to be claimed. Neither the Company nor any of its Subsidiaries has any material obligation under any agreement (either with any person or any Tax Authority) with respect to Taxes.

          (d)   No extensions of statutes of limitations or waivers of statutes of limitations which are currently in effect with respect to any material Tax Returns have been given by or requested in writing from the Company or any of its Subsidiaries.

          (e)   The Company and its Subsidiaries have established adequate systems and procedures to meet the value added tax ("VAT") requirements of each relevant Tax Authority in all material respects. All input VAT charged to the Company or any Subsidiary can be fully credited or refunded, unless attributable to exempt activities.

          (f)    Neither the Company nor any Subsidiary is or will be held liable in respect of any material Taxes due by or attributable to any other person (including the Company and its Affiliates) nor will the Company or any Subsidiary otherwise be obliged to pay any material sums corresponding or referring to any Taxes due by or attributable to any such person on the basis of the Dutch Tax Collection Act (Invorderingswet 1990), Treasury Regulation 1.1502-6 (or any corresponding provision of Tax Law), as transferee or successor, withholding agent, or by contract or otherwise.

          (g)   All material assets (including shares) held by the Company or any of its Subsidiaries may be transferred freely to a third party and no mandatory holding period for the purpose of any material Taxes is or may become applicable. On a disposal by the Company or any of its Subsidiaries of any or all of its material assets (including shares) no claw-back provision or any other comparable provision under any applicable Law will become applicable. No relief has been claimed by and/or given to the Company or any Subsidiary or taken into account in determining or eliminating any provision for a material tax or material deferred tax in the Company Financial Statements which could or might effectively be withdrawn, postponed, restricted or otherwise lost as a result of the sale and purchases contemplated hereunder, unless such withdrawal, postponement, restriction or loss is caused by Article 20A of the Dutch Corporate Income Tax Act of 1969. The signing of this Agreement will not have any material adverse tax consequences for the Company or any Subsidiary.

        3.17    Intellectual Property.    To the Knowledge of the Company: (i) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens, covenants, conditions, and restrictions or other adverse claims or interests of any kind or nature other than Permitted Liens) and takes all reasonable actions to protect, all material Intellectual Property used in or necessary for the conduct of its business as currently conducted by the Company and its Subsidiaries (the "Company Material IP"), including commercially reasonable steps to maintain the confidentiality of all information related to the Company Material IP that derives economic value from not being generally known to other person who can obtain economic value from its disclosure or use; (ii) the use of any Intellectual Property by the Company and its Subsidiaries, does not infringe on, misappropriate or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any of its Subsidiaries acquired the right to use any Intellectual Property; (iii) no Person is challenging or infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries; (iv) neither the Company nor any Subsidiary of the Company has transferred ownership of, or granted any exclusive license with respect to any Intellectual Property that is or was at the time of transfer or license material to the business of the Company or any Subsidiary of the Company; and (v) neither the Company nor any Subsidiary of the Company has received any notice of any pending or threatened claim with respect to any material Intellectual Property owned or used by the Company and its Subsidiaries

        3.18    Company Satellites.    (a) Section 3.18(a) of the Company Disclosure Schedule sets forth a complete and accurate list of the satellites owned by the Company or any of its Subsidiaries (the "Company Satellites"; which term shall include the satellite designated as NSS-8 beginning at such time as Parent or any of its Subsidiaries accepts delivery thereof), by orbital location, listing the number and type of transponders thereon. The Company has made available to Parent true and correct copies of the "Health Status Reports" since December 31, 2002, including the NSS-6 Insurance Renewal Satellite Health Report—Rev.1 dated 30 August 2005 and the NSS-7 Insurance Renewal Satellite Health Report dated 25 February 2005, each as prepared by the Company's Engineering and Operations Department (collectively, the "Health Status Reports"). Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, as of the date hereof, the Company has no Knowledge of any material spacecraft-related incidents or anomalies experienced by Company Satellites or any latent design defects that are not disclosed in the Health Status Reports. The Company and its Subsidiaries have good title to the Company Satellites, in each case free and clear of all Liens except Permitted Liens.

        (b)   Section 3.18(b) of the Company Disclosure Schedule sets forth (i) a summary, by orbital location, of the status of frequency registration at the International Telecommunication Union ("ITU"), made on behalf of the Company and its Subsidiaries, including the status with respect to each orbital location hosting a Company Satellite and each other orbital location identified in the Dutch Permits, including ITU advance publication information, ITU coordination request, ITU notification requests and ITU Resolution 49 information, reference numbers and publication dates, the frequency assignments declared brought into use, suspended, or resumed, the identity of the sponsoring administration and the frequency bands authorized by the AT, (ii) the dates the Company's ITU rights at each orbital location for which corresponding frequency assignments have not been brought into use would expire, and (iii) to the Company's Knowledge, a list, as of the date hereof, of all satellite intersystem coordination agreements to which the Company or any Subsidiary of the Company is a party. To the Company's Knowledge, no Person or entity has date precedence in filing a request for coordination in accordance with the ITU Radio Regulations, or has asserted that it has rights to operate a spacecraft in a manner that would result in material harmful interference to any Company Satellite or any ground station owned and operated by the Company or its Subsidiaries.

        (c)   Section 3.18(c)(i) of the Company Disclosure Schedule sets forth all material transmitting and/or receiving radio frequency facilities consisting of land, buildings, fixtures, equipment, improvements (if any), telemetry, tracking and control equipment, service platforms and network operations centers that are owned or leased by the Company or any of its Subsidiaries (the "Company Ground Stations") or that are operated as of the date hereof by the Company or any of its Subsidiaries (the "Major Stations"). No ground station or other facility other than a Major Station identified in Section 3.18(c)(ii) of the Company Disclosure Schedule provides telemetry, tracking and control for a Company Satellite. The improvements to each Major Station and all components used in connection therewith are (i) in good operating condition and repair and are suitable for their intended purposes and (ii) supported by a back-up generator capable of generating power sufficient to meet the requirements of the operations conducted at the Major Station, in each case, in all material respects. The Company and its Subsidiaries have good title to, or in the case of leased property or assets, a valid, binding and enforceable leasehold interest in, all Company Ground Stations, in each case free and clear of all Liens except Permitted Liens.

        (d)   Except as set forth on Section 3.18(d) of the Company Disclosure Schedule, to the Company's Knowledge, no other radio communications facility is causing ongoing or chronic material harmful interference to the transmissions from or the receipt of signals by any Company Satellite or Company Ground Station, thereby impairing the ability of the Company to provide service in the ordinary course.

        3.19    Related Party Transactions.    As of the date hereof, there is no transaction, agreement or arrangement between the Company or any of its Subsidiaries on the one hand, and any Person on the other hand that would constitute a "Related Transaction" within the meaning of Item 404 of Regulation S-K under the Exchange Act.

        3.20    Brokers.    (a) No broker, finder, investment banker, other intermediary or other Person (other than Goldman, Sachs & Co. ("Goldman Sachs")) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement and the Amalgamation Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. A copy of the engagement agreement and any other agreements between the Company or any of its Affiliates, on the one hand, and Goldman Sachs, on the other hand, has been provided to Parent.

        (b)   Schedule 3.20(b) of the Company Disclosure Schedule sets forth the Company's reasonable estimate, as of the date hereof, of the Expenses incurred or payable, or to be incurred or payable, by the Company or any of its Subsidiaries in connection with this Agreement and the consummation of the transactions contemplated hereby.

        3.21    Real Property.    (a) Section 3.21(a) of the Company Disclosure Schedule contains a list of the material real property owned in fee by the Company and its Subsidiaries (the "Owned Property"). Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Company's Knowledge: (i) each of the Company and its Subsidiaries has good and marketable title to each parcel of Owned Property free and clear of all Liens, except for the Permitted Liens; and (ii) none of the Owned Property is owned jointly with any other Person.

        (b)   Section 3.21(b) of the Company Disclosure Schedule contains a list of all material property which the Company and its Subsidiaries leases or subleases (the "Leased Property"). The Company has previously made available to Parent true, correct and complete copies of all leases for the Leased Property. With respect to each lease for the Leased Property, to the Company's Knowledge, (i) neither the Company nor any of its Subsidiaries has received any notice from the other party to a lease for any Leased Property of the termination thereof and (ii) there is no default or event which, with notice or lapse of time or both, would constitute a default under such lease on the part of the Company or any of its Subsidiaries, except for any defaults and events that do not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)   Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no existing, or to the Company's Knowledge, threatened, condemnation or eminent domain proceedings affecting the Owned Property or any portion thereof.

        (d)   Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the covenants, conditions, rights-of-way, easements and similar restrictions affecting any Owned Property do not, in each case, impair the ability to use such Owned Property in the operation of the Businesses as conducted on the date hereof.

        (e)   Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is obligated under or bound by any option, right of first refusal, purchase contract or other contractual right to sell, lease or purchase any real property or any portions thereof or interests therein.

        (f)    Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the buildings and other structures on the Owned Property are in good and substantial repair and fit for the purposes for which they are presently used.

        3.22    Opinion of Financial Advisor.    The Company has received the opinion of Goldman Sachs to the effect that, as of the date hereof, and based on and subject to the matters set forth in the opinion, the consideration to be received by the holders of Company Shares in connection with this Agreement is fair, from a financial point of view, to the holders of Company Shares.

        3.23    Export Controls and Trade Sanctions.    Except for matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have complied with all applicable statutory and regulatory requirements relating to export controls and trade sanctions under the Laws of the United States, as well as applicable Laws of each jurisdiction in which the Company or its Affiliates are doing business, including, without limitation, the International Traffic in Arms Regulations, the Export Administration Regulations, antiboycott provisions, and regulations administered by the Office of Foreign Assets Control. The Company and its Subsidiaries have developed and implemented export control and trade sanctions compliance programs that includes corporate policies and procedures designed to ensure compliance with applicable government export control and trade sanction statutes, regulations, and other obligations, including obtaining (or having third parties obtain) licenses or other authorizations as required for access by foreign nationals to controlled technical data or defense services. In connection with its export control and trade sanctions matters, to the Company's Knowledge there are no adverse or negative past performance evaluations or ratings by the U.S. Government, or any voluntary disclosures of the officers of the Company or its Subsidiaries, or facts that could result in any adverse or negative performance evaluation that, in each case, would individually or in the aggregate reasonably be expected to adversely affect the ability of the Company or its Subsidiaries' (or their successors') to obtain necessary approvals for future export activity in any material respect. Neither the U.S. Government nor any other Person has notified the Company or any of its Subsidiaries in writing of any actual or alleged violation or breach of any statute, regulations, representation, certification, disclosure obligation, licensing obligation or other authorization or provision relating to export controls or trade sanctions, except for matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's Knowledge, none of the Company or its Subsidiaries has undergone or is undergoing any audit, review, inspection, investigations, survey or examination of records relating to the Company's or any of its Subsidiaries' export activity that would, individually or in the aggregate, reasonably be expected to affect adversely its future export activity in any material respect, and there is no basis for any such audit, review, inspection, investigation, survey or examination of records. To the Company's Knowledge, the Company and its Subsidiaries have not been and are not now under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to the Company's or any of its Subsidiaries' export activity, nor, to the Knowledge of the Company, is there any reasonable basis for such a civil or criminal investigation or indictment. To the Company's Knowledge, the Company and its Subsidiaries have not been and are not now a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to the Company's or any of its Subsidiaries' export activity, nor is there any basis for any such proceeding that would constitute a Company Material Adverse Effect.

        3.24    Foreign Corrupt Practices Act.    (a) To the Company's Knowledge there are no adverse or negative past performance evaluations or ratings by the U.S. Government, or any voluntary disclosures under the Foreign Corrupt Practices Act, any enforcement actions or threats of enforcement actions, or facts that, in each case, could result in any adverse or negative performance evaluations related to the Foreign Corrupt Practices Act in any material respect. To the Company's Knowledge, neither the U.S. Government nor any other Person has notified the Company or any of its Subsidiaries in writing of any actual or alleged violation or breach of the Foreign Corrupt Practices Act. To the Knowledge of the

Company, none of the Company and its Subsidiaries has undergone or is undergoing any audit, review, inspection, investigation, survey or examination of records relating to the Company's or any of its Subsidiaries' compliance with the Foreign Corrupt Practices Act, nor is there any basis for any such audit, review, inspection, investigation, survey or examination of records. To the Company's Knowledge, the Company and its Subsidiaries have not been and are not now under any administrative, civil or criminal investigation or indictment and are not party to any litigation involving alleged false statements, false claims or other improprieties relating to the Company's or any of its Subsidiaries' compliance with the Foreign Corrupt Practices Act, nor is there any basis for such investigation or indictment.

        (b)   To the Company's Knowledge, none of the Company, any of its Subsidiaries or any of their employees is, or since December 31, 2002, has been, in violation of any Law applicable to its business, properties or operations and relating to: (i) the use of corporate funds relating to political activity or for the purpose of obtaining or retaining business; (ii) payments to government officials or employees from corporate funds; or (iii) bribes, rebates, payoffs, influence payments, or kickbacks.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND AMALGAMATION SUB

        Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), each of Parent and Amalgamation Sub represents and warrants to the Company as follows:

        4.01    Organization.    (a) Each of Parent and Amalgamation Sub is a corporation or legal entity duly organized, validly existing and in good standing (if and to the extent such term is recognized in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation and, except to the extent it does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any of Parent or Amalgamation Sub to perform their respective obligations under this Agreement and the Amalgamation Agreement, has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent to be conducted.

        (b)   Amalgamation Sub is a Subsidiary of Parent and is a company organized under the Laws of Bermuda; 100% of the equity interests of Amalgamation Sub are held directly by Parent.

        (c)   Each of Parent and Amalgamation Sub are duly qualified or licensed to do business and in good standing (if and to the extent such term is recognized in the relevant jurisdiction) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for any failures to be so duly qualified or licensed and in good standing that do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Amalgamation Sub to perform their respective obligations under this Agreement and the Amalgamation Agreement.

        (d)   Parent and Amalgamation Sub have heretofore delivered to the Company accurate and complete copies of the memorandum of association, bye-laws or other similar organizational documents, as currently in effect, of each of Parent and Amalgamation Sub. As of the date hereof, each such document so delivered is in full force and effect, and no other organizational documents are applicable to or binding upon Parent or Amalgamation Sub.

        4.02    Authority Relative to This Agreement.    No vote of holders of capital stock of Parent is necessary to approve this Agreement, the Amalgamation Agreement or the Amalgamation or the transactions contemplated hereby. Each of Parent and Amalgamation Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Amalgamation Agreement, and to consummate Amalgamation and the other transactions contemplated by this Agreement and the

Amalgamation Agreement. Each of Parent and Amalgamation Sub has duly and validly authorized the execution and delivery of this Agreement and the Amalgamation Agreement and has approved the consummation of the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement. No additional corporate proceedings on the part of any of Parent or Amalgamation Sub are necessary to authorize this Agreement or the Amalgamation Agreement or to consummate the Amalgamation or the other transactions contemplated by this Agreement and the Amalgamation Agreement. This Agreement has been duly and validly executed and delivered by Parent and Amalgamation Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid, legal and binding agreement of Parent and Amalgamation Sub, enforceable against Parent and Amalgamation Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equity principles (whether considered in a proceeding in equity or at law). The Amalgamation Agreement will be duly and validly executed by Amalgamation Sub and will constitute a valid, legal and binding agreement of Amalgamation Sub, enforceable against Amalgamation Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equity principles (whether considered in a proceeding in equity or at law).

        4.03    Consents and Approvals; No Violation.    (a) No consent, approval, order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Authority is necessary for the execution, delivery and performance of this Agreement by Parent and Amalgamation Sub, or the consummation by Parent and Amalgamation Sub of the transactions contemplated hereby, except (i) as may be required by the NYSE, the Luxembourg Stock Exchange and Euronext Paris, or under the Exchange Act; (ii) the SER Notification and as may be required by any Dutch Law regulating or purporting to regulate directly or indirectly the operation of geostationary earth orbit satellites as may be enacted or promulgated after the date hereof; (iii) compliance with the HSR Act, and other filings under applicable Antitrust or similar Laws; (iv) consent of the FCC and such other filings with the FCC as may be required under its rules and the Communications Act; (v) such other consents, approvals, orders, authorizations, notifications, and permits as set forth in Section 3.08(a) of the Company Disclosure Schedule; (vi) such other consents, approvals, orders, authorizations, notifications and permits as may be required by the U.S. Department of State pursuant to ITAR, including but not limited to authorization for the transfer to Parent of registration, ownership or control of any Company Satellite, satellite components or parts, or any related technical services, subject to U.S. jurisdiction; and (vii) such other consents or notifications the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect, or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

        (b)   Neither the execution, delivery and performance of this Agreement and the Amalgamation Agreement by Parent and Amalgamation Sub nor the consummation by Parent and Amalgamation Sub of the Amalgamation or the other transactions contemplated hereby will (i) conflict with or result in any breach, any provision of the memorandum of association, bye-laws or the comparable organizational or governance documents of Parent or Amalgamation Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, require consent, or result in the loss of a material benefit under or give rise to a right to permit or require the purchase or sale of assets or securities under, give rise to any right of termination, amendment, cancellation or acceleration of any right or obligation under, any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent is a party or by which any of them or their respective properties or assets may be bound or (iii) (provided that filings, notifications, Permits, consents and approvals referenced in Section 4.03(a) have been made or obtained), violate any Law applicable to Parent or any of its properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which do not have, and would not reasonably be expected (A) to have, individually or in the aggregate, a material adverse effect on the ability of either Parent or Amalgamation Sub to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby or (B) to Parent's Knowledge, materially adversely affect the ability of the Parties to obtain the Required Approvals.

        4.04    Regulatory Matters.    (a) Each of Parent and Amalgamation Sub is legally, financially and otherwise qualified to be an FCC licensee, and to acquire, own and operate the Company's facilities licensed by the FCC under the Communications Act. As of the date hereof, (A) to Parent's Knowledge, there is no fact that would, under the Communications Act and the existing rules, regulations, policies and procedures of the FCC, (i) disqualify Parent as the controlling party of the holder of the FCC licenses identified on Section 3.12(a) of the Company Disclosure Schedule, (ii) cause the FCC to fail to approve the application for the FCC approval of the transaction contemplated by this Agreement, within the time frame contemplated by Section 9.02(a) of this Agreement, (iii) cause the FCC to deny a request to update the "Permitted Space Station List" to reflect Parent as the entity in ultimate control of the Company and the Company Satellites or (iv) cause the FCC to impose a condition that would, or would reasonably be expected to, have a Company Material Adverse Effect or a Modified Parent Material Adverse Effect and (B) no waiver of any FCC rule or policy is required with respect to Parent that would materially delay such FCC approval as is necessary to be obtained (i) for the grant of the applications for the transfer of control of the holders of the FCC licenses identified on Section 3.12(a) of the Company Disclosure Schedule to Parent, or (ii) to update the "Permitted Space Station List" to reflect Parent as the entity in ultimate control of NS B.V. and the Company Satellites.

        (b)   Parent is legally and otherwise qualified to enter into and/or assume obligations under Government Contracts. To Parent's Knowledge, there is no fact that would, under applicable Law, disqualify Parent as a party to any such Government Contract.

        4.05    Information Supplied.    None of the information supplied or to be supplied by Parent, Amalgamation Sub or their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any document filed with any Governmental Authority (including, in each case, any amendments or supplements thereto) and any other documents included therein will, on the date the Proxy Statement is mailed to the Company's shareholders or, as applicable, the date on which the applicable filing is made, or at the time immediately following any amendment or supplement to the Proxy Statement or such filing or at the time the Company Shareholders Meeting is held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        4.06    Litigation.    As of the date hereof, there is no Action pending or, to the knowledge of Parent, threatened, against Parent or Amalgamation Sub, which (i) questions the validity of this Agreement or the Amalgamation Agreement or any action to be taken by Parent or Amalgamation Sub in connection with the consummation of the Amalgamation or the other transactions contemplated by this Agreement or could otherwise prevent or delay the consummation of the Amalgamation or the other transactions contemplated by this Agreement and the Amalgamation Agreement or (ii) to Parent's Knowledge, would materially adversely affect the ability of the Parties to obtain the Required Approvals.

        4.07    Brokers.    None of Parent or any of its Affiliates has made any agreement or arrangement with any broker, finder or investment banker relating to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement and the Amalgamation Agreement which will or may give rise to any valid claim against the Company or any of its Subsidiaries based upon arrangements made by or on behalf of Parent or any of its Affiliates.

        4.08    Financial Ability.    Parent has available to it and will make available to Amalgamation Sub as needed at the Closing funds which are sufficient to enable Parent to consummate the transactions contemplated by this Agreement and the Amalgamation Agreement.

        4.09    Investigation by Parent.    Parent is experienced and sophisticated with respect to the transactions contemplated by this Agreement and the Amalgamation Agreement. In entering into this Agreement, neither Parent nor Amalgamation Sub is relying on the accuracy or completeness of any information, documents or materials provided (whether in writing or orally) by or on behalf of the Company, its Subsidiaries, any of its Affiliates or any of their respective employees, agents or representatives, including any projections, estimates or budgets, or any representation or warranty (whether express or implied) made on behalf of the Company, any of its Affiliates or any of their respective employees, agents or representatives, except for those representations and warranties contained in Article III of this Agreement.

        4.10    Interim Operations of Amalgamation Sub.    Amalgamation Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Amalgamation Agreement and has engaged in no business other than in connection with the transactions contemplated by this Agreement and the Amalgamation Agreement.

ARTICLE V

COVENANTS RELATED TO CONDUCT OF BUSINESS

        5.01    Conduct of Business of the Company.    Except for matters set forth in the Company Disclosure Schedule or as otherwise permitted or contemplated by any provision of this Agreement or the Amalgamation Agreement or required by applicable Law, during the period from the date hereof to the Closing Date, the Company will, and will cause each of its Subsidiaries to (i) conduct its business and operations in, and not take any action except in, the ordinary course of business consistent with past practice and in accordance with applicable Law, and (ii) use its reasonable best efforts to preserve its current business organizations, keep available the services of its current officers and employees, preserve its assets and properties in good repair and condition, maintain in full force and effect the satellite launch and in-orbit insurance policies listed on Section 3.06 of the Company Disclosure Schedules until the end of their term and consult in good faith with Parent regarding (x) the decision whether to replace any such policy which expires prior to the Closing Date, and (y) if replaced, the terms of the replacement policy, and with respect to other types of insurance, maintain in full force and effect substantially the same levels of coverage of insurance with respect to its other assets, operations and activities (that are not covered above) as are in effect on the date hereof, continue to make capital expenditures pertaining to its business in accordance with the Company's capital budget existing on the date hereof and delivered to Parent (the "Capital Budget"), maintain the Company Permits in full force and effect and shall timely file and prosecute any necessary applications for renewal of the Company Permits, make timely filings related to export control matters, take all necessary actions to ensure availability of appropriate back-up for satellite control operations (consistent with export control and other Laws), collect its receivables and preserve its relationships with Governmental Authorities, customers, suppliers, licensors, licensees, distributors and others having material business dealings with it. Except for matters set forth in the Company Disclosure Schedule or as otherwise permitted or contemplated by any provision of this Agreement or required by applicable Law, from the date hereof to the Closing Date, the Company will not and will not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (a)   (i) cause, adopt or propose any amendments to the terms of any of its outstanding securities, (ii) in the case of the Company and each of its Subsidiaries (other than direct or indirect Subsidiaries of NS B.V.), cause, adopt or propose any amendments to the terms of its memorandum of association or bye-laws (or other comparable organizational instruments), or (iii) in the case of any direct or indirect Subsidiary of NS B.V., other than in the ordinary course of business, cause, adopt or propose any amendments to the terms its memorandum of association or bye-laws (or other comparable organizational instruments);

          (b)   authorize for issuance, issue, sell, deliver, transfer, pledge, encumber or otherwise subject to any Lien (other than a Permitted Lien) or agree or commit to issue, sell, deliver, transfer, pledge, encumber or otherwise subject to any Lien (other than a Permitted Lien) (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including any stock options or stock appreciation rights) or make any payments based on the market price or value of shares or other capital stock, except for the transfer or issuance of Company Shares in connection with the exercise of Company Stock Options outstanding on the date hereof;

          (c)   (i) adjust, split, subdivide, combine, recapitalize or reclassify any shares of its capital stock; (ii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock other than dividends by wholly owned Subsidiaries of the Company and other than dividends necessary to permit the Company to make a regular quarterly cash dividend on the Company Shares at a rate not in excess of U.S.$0.463125 per share for the fourth quarter of fiscal year 2005, such dividends not to exceed in any event $15.1 million in the aggregate; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such; (iv) directly or indirectly redeem, purchase, repurchase, retire or otherwise acquire any of its securities or (v) grant any Person any right or option to acquire any shares of its capital stock;

          (d)   adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

          (e)   except to satisfy contractual obligations existing on the date hereof that are set forth on Section 5.01(e) of the Company Disclosure Schedule or for any item which does not individually or, together with all other items, in the aggregate, exceed U.S.$1 million, (i) repurchase, repay, incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to Subsidiaries of the Company); (iv) pledge or otherwise encumber shares of capital stock; (v) mortgage or pledge any of its material assets, tangible or intangible, or create any Lien (other than a Permitted Lien) thereupon; or (vi) incur or assume any Indebtedness or amend any term of existing Indebtedness;

          (f)    except (i) for normal increases in compensation of Employees (other than Officers and directors of the Company and its Subsidiaries) consistent with past practice not to exceed 5% in the aggregate on an annual basis, (ii) to satisfy contractual obligations existing on the date hereof, (iii) for employment arrangements for, or grants of awards to, newly hired Employees or Employees (other than Officers or directors), or (iv) for any retention or employment agreement, plan or arrangement entered into or established pursuant to this Agreement in connection with the transactions contemplated hereby disclosed in Section 3.13(d) of the Company Disclosure Schedule, (A) terminate, establish, implement, adopt, amend, enter into, make any new, accelerate the vesting or payment of any existing grants or awards under, amend or otherwise modify any Company Plan or other plan, policy or program that would be a Company Plan if in effect as of the date hereof, (B) increase or commit to increase the compensation payable or accrued or that would become payable by the Company or any of its Subsidiaries or accrue in respect to any Employee, director or Officer of the Company, (C) either (I) increase or commit to increase the commissions or benefits, including fringe benefits, payable or accrued or that would become payable by the Company or any of its Subsidiaries or accrue in respect to any director or Officer of the Company or (II) other than in the ordinary course of business, increase or commit to increase the commissions or benefits, including fringe benefits, payable or accrued or that would become payable by the Company or any of its Subsidiaries or accrue in respect to any Employee (other than a director or Officer) of the Company, (D) either (I) waive or commit to waive any debt due to the Company or any of its Subsidiaries from any Officer or director of any such company or (II) other than in the ordinary course of business, waive or commit to waive any debts due to the Company or any of its Subsidiaries from any employee (other than a director or Officer) of any such company, (E) either (I) grant any severance or termination pay to any director or Officer of the Company or its Subsidiaries or (II) other than in the ordinary course of business, grant any severance or termination pay to any Employee (other than an Officer or director) of the Company or its Subsidiaries, (F) extend any loan to any director or Officer of the Company or its Subsidiaries, (G) grant any equity or equity-based awards to any director, Officer or Employee of the Company or its Subsidiaries or (H) either (I) amend, enter into, terminate or otherwise waive or modify any existing employment Contract with any Officer or director of the Company or any of its Subsidiaries or (II) other than in the ordinary course of business, amend, enter into, terminate or otherwise waive or modify any existing employment Contract with any Employee (other than an Officer or director) of the Company or any of its Subsidiaries;

          (g)   (i) assign, transfer, sell, license, lease (as lessor), sell and leaseback or otherwise dispose of, or pledge, mortgage, encumber or otherwise subject to any Lien, any amount of the Company's or any of its Subsidiaries' property or assets, whether tangible or intangible, that is material to the Company and its Subsidiaries, taken as a whole other than ordinary course transactions for transponder capacity to customers or to any Company Satellite or right to orbital slots; or (ii) acquire any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

          (h)   except as may be required as a result of a change in Law or in U.S. GAAP, change any of the accounting principles or practices used by it which would materially affect its reported consolidated assets, liabilities or results of operations;

          (i)    (i) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any material equity interest therein or (ii) authorize or make any new capital expenditure or expenditures or investments exceeding U.S.$3 million in the aggregate other than (A) as contemplated by the Capital Budget or (B) necessary and advisable to maintain the assets of the Company and its Subsidiaries in good working order;

          (j)    make, change or revoke any material Tax election, or settle or compromise any material claim or assessment or surrender any right to a material claim for a Tax refund, in each case, if such action could reasonably be expected to increase the tax liability of the Company or any Subsidiary or decrease any Tax attribute of the Company or any existing Subsidiary on the Closing Date, or change (or make a request to any Tax Authority to change) any material aspect of its method of accounting for Tax purposes;

          (k)   except in the ordinary course of business, pay, discharge, waive, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than as required by their terms in effect on the date hereof;

          (l)    settle or compromise any pending litigation in which the Company or any of its Subsidiaries is a named defendant for a cash settlement amount in excess of U.S.$1 million in the aggregate;

          (m)  enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto in any material respect or that would, after the

  Closing Date, limit or restrict Parent, the Company or any of its Subsidiaries in any material respect from engaging or competing in any line of business or in any geographic area;

          (n)   other than in the ordinary course of business, purchase a new, renew, or amend an existing, insurance policy;

          (o)   change the orbital location of or de-orbit any Company Satellite, except that a Company Satellite may be moved or de-orbited in a case of urgent operational circumstances, such as necessitated by a major failure, a demand by a Governmental Authority requiring immediate action, or similar requirement beyond the Company's control;

          (p)   other than in the ordinary course of business consistent with past practice, amend in any material respect, terminate or cancel any Material Contract or enter into any Contract that would be a Material Contract if in effect on the date hereof;

          (q)   either (i) enter into any Contract with respect to Company Satellites transponder capacity other than in the ordinary course or as needed to respond to prevailing market conditions or (ii) take measures to accelerate the collection of account payables, other than in the ordinary course of business; or

          (r)   take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.01(a) through 5.01(q) or any action which would (i) make any of the representations or warranties of the Company contained in this Agreement (A) which are qualified as to materiality, untrue or incorrect or (B) which are not so qualified, untrue or incorrect in any material respect or (ii) except as otherwise permitted by Section 6.04, reasonably be likely to result in any of the conditions to the consummation of the Amalgamation set forth in Article VIII hereof not being satisfied.

        5.02    Access to Information.    (a) Between the date hereof and the Closing Date, the Company will (i) give Parent and its authorized representatives (including counsel, financial advisors and accountants) and the prospective lenders to Parent and Amalgamation Sub (and their counsel and advisors) reasonable access during normal business hours to all key employees, and key facilities including plants, offices, properties, warehouses and to all books and records of the Company and its Subsidiaries and which access shall be subject to the reasonable security procedures of the Company and its Subsidiaries, (ii) cause the Company's officers and key employees and those of its Subsidiaries and its auditors, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its Subsidiaries and to furnish Parent and its authorized representatives and the prospective lenders to Parent (and their counsel and advisors) with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent may from time to time reasonably request, including as reasonably necessary to calculate "Total Loss", if necessary, and (iii) deliver (x) quarterly management reports and financial results and (y) to the extent they exist, monthly financial reports and quarterly Health Status Reports, and other reports with respect to material satellite anomalies as soon as practicable after they become available; provided, however, that Company may withhold (i) any document or information that is subject to the terms of a confidentiality agreement with a third party; (ii) any document or information, if such disclosure would violate applicable Law or (iii) such portions of documents or information which are subject to attorney-client privilege and the provision of which, as determined by Company's counsel, may eliminate the privilege pertaining to such documents, in each case, only after the Company has endeavored in good faith to enter into arrangements or obtain consents or waivers that would permit the Company to make such document or information available to Parent, but has failed to enter into such arrangements or obtain such consents or waivers; provided further, however, that access by Parent and Amalgamation Sub and its authorized representatives and the prospective lenders to Parent (and their counsel and advisors) to competitively sensitive information shall be restricted to those persons who have a need to know such information for due diligence purposes.

        (b)   Each of Parent and Amalgamation Sub will hold and will cause its authorized representatives to hold (including the prospective lenders to Parent and Amalgamation Sub and their counsel and advisors) in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Amalgamation Sub in connection with the transactions contemplated by this Agreement and the Amalgamation Agreement pursuant to the terms of the Confidentiality Agreement between Parent and the Company, dated August 17, 2005 (the "Confidentiality Agreement").

        5.03    Parent Covenants.    Except as otherwise expressly provided in this Agreement or as set forth in the Parent Disclosure Schedule, prior to the Closing Date, Parent will not, without the prior written consent of the Company take, propose to take, or agree in writing or otherwise to take, any action which (a) would make the representations or warranties of Parent in this Agreement, (i) which are qualified as to materiality, untrue or incorrect or (ii) which are not so qualified, untrue in any material respect or (b) would reasonably be likely to result in any of the conditions to the consummation of the Amalgamation and set forth in Article VIII hereof not being satisfied at or prior to the Final Termination Date.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.01    Preparation of the Proxy Statement.    (a) The Company shall use its reasonable best efforts to prepare and cause to be filed with the SEC the Proxy Statement no later than twenty (20) days after the date hereof. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with the preparation of the Proxy Statement. No amendment or supplement to the Proxy Statement will be made by the Company without first providing Parent with a reasonable opportunity to review and comment on any such document.

        (b)   The Company shall notify Parent promptly after receipt by the Company of any comments of the SEC on, or of any request by the SEC for amendments or supplements to, the Proxy Statement. The Company shall supply Parent with copies of all correspondence between the Company or any of its representatives and the SEC with respect to the Proxy Statement. If at any time prior to obtaining the Required Company Vote, any Party discovers any information relating to the Company or any of its Subsidiaries or any of their respective officers, directors or Affiliates which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement to the Proxy Statement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company. The Company shall mail the Proxy Statement to its stockholders as soon as reasonably practicable.

        6.02    Board Actions and Shareholders Meeting.    The Company shall take all steps, in accordance with applicable Law and its organizational documents, duly to call, give notice of, convene and hold, as soon as reasonably practicable following the date hereof, a meeting of the holders of Company Shares (as adjourned or postponed in accordance with applicable Law and the Company's organizational documents, the "Company Shareholders Meeting") for the purpose of obtaining the Required Company Vote. Except as otherwise permitted by Section 6.04, the Company's board of directors shall recommend approval of this Agreement, the Amalgamation and the other transactions contemplated by this Agreement and include in the Proxy Statement such recommendation. Notwithstanding anything to the contrary contained herein, unless this Agreement is terminated, this Agreement shall be submitted to the stockholders of the Company at such meeting for the purpose of obtaining the Required Company Vote and nothing contained herein shall be deemed to relieve the Company of such obligation.

        6.03    Reasonable Best Efforts.    (a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with each of the other Parties to this Agreement in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement, as promptly as practicable, including (but in all events subject to the exceptions herein): (i) defending Actions challenging this Agreement, the resolutions of the board of directors of the Company or the Company Shareholder Meeting with respect to the consummation of the Amalgamation or any of the other transactions contemplated by this Agreement, including seeking to have any such stay or temporary restraining order or injunction vacated and reversed; (ii) taking all reasonable actions necessary to cause the conditions precedent in Article VIII to be satisfied; (iii) taking all reasonable actions necessary to obtain all necessary consents, approvals, written permissions, confirmations and waivers from third parties, including any Governmental Authority; and (iv) executing and delivering any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement.

        In furtherance and not in limitation of the foregoing, each Party agrees to make or cause to be made all filings that are advisable or required by applicable Law of The Netherlands, the European Union, the United States or such other Laws with respect to the transactions contemplated hereby, with the objective of obtaining the consents set forth in Section 3.08(a). Each Party agrees to make or cause to be made such filings as promptly as practicable, and in any event within the time frame provided in Section 6.03(a) of the Company Disclosure Schedule, to supply as promptly as practicable any additional information and documentary material that may be requested by Governmental Authorities pursuant to any applicable Law, and to use its reasonable best efforts to take, or cause to be taken, all other actions consistent with and subject to this Section 6.03 necessary to cause the expiration or termination of the applicable waiting periods, and grant of any necessary approvals, consistent with the consents set forth in Section 3.08(a) and the conditions set forth in Article VIII. Without limiting the foregoing, each of the Parties shall request and shall use its reasonable best efforts to obtain early termination of the waiting period provided for under the HSR Act. In addition, the Parties shall make necessary filings and use reasonable best efforts to obtain completion of a review of the transactions contemplated by this Agreement by the Committee on Foreign Investment in the United States ("CFIUS") pursuant to Section 721 of the Defense Production Act of 1950 ("Exon-Florio Review").

        (b)   Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.03(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement, use its reasonable best efforts to (i) cooperate to prosecute each application for approval with reasonable diligence and otherwise use its reasonable best efforts to obtain the grants of the applications as expeditiously as practicable, including the exercise of reasonable diligence to comply with any request from a Governmental Authority for additional documents, information or materials; (ii) cooperate in all respects with the other Party in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (iii) notify the other Party promptly following any communication received by such Party from, or given by such Party to any Governmental Authority, and of any communication received or given in connection with any proceeding by a private party and, in each case, provide the other Party with a copy of any written communication promptly after the receipt thereof; and (iv) oppose any petitions to deny or other objections filed with respect to the applications for any FCC approval, including any administrative or judicial review and any requests for reconsideration or review of any FCC approval, in each case regarding any of the transactions contemplated hereby. In connection with the foregoing, Parent and the Company shall furnish to each other such information as they each shall reasonably request in connection with the prosecution of applications and other legal proceedings in connection with this transaction. Parent and the Company each shall have the right to review in advance, and to the extent practicable each will consult the other on, all information relating to the other Party, that may appear in any filing made with, or written materials submitted to, any Government Authority or third party in connection with this Agreement and the transactions contemplated hereunder. Each of the Company and Parent shall take or cause to be taken all actions necessary, appropriate or desirable to be taken by the Company and Parent (and their respective Affiliates) to permit the FCC to approve the FCC transfer or assignment application within the time frame contemplated in Section 9.02(a), except that neither the Parent, and its Affiliates, nor the Company, and its Affiliates, shall be required to take any action that would be reasonably likely to have a Company Material Adverse Effect or have a Modified Parent Material Adverse Effect.

        (c)   In furtherance and not in limitation of the covenants of the Parties contained in Sections 6.03(a) and 6.03(b), each of Parent and the Company shall use its reasonable best efforts to resolve such objections if any, as may be asserted by a Governmental Authority with respect to the transactions contemplated hereby in connection with any Required Approvals. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of applicable Law, each of the Parties shall cooperate in all respects with the other Parties and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.03 or any other provision in this Agreement shall (i) limit a Party's right to terminate this Agreement pursuant to Section 9.02(a) or (c) so long as such Party has theretofore complied in all material respects with its obligations under this Section 6.03, or (ii) require Parent to agree to (A) any conditions that would require the sale of one or more satellites of Parent and its Subsidiaries in operation or authorized as of the date hereof and set forth in Section 6.03(c) of the Parent Disclosure Schedule, or Company Satellites, or impose any other requirement that would materially diminish the usefulness of any such satellites or the right to replace or renew the rights to operate any such satellites or (B) any conditions that impose other limitations on Parent's ownership or operation of any portion of the Company's or any of its Subsidiaries' business or assets, or (C) any other obligation, restriction, limitation, qualification or other conditions that, in the case of clauses (B) and (C), would be expected to have a Company Material Adverse Effect or a Modified Parent Material Adverse Effect, or (iii) require the Company to agree to any dispositions, limitations, consents, commitments, agreements or other material actions, other than any disposition, limitation, consent, commitment agreement or other action that in each such case may be conditioned upon the consummation of the transactions contemplated by this Agreement.

        (d)   For the avoidance of doubt, the covenants of the Parties contained in Sections 6.03(a) and 6.03(b) shall apply, without limitation, to notifications, filings, agreements, or approvals required to be made with, entered into, or obtained from the Department of State (Directorate of Defense Trade Controls, Bureau of Political-Military Affairs) and the U.S. federal executive branch agencies with responsibility for law enforcement or homeland security.

        (e)   Parent shall be responsible for preparing and filing or causing to be prepared and filed all Tax Returns on behalf of the Company and its Subsidiaries that are due after the Closing Date. On or after the Closing Date, the Company shall provide or cause to be provided to Parent all records and information that are relevant to any such Tax Returns, or to any audit, litigation or other proceedings with respect to events or transactions prior to Closing. In particular, without limitation, the Company shall (i) in cooperation with Parent, to the extent possible without triggering tax liabilities, use its reasonable best efforts to liquidate the intermediate companies between the Company and NS B.V. and to repay intercompany debt among such companies and/or NS B.V., and (ii) in cooperation with Parent, develop a plan to complete, after Closing, such steps in the liquidation of the intermediate companies or repayment of intercompany debt which cannot be completed prior to Closing without triggering tax liabilities.

        (f)    During the period from the date hereof to the Closing Date, the Company shall use reasonable best efforts to (i) establish procedures to facilitate timely financial reporting in accordance with International Financial Reporting Standards and (ii) review the fair value of significant assets and liabilities of the Company and its Subsidiaries (including contingent assets and contingent liabilities), and to revalue them where appropriate.

        6.04    Acquisition Proposals.    (a) The Company will not, and will cause its Subsidiaries and each officer, director, employee, consultant, financial advisor, auditor, investment banker, attorney, accountant, agent or other advisor or representative (collectively, the "Representatives") of the Company or any of its Subsidiaries not to, directly or indirectly, (i) solicit, initiate, facilitate or encourage (including by way of furnishing information) the making by any Person (other than the parties hereto) of any Acquisition Proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to or in connection with, or take any other action to facilitate, any Acquisition Proposal or any inquiries with respect to, or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; or (iii) enter into any agreement, understanding or arrangement with respect to an Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any agreement, arrangement or understanding relating to an Acquisition Proposal (or resolve or authorize or propose to agree to do any of the foregoing); provided that nothing contained in this Section 6.04(a) shall prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal after the date of this Agreement, if (i) the board of directors of the Company determines in good faith after consultation with its financial advisors that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal, (ii) prior to its receipt of confidential information such Person enters into a confidentiality and standstill agreement with the Company and to the extent the terms therein are in substance less favorable to the Company or more favorable to such Person than the corresponding terms contained in the Confidentiality Agreement (the "Revised Confidentiality Terms"), the Company provides Parent with a copy of the Revised Confidentiality Terms and agrees that the corresponding terms contained in the Confidentiality Agreement shall, if so requested by Parent, be amended (including, if there are no corresponding Revised Confidentiality Terms, by deleting the relevant provisions of the Confidentiality Agreement) so that they are substantially similar to the Revised Confidentiality Terms, (iii) the Required Company Vote has not yet been obtained and (iv) the board of directors of the Company determines in good faith following the receipt of advice of counsel that doing so is consistent with its fiduciary duties under applicable Law. The Company shall notify Parent of having received any written Acquisition Proposal (and provide a copy thereof) promptly, and in any event no later than twenty-four hours after its receipt thereof, and shall keep Parent reasonably informed on a current basis as to the status of any such proposals and any such discussions or negotiations, and shall keep Parent reasonably informed as to the status thereof and of any definitive oral or written modifications to the terms of any Acquisition Proposal that is the subject of such proposals, within 24 hours of such modification. The Company agrees that it and its respective Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Company or any of its Subsidiaries from providing such information to Parent. The Company agrees that (i) neither it nor any of its Subsidiaries shall terminate, waive, amend or modify any provision of any standstill or confidentiality agreement relating to the sale or other disposition of the Company or any material portion of its or any of its Subsidiaries' equity interests or assets to which it or any of its Subsidiaries is a party, except for such changes to a standstill or confidentiality agreement that is in effect on the date hereof that are made in order for the Company to comply with the provisions of clause (ii) in the proviso to the first sentence of this Section 6.04(a) and (ii) that it and its Subsidiaries shall enforce the provisions of any such agreement by appropriate commercially reasonable action. Immediately after the execution and delivery of this Agreement, the Company will and will cause its Subsidiaries, and its and their Representatives to, cease and terminate any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any possible Acquisition Proposal unless such Persons make an unsolicited written Acquisition Proposal following the date hereof and the Company has complied with the provisions of this Section 6.04(a) in all material respects in respect thereof. Nothing in this Section 6.04 shall permit the Company to terminate this Agreement or affect any other obligation of the Company under this Agreement (except as specifically provided in Sections 9.03(b)).

        (b)   "Superior Proposal" shall mean an unsolicited written Acquisition Proposal with respect to which the board of directors of the Company has determined in good faith, after consultation with its financial advisors and legal advisors and taking into account all relevant factors, including the identity of the offeror and all legal, financial, regulatory and other aspects of the proposal, including the terms of any financing, that (x) if accepted, such Acquisition Proposal would result in a transaction more favorable from a financial point of view to the Company's shareholders than the transactions contemplated by this Agreement and (y) is reasonably capable of being consummated; provided that to be a Superior Proposal, the consummation of one or more steps in an Acquisition Proposal must result in a third party (or the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the common shares of the Company (or the surviving or ultimate parent entity in such transaction) or, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.

        (c)   The board of directors (or any authorized committee thereof) of the Company will not withdraw, modify or amend, or propose to withdraw, modify or amend, in any manner adverse to Parent, its recommendation that the Company shareholders vote in favor of the transactions contemplated by this Agreement (or publicly announce any intention to do so) unless (i) an unsolicited bona fide written Superior Proposal is pending at the time the board of directors of the Company determines to take any such action, (ii) the Company shall have complied in all material respects with this Section 6.04, and (iii) the Company shall have notified Parent at least five Business Days in advance of its intention to effect such withdrawal, modification or amendment and shall have negotiated in good faith with Parent during such five Business Day period (to the extent Parent desires to negotiate) to make adjustments in the terms and conditions of this Agreement such that such proposal would no longer be determined in good faith by the board of directors of the Company to constitute a Superior Proposal.

        (d)   Nothing herein shall limit the Company's ability to comply in good faith, to the extent applicable, with Rules 14d-9 and 14e-2 of the Exchange Act with regard to a tender or exchange offer; provided, however, that neither the Company nor the Company's board of directors (nor any committee thereof) shall (i) recommend that the stockholders of the Company tender their common stock in the Company in connection with any such tender or exchange offer (or otherwise approve or recommend any Acquisition Proposal) or (ii) withdraw or modify the company recommendation, unless in each case the requirements of this Section 6.04 shall have been satisfied.

        6.05    Public Announcements.    Each of Parent and the Company will consult with the other and provide the other with a reasonable opportunity to comment thereon, before issuing any press release, making any filing with the SEC or otherwise making any public statements with respect to the transactions contemplated by this Agreement and the Confidentiality Agreement and shall not issue any such press release, make any such SEC filing or make any such public statement prior to such consultation, except as may be required by applicable Law, the Company's articles of association or bye-laws or under any listing agreement or applicable rules of any securities exchange.

        6.06    Indemnification; Directors' and Officers' Insurance.    (a) From and after the Closing and for a period of six years, Parent shall cause the Amalgamated Company to and the Amalgamated Company shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable Law, the present and former directors and officers of the Company and each of its Subsidiaries (the "Indemnified Parties") from and against all Losses incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative related to the fact that such person was a director or officer of the Company or any of its Subsidiaries, arising out of pertaining to matters existing or occurring at or prior to the Effective Time (including the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement), or taken by them at the request of the Company or any the Company Subsidiary, whether asserted or claimed prior to, at or after the Effective Time. Each Indemnified Party will be entitled to advancement of reasonable expenses incurred in the defense of any Action from the Amalgamated Company within ten Business Days of receipt by the Amalgamated Company from the Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by applicable Law, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. The Amalgamated Company shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification could be sought by such Indemnified Party), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents.

        (b)   Parent agrees that all rights to exculpation and indemnification for acts or omissions in favor of the Indemnified Parties occurring prior to or at the Effective Time as provided in the Company's memorandum of association or bye-laws or in any agreement listed in the Company Disclosure Schedule shall be assumed by the Amalgamated Company from and after the Closing and shall continue in full force and effect in accordance with their terms from the Closing until the sixth anniversary of the Closing Date.

        (c)   The Company may obtain as of the Closing "tail" insurance policies with a claims period of at least six years from the Closing with respect to the directors' and officers' liability insurance in amount and scope at least as favorable as the coverage applicable to the Company's director's and officers for the period from November 2, 2005 through the Closing Date (the "Tail Policy"). The premium of such Tail Policy shall be no more than the amount set forth on Section 6.06 of the Company Disclosure Schedule. If the Company does not obtain the Tail Policy prior to the Closing, for a period of six years from the Closing, Parent shall cause to be maintained in effect policies of at least the same coverage as the policies of directors' and officers' liability insurance maintained by the Company or any of its Subsidiaries as of the date hereof for the benefit of those persons who are covered by such policies on the Closing Date with respect to matters occurring at or prior to the Closing, to the extent that such liability insurance can be maintained at a cost to Parent not greater than 200 percent of the last annual premium for the current directors' and officers' liability insurance as set forth in the Company Disclosure Schedule; provided that, if such insurance cannot be so maintained or obtained at such cost, Parent shall cause the Company to maintain or obtain as much of such insurance as can be so maintained or obtained (not to exceed six years from the Closing Date) at a cost equal to 200 percent of the last annual premium for such insurance.

        (d)   Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Closing Date) is made against any party covered by directors' and officers' liability insurance, on or prior to the sixth anniversary of the Closing Date, the provisions of this Section 6.06 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

        6.07    Notification of Certain Matters.    The Company shall, upon obtaining knowledge of any of the following, give prompt notice to Parent, and Parent shall, upon obtaining knowledge of any of the following, give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would reasonably be likely to cause any representation or warranty of such Party contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty of such Party not so qualified, to be untrue or inaccurate in any material respect, at or prior to the Closing Date, (ii) any failure in any material respect of any of the Company, Parent or Amalgamation Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any Party to effect the transactions contemplated hereby not to be satisfied, (iv) any notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, (v) any Actions (or communications indicating that the same may be contemplated) commenced or threatened against the Company, Parent or Amalgamation Sub, as the case may be, or any of their respective Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.10 or Section 4.06 or which relate to the consummation of the transactions contemplated by this Agreement and the Amalgamation Agreement or (vi) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and the Amalgamation Agreement; provided that the delivery of any notice pursuant to this Section 6.07 shall not cure such breach or non-compliance or limit or otherwise affect the rights or remedies available hereunder to the Party receiving such notice.

        6.08    Regulatory Filings.    On or after the date hereof, the Company shall furnish to Parent copies of (i) all reports and other documents which it or its Subsidiaries file with the SER, the SEC, the NYSE or the FCC, and (ii) all reports and other documents relating to the Company Satellites or the orbital locations used by the Company Satellites, ITU orbital matters, or Major Stations insofar as such documents are filed with any other Government Authority, and the Company represents and warrants that as of the respective dates thereof, such reports and other documents will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall provide to Parent periodic oral reports on the status of frequency and satellite coordination efforts. The audited consolidated financial statements and the unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will comply as to form in all material respects with applicable accounting requirements, Bermuda and foreign applicable Laws and the published rules and regulations of the SEC and the NYSE with respect thereto and will fairly present, in conformity with U.S. GAAP applied on a consistent basis (except as specifically indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. The Company's obligation with respect to the FCC filings or other information shall be limited to publicly available information and shall not require disclosure of confidential information.

        6.09    Expenses.    All Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement and the Amalgamation Agreement shall be paid by the Party incurring such Expenses.

        6.10    Existing Indebtedness.    The Company shall cause NS B.V. to issue a prepayment notice in accordance with the terms of the Existing Credit Agreement so as to allow for the payment in full and termination of the obligations under the Existing Credit Agreement on the Closing Date. The Company shall (i) use reasonable best efforts to obtain a customary payoff and release letter in respect of the Existing Credit Agreement on or prior to the Closing Date providing that upon payment of all obligations and termination of the commitments under the Existing Credit Agreement the Liens created pursuant to the Existing Credit Agreement will be released and the administrative agent and collateral agent under the Existing Credit Agreement will take any action reasonably requested in order to terminate or formalize termination of such existing Liens and (ii) take any actions reasonably requested by Parent in order to facilitate termination or formalization of termination of Liens created pursuant to the Existing Credit Agreement. On the Closing Date, Parent shall pay in full all obligations due under the Existing Credit Agreement.

ARTICLE VII

EMPLOYEE MATTERS

        7.01    Employees.    With respect to Employees:

          (a)   For a period of twelve months following the Closing, Parent shall provide or cause to be provided to the Employees in each jurisdiction in which such Employees are employed compensation and employee benefit plans, considered in the aggregate, that are comparable in all material respects to the level of compensation and employee benefits (other than equity based compensation) provided to the Employees immediately prior to the Closing.

          (b)   In addition to and without limitation on paragraph (a) hereof, Parent shall provide for a period of twenty-four months following the Closing, severance benefits that are comparable in all material respects to the severance benefits provided to the Employees immediately prior to the Closing Date.

          (c)   In addition to and without limitation on paragraph (a) hereof, Parent shall, and shall cause the Amalgamated Company to, adopt or assume, as applicable, or shall cause the Company's Subsidiaries and any successor of any of them to adopt or assume, effective as of the Closing, pension plans and programs for Employees on terms and conditions that do not result in any adverse effect or reduction in aggregate pension benefits to Employees compared to the benefits which they would have been eligible to accrue had their participation in the pension plans in which they were participants immediately prior to the Closing continued uninterrupted following the Closing. Without limitation on the foregoing, Parent shall, and shall cause the Amalgamated Company to, assume, or shall cause the Company's Subsidiaries or any successor of any of them to assume, sponsorship of, and any liabilities or other obligations relating to, any insurance contracts, trust agreements, or other funding vehicles relating to any pension plans or programs covering Employees and in effect immediately prior to the Closing Date. Nothing in this paragraph is intended to prevent or in any way limit the ability of Parent following the Closing Date to terminate or amend any such plan in accordance with its terms.

          (d)   Nothing in this Section 7.01 is intended to, nor shall it be construed to, (i) provide any rights to any Employee or any other third party or (ii) require the continued employment of any Person.

ARTICLE VIII

CLOSING CONDITIONS

        8.01    Conditions to Each Party's Obligations.    The respective obligations of each Party to effect the Amalgamation are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by the Party being benefited thereby to the extent permitted by applicable Law:

          (a)   The transactions contemplated by this Agreement shall have been approved and adopted by the Required Company Vote.

          (b)   (i) All waiting periods applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated; (ii) all Required

  Approvals shall have been obtained from Governmental Authorities; and (iii) a determination not to take action shall have been made by CFIUS pursuant to the filing for Exon-Florio Review called for in Section 6.03(a), or the statutory time period for such a decision shall have lapsed; in the case of each of clauses (i), (ii) and (iii), without any condition on Parent, the Company or any of their respective Subsidiaries that (A) would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Modified Parent Material Adverse Effect or (B) Parent is not required to accept pursuant to Section 6.03(c). For purposes of this Agreement, "Required Approvals" are the affirmative approvals of Governmental Authorities referenced in subsections (ii), (iv), (v) and (vi) of Section 3.08(a) and 4.03(a).

          (c)   All other notices reports, applications and other filings required to be made prior to the Closing by Parent or the Company or their respective Subsidiaries have been made, except for those the failure of which to submit do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   (i) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated by this Agreement; and (ii) no Governmental Authority shall have instituted any action or proceeding (which remains pending at what would otherwise be the Closing Date) before any court in The Netherlands, the European Union or its Member States, the United States or any other country or before any other Governmental Authority of competent jurisdiction seeking to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by this Agreement, except, in the case of (i) and (ii), for Laws, actions and proceedings that do not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        8.02    Conditions to the Obligations of Parent and Amalgamation Sub.    The obligations of each of Parent and Amalgamation Sub to effect the Amalgamation are subject to the fulfillment at or prior to the Closing Date of each of the following additional conditions, any or all of which may be waived in whole or part by Parent and Amalgamation Sub to the extent permitted by applicable Law:

          (a)   The representations and warranties of the Company contained herein shall have been true and correct when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties expressly made as of a specified date, which need be true and correct only as of the specified date); provided, however, that this condition shall be deemed satisfied with respect to all representations and warranties (except for the representations and warranties set forth in Section 3.02) unless all failures of such representations and warranties to be so true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualification), in the aggregate, have had, or would reasonably be expected to have, a Company Material Adverse Effect.

          (b)   The Company shall have performed or complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the time of the Closing.

          (c)   The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by any Officer of the Company, certifying as to the fulfillment of the conditions specified in Sections 8.02(a) and 8.02(b).

          (d)   There shall be no outstanding petition for reconsideration, application for review or judicial appeal of the FCC's consent to the transaction which is reasonably likely to result in a reversal of such consent or the imposition of a condition that either would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Modified Parent Material Adverse Effect or Parent would otherwise not be required to accept pursuant to

  Section 6.03(c); and the time for filing any such petition, application or appeal shall have expired; provided that the expiration of the time for such filing will not be a condition to Parent's obligations to effect the closing if no petition to deny or other objection was filed at the FCC against the FCC applications prior to the granting of such applications by the FCC or relevant FCC staff official pursuant to delegated authority. Parent may waive the requirement that the FCC approval not be subject to further review, reconsideration or judicial appeal.

          (e)   There shall not have occurred a Total Loss of any satellite owned by the Company or any of its Subsidiaries.

          (f)    There shall not have occurred any change, development, event, condition, occurrence or effect that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

        8.03    Conditions to the Obligations of the Company.    The obligations of the Company to effect the Amalgamation are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

          (a)   The representations and warranties of each of Parent and Amalgamation Sub contained herein shall have been true and correct when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date); provided, however, that this condition shall be deemed satisfied unless all failures of such representations and warranties to be so true and correct (without giving effect to any materiality or similar qualification), in the aggregate, have had, or would reasonably be expected to have a material adverse effect on the ability of Parent and Amalgamation Sub to perform their respective obligations under this Agreement.

          (b)   Each of Parent and Amalgamation Sub shall have performed or complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the time of the Closing.

          (c)   Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by an executive officer of Parent, certifying as to the fulfillment of the conditions specified in Sections 8.03(a) and 8.03(b).

ARTICLE IX

TERMINATION; AMENDMENT; WAIVER

        9.01    Termination by Mutual Agreement.    This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, by mutual written consent of the Company and Parent by action of their respective boards of directors.

        9.02    Termination by Either Parent or the Company.    This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by Parent or the Company if:

          (a)   the Amalgamation shall not have occurred by 5:00 p.m., New York time, on October 14, 2006; provided that, if all conditions to the obligations of the parties set forth in Article VIII (other than (i) the conditions set forth in Sections 8.01(b), 8.01(c) and 8.02(d) and (ii) conditions that are to be satisfied at the Closing) have been satisfied or waived prior to such date, then the right to terminate this Agreement pursuant to this Section 9.02(a) shall not be available to any party until 5:00 p.m., New York time, on March 14, 2007 (the "Final Termination Date");

          (b)   the Required Company Vote shall not have been obtained at the Company Shareholders Meeting or at any adjournment or postponement thereof; or

          (c)   (i) any Governmental Authority of the United States, the Netherlands, or the European Commission Directorate General for Competition shall have issued or adopted a final Law, Order or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Law, Order or other action is or shall have become final and nonappealable or (ii) any other Governmental Authority shall have issued or adopted a final Law, Order or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and consummation of the transactions contemplated hereby in violation of such prohibition would reasonably be expected to have a Company Material Adverse Effect and/or Modified Parent Material Adverse Effect;

provided that the right to terminate this Agreement pursuant to this Section 9.02 shall not be available to any party that has breached in any material respect its obligations under this Agreement or the Amalgamation Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Amalgamation to be consummated.

        9.03    Termination by the Company.    This Agreement may be terminated (prior to obtaining the Required Company Vote in the case of clause (b) below) and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, by the Company if:

          (a)   there is a breach by Parent or Amalgamation Sub of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Sections 8.03(a) or 8.03(b), which has not been cured (or is not capable of being cured) within thirty (30) Business Days following receipt by Parent or Amalgamation Sub of written notice of such breach; or

          (b)   the Company shall have received an Acquisition Proposal which the board of directors of the Company has determined constitutes a Superior Proposal pursuant to and in accordance with Section 6.04; provided, that (i) the Company shall have complied in all material respects with Section 6.04, (ii) the Company shall have given Parent, pursuant to Section 6.04, at least five Business Days notice prior to such determination and the board of directors of the Company shall have determined, after taking into account any revised proposal made by Parent since receipt of such Superior Proposal, that such Superior Proposal remains a Superior Proposal (and the Company shall have negotiated in good faith with Parent during such five Business Day period (to the extent Parent desires to negotiate) with respect to such revised proposal), and (iii) Parent (or its designee) shall have been paid in accordance with Section 9.05(b).

        9.04    Termination by Parent.    This Agreement may be terminated (prior to obtaining the Required Company Vote in the case of clause (b)(ii) below) and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by Parent if:

          (a)   there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that, individually or in the aggregate, would give rise to a failure of a condition set forth in Sections 8.02(a) or 8.02(b), which has not been cured, or is not capable of being cured, within thirty (30) Business Days following receipt by the Company of written notice of such breach;

          (b)   (i) prior to receipt of the Required Company Vote, the board of directors of the Company (or any authorized committee thereof) shall have failed to recommend or shall have withdrawn, modified or amended or shall have proposed to withdraw, modify or amend, in any manner adverse to Parent, its recommendation that the Company shareholders vote in favor of the transactions contemplated by this Agreement (or publicly announce any intention to do so), unless the Blackstone Funds shall have confirmed to Parent in writing that they will vote in favor of such transactions notwithstanding such failure, withdrawal, modification, amendment or proposal (provided that if the Blackstone Funds fail to do so, Parent shall be entitled to receive the Company Termination Fee under Section 9.05(c) hereof) or (ii) the board of directors of the Company (or any authorized committee thereof) shall have approved or recommended any Acquisition Proposal (or resolved to do so);

          (c)   upon any breach by the Company of its obligations under Section 6.02 to (i) call, give notice of, convene and hold the Company Shareholders Meeting as contemplated thereby, which has not been cured (or is not capable of being cured) within fifteen (15) Business Days following receipt by the Company of written notice of such breach or (ii) recommend approval of this Agreement and the transactions contemplated hereby; or

          (d)   a tender offer or exchange offer for 20% or more of the outstanding Company Shares is commenced (other than by Parent or a Subsidiary thereof), or an Acquisition Proposal (including any revision thereto) is otherwise publicly announced, and the Company's board of directors (or any authorized committee thereof) recommends that the stockholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer, or such Acquisition Proposal (or revision) as the case may be, within the 10 Business Day period specified in Rule 14e-2(a) under the Exchange Act (or within 17 Business Days of such announcement of such other Acquisition Proposal (or revision)); provided, however, for purposes of this Section 9.04(d) the reference in the definition of Acquisition Proposal to "more than 10%" of the capital stock or consolidated assets, net revenue or net income of the Company and its Subsidiaries shall be deemed to be a reference to "more than 20%" thereof.

        9.05    Effect of Termination and Abandonment.    In the event of termination of this Agreement and the abandonment of the Amalgamation and the transactions contemplated by this Agreement and the Amalgamation Agreement pursuant to this Article IX, this Agreement (other than Sections 5.02(b), 9.05 and Article X) shall become void and of no effect with no liability on the part of any Party (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided that no such termination shall relieve any Party of any liability or damages resulting from any willful and material breach of any representations, warranties, covenants or agreements contained in this Agreement. Notwithstanding Section 6.09, if this Agreement is terminated:

          (a)   by Parent pursuant to Section 9.04(a), or by Parent or the Company pursuant to Section 9.02(b), and at or prior to such time (A) an Acquisition Proposal involving the Company or any of its Subsidiaries shall have been commenced, publicly disclosed or communicated to the board of directors of the Company (or any authorized committee thereof) and not abandoned, then the Company shall pay to Parent, or as otherwise directed by Parent, in cash by wire transfer in immediately available funds to an account designated by Parent, one-third of the Company Termination Fee on the Business Day following such termination and (B) if within 12 months of any such termination, the Company or any of its Affiliates either enters into a definitive agreement regarding an Acquisition Proposal, or consummates a transaction that would constitute an Acquisition Proposal, then the Company shall pay to Parent, or as otherwise directed by Parent, in cash by wire transfer in immediately available funds to an account designated by Parent, on the same day as the execution of a definitive agreement with respect to the referenced Acquisition Proposal, the remaining two-thirds of the Company Termination Fee; provided, that, for purposes of this Section 9.05(a), the definition of Acquisition Proposal shall be deemed revised so that the reference to "more than 10%" of the capital stock or consolidated assets, net revenue or net income of the Company or any of its Subsidiaries therein shall be deemed to be a reference to "more than 50%" thereof;

          (b)   by the Company pursuant to Section 9.03(b), the Company shall pay to Parent, or as otherwise directed by Parent, the Company Termination Fee in cash by wire transfer in immediately available funds to an account designated by Parent, concurrently with and as a condition to such termination; or

          (c)   by Parent, pursuant to Section 9.04(b), 9.04(c) or 9.04(d), then the Company shall pay to Parent, or as otherwise directed by Parent, the Company Termination Fee, in cash by wire transfer in immediately available funds to an account designated by Parent, no later than one (1) Business Day following such termination.

          (d)   In the event this Agreement is terminated under any of the circumstances described in Section 9.05 (but with respect to Section 9.05(a), without regard to whether any of the circumstances described in clause (B) thereof have occurred), the Company shall reimburse Parent for all its expenses incurred in connection with this Agreement, but in no event later than the date of such termination; provided, however, that the aggregate amount of such reimbursement shall not exceed $2,500,000. All payments made pursuant to this Section 9.05(d) shall be made by wire transfer of same day funds to an account designated by Parent.

          (e)   If the Company fails to pay all amounts due to Parent on the dates specified, then the Company shall pay all costs and expenses (including legal fees and expenses) incurred by Parent in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in The Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Parent.

        If this Agreement is terminated in circumstances under which Parent is entitled to receive a payment of the Company Termination Fee pursuant to this Section 9.05, and such payment is made, such termination fee shall be Parent's and Amalgamation Sub's exclusive remedy for any loss, Liability, damage or claim arising out of or in connection with any such termination of this Agreement.

        9.06    Amendment.    This Agreement may be amended by action taken by the Company, Parent and Amalgamation Sub at any time before or after approval of the transactions contemplated by this Agreement and the Amalgamation Agreement by the Required Company Vote but, after any such approval, no amendment shall be made which requires the approval of the shareholders of the Company under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all the Parties.

        9.07    Extension; Waiver.    At any time prior to the Effective Time, each Party (for these purposes, Parent and Amalgamation Sub shall together be deemed one Party and the Company shall be deemed the other Party) may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of either Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of either Party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE X

MISCELLANEOUS

        10.01    Nonsurvival of Representations and Warranties.    The covenants and agreements contained herein which by their terms are to be fully performed on or prior to the consummation of the Amalgamation shall not survive, and shall terminate immediately following, the consummation of the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation

Agreement. The representations and warranties contained herein shall not survive, and shall terminate immediately following, the consummation of the Amalgamation and the other transactions contemplated by this Agreement and the Amalgamation Agreement. This Section 10.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

        10.02    Entire Agreement; Assignment.    (a) This Agreement (including the schedules and Exhibits), the Amalgamation Agreement (including any schedules thereto), the Confidentiality Agreement and the Voting Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

          (b)   This Agreement shall not be assignable by operation of law or otherwise. Any purported assignment in violation of this Agreement is void; provided, however, that Parent may assign this Agreement to any Subsidiary of Parent without the prior consent of the Company; provided further, that no assignment shall limit the assignor's obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        10.03    Notices.    All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when sent if sent by facsimile; provided that the fax is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient and (iii) two Business Days following sending by overnight delivery via a national or international courier service, and in each case, addressed to a Party at the following address for such Party:

    if to Parent or Amalgamation Sub to:

    SES Global S.A.
    L-6815 Chateau de Betzdorf
    Luxembourg
    Attention:    General Counsel
    Facsimile:    +352-710-725-532
    with a copy (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    200 Park Avenue
    New York, NY 10166
    Attention:    David M. Wilf
    Facsimile:    1 212 351 6277

    if to the Company, to:

    New Skies Satellites Holdings Ltd.
    Canon's Court
    22 Victoria Street
    Hamilton HM12, Bermuda
    Attention:    General Counsel
    Facsimile:    +1-441-295-9216

    with a copy (which shall not constitute notice) to:

    New Skies Satellites B.V.
    Rooseveltplantsoen 4
    2517KR The Hague
    The Netherlands
    Attention:    General Counsel
    Facsimile:    +31-70-306-4201

    Appleby Spurling Hunter
    Canon's Court
    22 Victoria Street
    PO Box HM 1179
    Hamilton HM EX
    Bermuda
    Attention:    Peter Bubenzer/Judith Collis
    Facsimile:    +1-441-295-9216

    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue
    New York, NY 10017
    U.S.A.
    Attention:    William E. Curbow
    Facsimile:    1-212-455-2502

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

        10.04    Governing Law and Venue; Waiver of Jury Trial.    (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement (other than the Amalgamation Agreement, which shall be interpreted, construed, governed and enforced as set forth therein), and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document (other than the Amalgamation Agreement, which shall be interpreted, construed, governed and enforced as set forth therein), that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document (other than the Amalgamation Agreement, which shall be interpreted, construed, governed and enforced as set forth therein) may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in this Section 10.04 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND

  (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.04.

        10.05    Descriptive Headings.    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        10.06    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, and, except for Section 6.06, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        10.07    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        10.08    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

        10.09    Interpretation.    (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any statute defined or referred to herein means such statute as from time to time amended, qualified or supplemented, including by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns.

          (b)   The phrase "made available" in this Agreement shall mean that the information referred to has been actually delivered to the Party to whom such information is to be made available.

          (c)   The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SES GLOBAL S.A.
By:	/s/ ROMAIN BAUSCH Name: Romain Bausch Title: President and CEO
By:	/s/ ROB BEDNAREK Name: Rob Bednarek Title: EVP, Corporate Development
SES HOLDINGS (BERMUDA) LIMITED
By:	/s/ ROMAIN BAUSCH Name: Romain Bausch Title: Director
By:	/s/ ROB BEDNAREK Name: Rob Bednarek Title: Director
NEW SKIES SATELLITES HOLDINGS LTD.
By:	/s/ DANIEL S. GOLDBERG Name: Daniel S. Goldberg Title: President

[Transaction Agreement and Plan of Amalgamation Signature Page]

Appendix B

        THIS AMALGAMATION AGREEMENT dated 14 December 2005 is made

BETWEEN:

(1)
SES HOLDINGS (BERMUDA) LIMITED, a Bermuda exempted company having its registered office at Clarendon House, 2 Church Street, Hamilton, Bermuda ("SES"); and

(2)
NEW SKIES SATELLITES HOLDINGS LTD., a Bermuda exempted company having its registered office at Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda ("New Skies").

WHEREAS:

(1)
SES and New Skies have agreed to amalgamate pursuant to the provisions of the Companies Act 1981 of Bermuda (the "Amalgamation") and continue as a Bermuda exempted company (the "Amalgamated Company") on the terms hereinafter appearing.

(2)
This Agreement is the "Amalgamation Agreement" referred to in the transaction agreement and plan of amalgamation (the "Transaction Agreement") dated 14 December 2005 between New Skies, SES Global S.A. (the "Parent") and SES.

IT IS HEREBY AGREED as follows:

1.    Definitions

        Words and expressions defined in the recitals to this Agreement have, unless the context otherwise requires, the same meanings in this Agreement. Unless the context otherwise requires, the following words and expressions have the following meanings in this Agreement:

        "Business Day" means a day other than (a) Saturday or Sunday or (b) any other day on which banks in the city and state of New York or in Hamilton, Bermuda are permitted or required to be closed;

        "Closing Date" shall have the meaning ascribed thereto in the Transaction Agreement;

        "Company Share" means a common share of par value US$0.01 per share of New Skies;

        "Dissenting Shareholder" means a registered holder of Company Shares who has properly dissented pursuant to Section 106(6) of the Companies Act 1981;

        "Dissenting Shares" means Company Shares that are held by a Dissenting Shareholder;

        "Effective Time" shall have the meaning ascribed thereto in the Transaction Agreement;

        "Excluded Shares" means (a) Company Shares that are owned by the Parent, SES or any other direct or indirect Subsidiary of the Parent (not held on behalf of, or as security for obligations owed by, third parties), (b) Company Shares that are owned by any direct or indirect Subsidiary of New Skies (not held on behalf of, or as security for obligations owed by, third parties) and (c) Dissenting Shares;

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other natural or legal person, entity or group (as "group" is defined in the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder);

        "Subsidiary" means with respect to New Skies, the Parent or SES, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its Subsidiaries;

        "Taxes" means all taxes, charges, fees, levies or other assessments, including foreign, national, state and local income, profits (including any surtax), capital gains, franchise, property, turn-over, sales, value-added, use, excise, wage, payroll, capital, stamp and other taxes, including obligations for withholding taxes from payments due or made to any other Person, as well as any contribution to any social security scheme, and any interest, penalties and additions to Tax;

2.    Effectiveness of Amalgamation

        The Amalgamation shall become effective and a certificate of amalgamation shall be issued by the Registrar of Companies on the Closing Date.

3.    Name

        The Amalgamated Company shall be called SES Holdings (Bermuda) Limited.

4.    Memorandum of association

        The memorandum of association of the Amalgamated Company shall be in the form attached as Schedule 1 to this Agreement.

5.    Directors

        The names and addresses of the persons proposed to be directors of the Amalgamated Company are as follows:

  Romain Bausch of L-6815 Chateau de Betzdorf, Luxembourg
  Robert Bednarek of L-6815 Chateau de Betzdorf, Luxembourg
  Mark Rigolle of L-6815 Chateau de Betzdorf, Luxembourg

6.    Conversion of shares

        Each share of par value US$1.00 in the capital of SES issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued and fully paid share of par value US$1.00 in the capital of the Amalgamated Company.

        Each Company Share (other than an Excluded Share) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive US$22.52 in cash (without interest, subject to applicable withholding for all Taxes, levies, imposts or other governmental charges) instead of securities of the Amalgamated Company.

        Each Excluded Share (other than Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be cancelled without any conversion or payment of any consideration therefor.

        Each Dissenting Share issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into only the right to receive the value thereof as appraised by the Supreme Court of Bermuda. The Amalgamated Company shall pay to Dissenting Shareholders the fair value of the Dissenting Shares in accordance with the requirements of Sections 106(6A) and 106(6B) of the Companies Act.

7.    Bye-laws

        The Bye-laws of the Amalgamated Company shall be in the form attached as Schedule 2 to this Agreement.

8.    Governing law

        This Agreement shall be governed by and construed in accordance with the laws of Bermuda.

9.    Termination

        This Agreement shall automatically terminate upon termination of the Transaction Agreement in accordance with its terms.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

B-2

SIGNED for and on behalf of		SIGNED for and on behalf of
SES HOLDINGS (BERMUDA) LIMITED		NEW SKIES SATELLITES HOLDINGS LTD.
By:	/s/ ROMAIN BAUSCH Name: Romain Bausch Title: Director	By:	/s/ DANIEL S. GOLDBERG Name: Daniel S. Goldberg Title: President
By:	/s/ ROB BEDNAREK Name: Rob Bednarek Title: Director

[Amalgamation Agreement Signature Page]

B-3

Appendix C

PERSONAL AND CONFIDENTIAL

December 14, 2005

Board of Directors
New Skies Satellites Holdings Ltd.
Canon's Court 22 Victoria Street
Hamilton HM12 Bermuda

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding common shares, par value U.S. $0.01 per common share (the "Shares"), of New Skies Satellites Holdings Ltd., a Bermuda exempted company (the "Company"), of the U.S. $22.52 per Share in cash to be received by such holders pursuant to the Transaction Agreement and Plan of Amalgamation, dated as of December 14, 2005, among the Company, SES Global S.A., a public limited company (société anonyme) organized under the laws of the Grand-Duchy of Luxembourg ("Parent"), and SES Holdings (Bermuda) Limited, a Bermuda exempted company and a wholly owned subsidiary of Parent (the "Amalgamation Subsidiary"), and the related Amalgamation Agreement, dated as of December 14, 2005, between the Company and the Amalgamation Subsidiary (the foregoing, collectively, the "Agreement").

        Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the "Transaction"). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking and other services to the Company from time to time, including having acted as (i) global coordinator in connection with the initial public offering of the Company's predecessor in October 2000, a follow-on offering of the Company's predecessor in June 2002 and the re-purchase of 10% of its capital stock in June 2003, (ii) co-advisor to the Company's predecessor with respect to its sale to Neptune One Holdings Ltd, a Cayman Islands exempted company, and Munaro Holding B.V., a private limited liability company (besloten vennootschap) organized under the laws of the Netherlands and a wholly owned subsidiary of Neptune One Holdings Ltd, in November 2004, (iii) joint lead manager of the Company's initial public offering of Shares in May 2005 and (iv) co-lender on a bank loan to the Company in June 2005. We also have provided from time to time, and are currently providing, certain investment banking services to The Blackstone Group and its affiliates and portfolio companies, including having acted as (i) financial advisor to a consortium of entities including The Blackstone Group in connection with the consortium's acquisition of Houghton Mifflin Inc. in December 2002, (ii) exclusive advisor to The

Blackstone Group in connection with the sale of Celanese AG in February 2004, (iii) co-advisor in connection with the acquisition of Graham Packaging Company by affiliates of The Blackstone Group in October 2004 and (iv) as advisor and lender in connection with various financing transactions involving portfolio companies of The Blackstone Group. We also may provide investment banking and other services to the Company, Parent, The Blackstone Group and its portfolio companies and their respective affiliates in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

        Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Parent, The Blackstone Group and its portfolio companies, and their respective affiliates, may co-invest from time to time with affiliates of The Blackstone Group, may hold limited partnership interests in or actively trade or hold the debt and equity securities (or related derivative securities) of the Company, Parent, The Blackstone Group and its portfolio companies, and their respective affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. As of the date hereof, Goldman, Sachs & Co.'s Private Equity Group is a minority limited partnership participant in Blackstone Communications Partners I, L.P., Blackstone Capital Partners III Merchant Banking Fund, L.P., Blackstone Offshore Capital Partners III, L.P. and Blackstone Capital Partners IV, L.P.

        In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-1 of the Company, including the prospectus contained therein dated May 9, 2005; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its shareholders; certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the fixed satellite services industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

        We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial analyses and forecasts for the Company prepared by its management have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction. We are aware that the Company has received a proposal from another company to acquire the Company for higher aggregate consideration and that the Company chose not to pursue that proposal in light of your view of various uncertainties and contingencies, among other considerations, related to that proposal. Our opinion does not address the relative merits of the Transaction as compared to any alternative transaction that might be available to the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the

C-2

information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the U.S. $22.52 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ GOLDMAN, SACHS & CO. (Goldman, Sachs & Co.)

C-3

Appendix D

SECTION 106 OF THE COMPANIES ACT 1981, AS AMENDED, OF BERMUDA

        (1)   The directors of each amalgamating company shall submit the amalgamation agreement for approval to a meeting of the holders of shares of the amalgamating company of which they are directors and, subject to subsection (4), to the holders of each class of such shares.

        (2)   A notice of a meeting of shareholders complying with section 75 shall be sent in accordance with that section to each shareholder of each amalgamating company, and shall—

          (a)   include or be accompanied by a copy or summary of the amalgamating agreement; and

          (b)   subject to subsection (2A), state—

      (i)
      the fair value of the shares as determined by each amalgamating company; and

      (ii)
      that a dissenting shareholder is entitled to be paid the fair value of his shares.

        (2A)   Notwithstanding subsection (2)(b)(ii), failure to state the matter referred to in that subsection does not invalidate an amalgamation.

        (3)   Each share of an amalgamating company carries the right to vote in respect of an amalgamation whether or not it otherwise carries the right to vote.

        (4)   The holders of shares of a class of shares of an amalgamating company are entitled to vote separately as a class in respect of an amalgamation if the amalgamation agreement contains a provision which would constitute a variation of the rights attaching to any such class of shares for the purposes of section 47.

        (4A)   The provisions of the bye-laws of the company relating to the holding of general meetings shall apply to general meetings and class meetings required by this section provided that, unless the bye-laws otherwise provide, the resolution of the shareholders or class must be approved by a majority vote of three-fourths of those voting at such meeting and the quorum necessary for such meeting shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the company or the class, as the case may be, and that any holder of shares present in person or by proxy may demand a poll.

        (5)   An amalgamation agreement shall be deemed to have been adopted when it has been approved by the shareholders as provided in this section.

        (6)   Any shareholder who did not vote in favour of the amalgamation and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

        (6A)   Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either—

    (a)
    to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

    (b)
    to terminate the amalgamation in accordance with subsection (7).

        (6B)   Where the Court has appraised any shares under subsection (6) and the amalgamation has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

        (6C)   No appeal shall lie from an appraisal by the Court under this section.

        (6D)   The costs of any application to the Court under this section shall be in the discretion of the Court.

        (7)   An amalgamation agreement may provide that at any time before the issue of a certificate of amalgamation the agreement may be terminated by the directors of an amalgamating company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating companies.

D-2

Appendix E

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of December 14, 2005 (this "Agreement"), between Blackstone Capital Partners (Cayman) IV L.P. ("Fund 1"), Blackstone Family Investment Partnership (Cayman) IV-A L.P. ("Fund 2"), Blackstone Capital Partners (Cayman) IV-A L.P. ("Fund 3"), Blackstone NSS Communications Partners (Cayman) L.P. ("Fund 4") and Blackstone Family Communications Partnership (Cayman) L.P. ("Fund 5" and, together with Fund 1, Fund 2, Fund 3 and Fund 4, the "Stockholders"), on the one hand, and SES Global S.A., a Luxembourg company ("Parent") and SES Holdings (Bermuda) Limited, a Bermuda company ("Amalgamation Sub") and a wholly-owned subsidiary of Parent, on the other hand.

        WHEREAS, concurrently herewith, Parent, New Skies Satellites Holdings Ltd., a Bermuda company (the "Company") and Amalgamation Sub, are entering into a Transaction Agreement and Plan of Amalgamation (the "Transaction Agreement and Plan of Amalgamation"; capitalized terms used but not defined herein shall have the meanings set forth in the Transaction Agreement and Plan of Amalgamation), pursuant to which (and subject to the terms and conditions set forth therein and in accordance with the Companies Act 1981 of Bermuda) Amalgamation Sub will amalgamate with the Company (the "Amalgamation") and continue as a Bermuda exempted company;

        WHEREAS, (i) Fund 1 is the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act) of 4,202,168 common shares, par value U.S.$0.01 per share, of the Company ("Company Shares"), (ii) Fund 2 is the beneficial owner of 224,664 Company Shares, (iii) Fund 3 is the beneficial owner of 66,440 Company Shares, (iv) Fund 4 is the beneficial owner of 12,603,628 Company Shares, and (v) Fund 5 is the beneficial owner of 876,188 Company Shares (collectively, the "Owned Shares"; the Owned Shares, including any Company Shares acquired by any Stockholder after the date hereof and prior to the termination hereof, including without limitation, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange, or change of such shares, or upon exercise or conversion of any securities, that are, from time to time, beneficially owned by any Stockholder, are collectively referred to herein as the "Covered Shares");

        WHEREAS, in order to induce Parent and Amalgamation Sub to enter into the Transaction Agreement and Plan of Amalgamation and to proceed with the transactions contemplated thereby, including the Amalgamation, Parent, Amalgamation Sub and the Stockholders are entering into this Agreement; and

        WHEREAS, the Stockholders acknowledge that Parent and Amalgamation Sub are entering into the Transaction Agreement and Plan of Amalgamation in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Transaction Agreement and Plan of Amalgamation if any Stockholder did not enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Amalgamation Sub and the Stockholders hereby agree as follows:

        1.    Agreement to Vote.

          (a)   Prior to the Termination Date (as defined herein), each Stockholder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and (ii) vote, or cause to be voted at such meeting, all Covered Shares (A) in favor of the Amalgamation and any other matters necessary for consummation of the Amalgamation and the other matters contemplated in the Transaction Agreement and Plan of Amalgamation (whether or not recommended by the

  Board of Directors of the Company) and (B) against (I) any Acquisition Proposal, (II) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person, (III) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Amalgamation or any of the transactions contemplated by the Transaction Agreement and Plan of Amalgamation, any transactions contemplated by this Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Transaction Agreement and Plan of Amalgamation, and (IV) any dividend by the Company or change in the capital structure of the Company (except to the extent permitted by the Transaction Agreement and Plan of Amalgamation).

          (b)   EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE EXECUTIVE OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN CLAUSE (a) OF THIS SECTION 1. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES.

          (c)   Except as set forth in clause (a) of this Section 1, no Stockholder shall be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent the right to vote any Covered Shares at any meeting of the stockholders of the Company other than as provided in this Section 1.

        2.    No Inconsistent Agreements.    Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to the Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to the Covered Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.

        3.    Termination.    This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Transaction Agreement and Plan of Amalgamation in accordance with its terms and (c) written notice of termination of this Agreement by Parent to the Stockholders (any such date shall be referred to herein as the "Termination Date").

        4.    Representations and Warranties of Stockholders.    Each of the Stockholders, severally but not jointly, hereby represents and warrants to Parent and Amalgamation Sub as follows:

          (i)    Ownership of Securities.    Such Stockholder is the owner of record of its respective Covered Shares, free and clear of Liens and such Stockholder has sole voting power and sole power of disposition with respect to all of its respective Covered Shares, with no restrictions, subject to applicable federal securities laws, on its rights of disposition pertaining thereto (other than as created by this Agreement). As of the date hereof, such Stockholder does not own beneficially or of record any equity securities of the Company other than the Owned Shares. Such Stockholder has not appointed or granted any proxy which is still in effect with respect to its Covered Shares.

          (ii)    Existence, Power; Binding Agreement.    Such Stockholder is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors rights generally and, by general principles of equity, including good faith and fair dealing, regardless whether in a proceeding at equity or at law).

          (iii)    No Conflicts.    Except for the applicable requirements of the Exchange Act (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of such Stockholder for the execution and delivery of this Agreement by the Stockholder and, except as contemplated by the Transaction Agreement and Plan of Amalgamation, the consummation by such Stockholder of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (1) conflict with or violate, any provision of the organizational documents of such Stockholder, (2) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of such Stockholder to perform its obligations hereunder.

        5.    Certain Covenants of Stockholder.    Each Stockholder, severally but not jointly, hereby covenants and agrees as follows:

          (a)    No Solicitation.    (i) Each of the Stockholders agrees that, prior to the Termination Date, it shall not, nor shall it authorize or permit any of its Representatives, directly or indirectly, to:

            (A)  solicit, initiate or otherwise take action to facilitate (including by way of furnishing information) or encourage the making by any Person (other than the other parties to the Transaction Agreement and Plan of Amalgamation) of any Acquisition Proposal;

            (B)  participate in any discussions or negotiations regarding, or furnish or disclose to any Person any information with respect to or in furtherance of, or take any other action to facilitate any inquiries with respect to, any Acquisition Proposal;

            (C)  execute or enter into any agreement, understanding or arrangement with respect to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any agreement, understanding or arrangement relating to any Acquisition Proposal (or resolve or authorize or propose to agree to do any of the foregoing actions); or

            (D)  make, or in any manner participate in a "solicitation" (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of Company Shares intending to facilitate any Acquisition Proposal or cause shareholders of the Company not to vote to approve the

    Amalgamation or any other transaction contemplated by the Transaction Agreement and Plan of Amalgamation.

            Each Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

          (ii)   The foregoing notwithstanding, this Agreement is being entered into by such Stockholder solely in its capacity as a stockholder of the Company, and the foregoing shall not restrict or limit the ability of any Affiliate or Representative who is a director of the Company to take any action in his or her capacity as a director of the Company or of any of the Company's Subsidiaries (subject to the provisions of the Transaction Agreement and Plan of Amalgamation).

          (iii)  Nothing in this Section 5(a) shall prohibit such Stockholder and its Representatives from taking actions that the Company is not prohibited from taking under the corresponding provisions of Section 6.04(a) of the Transaction Agreement and Plan of Amalgamation.

          (b)    Restriction on Transfer, Proxies and Non-Interference.    Each Stockholder hereby agrees, at any time prior to the Termination Date, and except as contemplated hereby, not to (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively "Transfer"), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or Beneficial Ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would make any representation or warranty of the Stockholders contained herein untrue or incorrect or have the effect of preventing or disabling any Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void. Each Stockholder further agrees to authorize and request the Company to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares. If so requested by Parent, each Stockholder agrees that the certificates representing Covered Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 1(b) hereof.

          (c)   The Stockholders agree, at any time prior to the Termination Date, promptly to notify Parent of the number of any new Company Shares with respect to which Beneficial Ownership is acquired by the Stockholders, if any, after the date hereof. Any such Company Shares shall automatically become subject to the terms of this Agreement.

          (c)    Waiver of Appraisal Rights.    Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Amalgamation that such Stockholder may have.

          (d)    Disclosure.    Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder's identity and ownership of the Covered Shares and the nature of such Stockholder's obligation under this Agreement.

          (e)    NSS-8 Asset Sale.    Blackstone Group Holdings L.P. ("Blackstone Holdings") agrees that, following the Effective Time, if the Company or any of its "Restricted Subsidiaries" consummates an "NSS-8 Asset Sale" (as such terms are defined in the Indentures of New Skies Satellite B.V., each dated as of November 2, 2004), Blackstone Holdings shall have no further rights to any funds related to such NSS-8 Asset Sale.

        6.    Non-Interference; Further Assurances.    Each Stockholder agrees that prior to the termination of this Agreement, such Stockholder shall not take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have any effect of preventing, impeding or interfering with or adversely affecting the performance by such Stockholder of its obligations under this Agreement. From time to time, at the other party's request and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

        7.    Amendments; No Waiver.    Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Stockholder and Parent (or, in the case of Section 5(e), by Blackstone Holdings) or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        8.    Non-survival of Representations and Warranties.    The respective representations and warranties of the Stockholders and Parent contained herein shall not survive the closing of the transactions contemplated hereby and by the Transaction Agreement and Plan of Amalgamation.

        9.    Notices.    All notices shall be in writing and shall be deemed given (i) when delivered personally, (ii) when telecopied (which is confirmed) or (iii) one business day after dispatching by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to the Stockholders or Blackstone Holdings, to:

  Blackstone Capital Partners (Cayman) IV L.P.
  Blackstone Family Investment Partnership (Cayman) IV-A L.P.
  Blackstone Capital Partners (Cayman) IV-A L.P.
  Blackstone NSS Communications Partners (Cayman) L.P.
  Blackstone Family Communications Partnership (Cayman) L.P.
  Blackstone Group Holdings L.P.
  c/o Walkers SPV Limited
  Walker House
  P.O. Box 908 GT
  George Town, Grand Cayman, Cayman Islands

        with a copy to Stockholders' counsel (which shall not constitute notice to the Stockholders):

  Simpson Thacher & Bartlett LLP
  425 Lexington Avenue
  New York, NY 10017
  U.S.A.
  Attention: William E. Curbow
  Facsimile: 1-212-455-2502

        If to Parent or Amalgamation Sub:

  SES Global S.A.
  L-6815 Chateau de Betzdorf
  Luxembourg
  Attention: General Counsel
  Facsimile: +352-710-725-532

        with a copy to Parent's counsel (which shall not constitute notice to the Parent or Amalgamation Sub):

  Gibson, Dunn & Crutcher, LLP
  200 Park Avenue
  New York, NY 10166
  U.S.A.
  Attention: David M. Wilf
  Facsimile: 1-212-351-6277

        10.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        11.    Entire Agreement; Assignment.    This Agreement, the Amalgamation Agreement and the Transaction Agreement and Plan of Amalgamation (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, except (i) that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

        12.    Confidentiality.    The Stockholders and Blackstone Holdings agree (i) to hold any non-public information regarding this Agreement and the Amalgamation in strict confidence and (ii) except as required by law or legal process not to divulge any such non-public information to any third Person.

        14.    Specific Performance.    The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

        15.    No Third Party Beneficiaries.    This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

        16.    Governing Law.    This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the law of the State of New York.

        17.    Exclusive Jurisdiction.    Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought against any of the parties in any Federal court located in the State of New York, or any New York state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or outside the State of New York. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 9 together with written notice of such service to such party, shall be deemed effective service of process upon such party.

        18.    Headings.    The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        19.    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        20.    No Representation or Warranty.    Notwithstanding anything herein to the contrary, none of the parties hereto makes any representation or warranty about the Company or any Subsidiary of the Company or any covenant or commitment to cause the Company or any Subsidiary of the Company to take or refrain from taking any action, it being understood and agreed that the Transaction Agreement and Plan of Amalgamation fully governs the arrangements among Parent, the Company and Amalgamation Sub and not this Agreement.

        IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

SES Global S.A.
By:	/s/ ROMAIN BAUSCH
	Name:	Romain Bausch
	Title:	President and Chief Executive Officer
By:	/s/ ROB BEDNAREK
	Name:	Rob Bednarek
	Title:	Executive Vice President, Corporate Development
SES Holdings (Bermuda) Limited
By:	/s/ ROMAIN BAUSCH
	Name:	Romain Bausch
	Title:	Director
By:	/s/ ROB BEDNAREK
	Name:	Rob Bednarek
	Title:	Director

Blackstone Capital Partners (Cayman) IV L.P.
By:	/s/ LAWRENCE H. GUFFEY
	Name:	Lawrence H. Guffey
	Title:	Member
Blackstone Family Investment Partnership (Cayman) IV-A L.P.
By:	/s/ LAWRENCE H. GUFFEY
	Name:	Lawrence H. Guffey
	Title:	Member
Blackstone Capital Partners (Cayman) IV-A L.P.
By:	/s/ LAWRENCE H. GUFFEY
	Name:	Lawrence H. Guffey
	Title:	Member
Blackstone NSS Communications Partners (Cayman) L.P.
By:	/s/ LAWRENCE H. GUFFEY
	Name:	Lawrence H. Guffey
	Title:	Member
Blackstone Family Communications Partnership (Cayman) L.P.
By:	/s/ LAWRENCE H. GUFFEY
	Name:	Lawrence H. Guffey
	Title:	Member
Solely for purposes of Section 5(e)
Blackstone Group Holdings L.P.
By:	/s/ LAWRENCE H. GUFFEY
	Name:	Lawrence H. Guffey
	Title:	Member

[Voting Agreement Signature Page]

NEW SKIES SATELLITES HOLDINGS LTD.
PROXY/VOTING INSTRUCTION

SPECIAL GENERAL MEETING OF SHAREHOLDERS
February 10, 2006

This Proxy is Solicited on behalf of the Board of Directors.

        The undersigned, as a holder of common shares of New Skies Satellites Holdings Ltd. (the "Company"), revoking all prior proxies, hereby appoints Thai E. Rubin or failing whom Boris Djordjevic, or failing whom the Chairman of the Special General Meeting of Shareholders to be held at the offices of Appleby Spurling Hunter, located at Canon's Court, 22 Victoria Street, Hamilton, Bermuda, on February 10, at 10:00 a.m., Atlantic Standard Time (the "Meeting"), and each of them, with the power of substitution, as proxies for the undersigned and authorizes them to represent and to vote all of the common shares of the Company which the undersigned may be entitled to vote at the Meeting, and at any adjournment or postponement thereof, as indicated on the reverse side of this card with respect to Proposal 1, and with discretionary authority as to any other matters that may properly come before the Meeting.

        Should any other resolution or other business, other than Proposal 1, be proposed by the Chairman at the Meeting (including any motion to adjourn the Meeting or any amendments to Proposal 1), the proxy may vote thereon as he or she thinks fit.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

IMPORTANT: UNLESS VOTING ELECTRONICALLY OR BY PHONE,
PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

HAS YOUR ADDRESS CHANGED?

SEE REVERSE SIDE

SPECIAL GENERAL MEETING
ADMISSION TICKET
This ticket will admit shareholder.

New Skies Satellites Holdings Ltd.
c/o Computershare
P.O. Box 8694
Edison, NJ 08818-8694

SPECIAL GENERAL MEETING OF SHAREHOLDERS

TIME: February 10, 2006 at 10:00 a.m., Atlantic Standard Time
PLACE: The offices of Appleby Spurling Hunter, Canon's Court, 22 Victoria Street, Hamilton, Bermuda

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY IMMEDIATELY.

SUBMIT YOUR PROXY BY INTERNET [PICTURE OF COMPUTER]	OR	SUBMIT YOUR PROXY BY TELEPHONE [PICTURE OF TELEPHONE]
1.	LOG ON TO THE INTERNET AND GO TO http://www.eproxyvote.com/nse	1.	CALL TOLL-FREE 1-877-PRX-VOTE (1-877-779-8683)
2.	FOLLOW THE EASY STEPS OUTLINED ON THE SECURED WEBSITE.	2.	FOLLOW THE EASY RECORDED INSTRUCTIONS
COMPANY NUMBER

ACCOUNT NUMBER

PLEASE SUBMIT YOUR PROXY BY 10:00 A.M., ATLANTIC STANDARD TIME,
ON FEBRUARY 9, 2006 OR SOONER.

IF YOU SUBMIT YOUR PROXY BY INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY BY MAIL

THE BOARD OF DIRECTORS OF NEW SKIES SATELLITES HOLDINGS LTD. RECOMMENDS A VOTE "FOR" PROPOSAL 1.

	FOR	AGAINST	ABSTAIN

Proposal 1. Approval and adoption of (i) the Transaction Agreement and Plan of Amalgamation, dated as of December 14, 2005, between New Skies Satellites Holdings Ltd., SES Global S.A. and SES Holdings (Bermuda) Limited, a wholly-owned subsidiary of SES Global S.A (the "Transaction Agreement"), (ii) the Amalgamation Agreement, dated as of December 14, 2005, between New Skies Satellites Holdings Ltd. and SES Holdings (Bermuda) Limited (the "Amalgamation Agreement"), and (iii) the amalgamation of New Skies Satellites Holdings Ltd and SES Holdings (Bermuda) Limited on the terms and conditions set forth in the Transaction Agreement and the Amalgamation Agreement.	☐	☐	☐
Mark here if an address change has been noted on the reverse side of this card. ☐

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, both holders should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Signature:	Date:	Signature:	Date:

QuickLinks

TABLE OF CONTENTS
NEW SKIES SATELLITES HOLDINGS LTD. Canon's Court 22 Victoria Street Hamilton HM12, Bermuda (441) 295-9216
PROXY STATEMENT Special General Meeting of Shareholders To be held February 10, 2006
INFORMATION CONCERNING VOTING OF PROXIES
QUESTIONS AND ANSWERS ABOUT THE SPECIAL GENERAL MEETING AND THE AMALGAMATION
SUMMARY
FORWARD-LOOKING STATEMENTS
SPECIAL GENERAL MEETING OF SHAREHOLDERS
THE PARTIES TO THE TRANSACTION AGREEMENT AND PLAN OF AMALGAMATION
THE AMALGAMATION
TERMS OF THE TRANSACTION AGREEMENT AND PLAN OF AMALGAMATION
SUMMARY OF CERTAIN TERMS OF VOTING AGREEMENT
SUMMARY OF CERTAIN TERMS OF AMALGAMATION AGREEMENT
RECENT TRANSACTIONS
MARKET PRICE OF OUR SHARES
OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
APPRAISAL RIGHTS
MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS
SUBMISSION OF SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
TRANSACTION AGREEMENT AND PLAN OF AMALGAMATION
ARTICLE I DEFINITIONS
ARTICLE II THE AMALGAMATION
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND AMALGAMATION SUB
ARTICLE V COVENANTS RELATED TO CONDUCT OF BUSINESS
ARTICLE VI ADDITIONAL AGREEMENTS
ARTICLE VII EMPLOYEE MATTERS
ARTICLE VIII CLOSING CONDITIONS
ARTICLE IX TERMINATION; AMENDMENT; WAIVER
ARTICLE X MISCELLANEOUS
SECTION 106 OF THE COMPANIES ACT 1981, AS AMENDED, OF BERMUDA
VOTING AGREEMENT